UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

THE NEW YORK TIMES COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The New York Times

Company

Notice of 2010

Annual Meeting and

Proxy Statement

620 Eighth Avenue New York, NY 10018 tel 212-556-1234

Invitation to 2010 Annual Meeting of Stockholders

DATE: Tuesday, April 27, 2010

TIME: 10:00 a.m.

PLACE: TheTimesCenter

242 West 41st Street, New York, NY 10018

March 12, 2010

Dear Fellow Stockholder:

Please join me at our Annual Meeting on Tuesday, April 27, 2010, where you will be asked to vote on the election of the Board of Directors, the adoption of a new 2010 Incentive Compensation Plan and the ratification of the selection of auditors.

There are a few changes to the Board slate this year. Daniel H. Cohen, a member of the Ochs-Sulzberger family, Scott Galloway and William E. Kennard are not standing for election at this year’s Annual Meeting. Each provided invaluable advice during his tenure, and we are grateful for their many contributions.

I am very pleased to have Carolyn D. Greenspon as a new nominee for election to our Board this year. She is a fifth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and our Company throughout their history.

The Company is once again taking advantage of the Securities and Exchange Commission rule that allows us to provide proxy materials over the Internet. On or about March 12, 2010, we will begin mailing a Notice of Internet Availability of Proxy Materials to stockholders informing them that the Proxy Statement, 2009 Annual Report and voting instructions are available online. As more fully described in that Notice, all stockholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

In addition to the formal items of business at the Annual Meeting, my colleagues and I will review the major Company developments over the past year and share with you our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of The New York Times Company. Members of the Board of Directors will also be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote your shares using the Internet or the designated toll-free telephone number, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you will receive in response to your request. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible.

I hope to see you on April 27th.

ARTHUR SULZBERGER, JR.

Chairman of the Board

620 Eighth Avenue New York, NY 10018 tel 212-556-1234

Notice of Annual Meeting of Stockholders

To be held Tuesday, April 27, 2010

To the Holders of Class A and Class B

Common Stock of The New York Times Company:

The Annual Meeting of Stockholders of The New York Times Company will be held at 10:00 a.m., local time, on Tuesday, April 27, 2010, at TheTimesCenter, 242 West 41st Street, New York, NY 10018, for the following purposes:

1.	To elect a Board of 13 members;

2.	To consider and act upon a proposal to adopt The New York Times Company 2010 Incentive Compensation Plan (the “2010 Incentive Plan”);

3.	To consider and act upon a proposal to ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 26, 2010; and

4.	To transact such other business as may properly come before the meeting.

Holders of the Class A and Class B common stock as of the close of business on February 26, 2010, are entitled to notice of and to attend this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of four of the 13 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to approve the 2010 Incentive Plan and to ratify the selection of Ernst & Young LLP as auditors for the 2010 fiscal year. Class B stockholders are entitled to vote for the election of nine of the 13 directors and on all other matters presented to the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

New York, NY

March 12, 2010

By Order of the Board of Directors

KENNETH A. RICHIERI

Senior Vice President, General Counsel & Secretary

The New York Times Company

Proxy Statement

Annual Meeting of Stockholders to be Held on April 27, 2010

Voting on Matters Before the Annual Meeting

Q:	What am I voting on?

A:	There are three items that stockholders are asked to vote on at the 2010 Annual Meeting:

♦	Proposal 1: Election of the Board of Directors.

♦	Proposal 2: Adoption of The New York Times Company 2010 Incentive Compensation Plan.

♦	Proposal 3: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 26, 2010.

Q:	Who is entitled to vote?

A:	The New York Times Company has two classes of outstanding voting securities: Class A stock and Class B stock. Stockholders of record of Class A or Class B stock as of the close of business on February 26, 2010, may vote at the 2010 Annual Meeting. As of February 26, 2010, there were 144,725,876 shares of Class A stock and 824,475 shares of Class B stock outstanding. Each share of stock is entitled to one vote.

♦	Proposal 1: Class A stockholders vote for the election of four of the 13 directors. Class B stockholders vote for the election of nine of the 13 directors.

♦	Proposal 2: Class A and B stockholders, voting together as a single class, vote on this proposal.

♦	Proposal 3: Class A and B stockholders, voting together as a single class, vote on this proposal.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:

We have elected to furnish to our stockholders this Proxy Statement and our 2009 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to our registered holders and beneficial owners (other than those who previously requested printed copies or electronic delivery of our proxy materials), which will direct stockholders to a Web site where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Q:	What is the date of distribution of the Notice?

A:	The Notice is being distributed to our stockholders beginning on or about March 12, 2010.

Q:	How do I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

♦	View our proxy materials for the Annual Meeting on the Internet; and

♦	Request to receive our proxy materials in printed form by mail or electronically by e-mail.

In addition, stockholders may request to receive all future stockholder communications (i.e., the annual report, proxy statement and other correspondence) electronically, instead of in print, and we encourage you to do so.

Q:	What is the difference between holding shares as a “registered holder” and as a “beneficial owner” of shares held in street name?

A:	♦

Registered Holder. If your shares are registered directly in your name on the books of the Company maintained with the Company’s transfer agent, BNY Mellon Shareowner Services, you are considered the “registered holder” of those shares and the Notice is being sent directly to you by the Company.

♦

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and the Notice is being forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account.

Q:	How do I cast my vote if I am a registered holder?

A:	If you are a registered holder you can vote your shares in one of two ways: either by proxy or in person at the

Annual Meeting. If you choose to vote by proxy you may do so by using the Internet or the designated toll-free telephone number, or by requesting a printed copy of our proxy materials and completing and returning by mail the proxy card you will receive in response to your request. See “Voting Methods” on page 4 for more details.

Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on April 26, 2010. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

Q:	How do I cast my vote if I am a beneficial owner of shares held in street name?

A:	If you are a beneficial owner of shares held in street name, while you are invited to attend the Annual Meeting, you may only vote your shares in person at the Annual Meeting if you bring with you a legal proxy from the registered holder. A legal proxy may be obtained from your broker, bank or nominee.

If you do not wish to vote in person at the Annual Meeting, you may vote over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Voting your shares is even more important this year due to a recently amended New York Stock Exchange (“NYSE”) rule that prohibits your broker from voting your shares on Proposals 1 and 2 without your instructions. See “Will abstentions or broker non-votes affect the voting results?”

Q:	Who will serve as inspector of elections?

A:	BNY Mellon Shareowner Services has been engaged as the independent inspector of election to tabulate stockholder votes at the Annual Meeting.

Q:	How does the Board of Directors recommend voting?

A:	The Board of Directors recommends voting:

♦	FOR each nominee to the Board of Directors; and

♦	FOR the adoption of the 2010 Incentive Plan; and

The Audit Committee of the Board recommends voting:

♦	FOR ratification of Ernst & Young LLP as auditors.

Q:	How will my stock be voted on other business brought up at the Annual Meeting?

A:	By submitting your proxy, you authorize the persons named as proxies to use their discretion in voting on any other matter brought before the Annual Meeting. The New York Times Company does not know of any other business to be considered at the Annual Meeting.

Q:	Can I change my vote or revoke my proxy?

A:	Yes. If you are a registered holder, you can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-dated proxy on the Internet, by telephone or mail or by voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The holders of record of a majority of the Company’s shares of stock issued and outstanding on the record date and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. However, as described elsewhere in this Proxy Statement, the Certificate of Incorporation of the Company provides that Class A stockholders, voting separately, are entitled to elect 30% of the Board of Directors (or the nearest larger whole number) and the Class B stockholders, voting separately, are entitled to elect the balance of the Board of Directors. Accordingly, with respect to the election of Directors, the holders of a majority of the shares of each of the Class A and Class B stock, respectively, constitutes a quorum for the election of the Board of Directors. Abstentions and broker non-votes (as described below) are counted as present for establishing a quorum.

Q:	Will abstentions or broker non-votes affect the voting results?

A:	Abstentions or withheld votes will have no effect on the outcome of the vote on Proposal 1; abstentions and broker non-votes, as explained further below, will have the same effect as votes against Proposal 2 and abstentions will have the same effect as votes against Proposal 3.

If a broker that is the holder of shares indicates on a proxy form that it does not have discretionary authority to vote those shares on a proposal, or if shares are voted in other circumstances in which proxy authority is defective, those non-voted shares (“broker non-votes”) will be counted as present for quorum purposes but as not voting on the proposal.

Under a recently amended NYSE rule, if you hold your shares through a bank or brokerage firm, your broker will not be entitled to vote your shares on Proposal 1 (election of the Board of Directors) or Proposal 2 (adoption of the 2010 Incentive Plan) without your express voting instructions. As a result, if you do not vote your shares on Proposals 1 and 2 your shares will remain unvoted on these proposals. Therefore, it is very important that you vote your shares on all proposals.

If you hold your shares through a bank or brokerage firm and your broker delivers to you the Notice, or, upon request, a copy of the proxy materials, your broker will be entitled to vote your shares on Proposal 3 (ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for 2010) without your voting instructions.

Q:	How do I vote my shares in The New York Times Companies Supplemental Retirement and Investment Plan, the Mechanical Unions Savings Trust 401(k) Plan and the BNG/Boston Globe Savings 401(k) Plan (each, a “401(k) Plan”)?

A:	If you are a participant in our 401(k) Plans, you may instruct the trustee for your 401(k) Plan on how to vote the shares attributed to your account by mail, by telephone, or on the Internet, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card.

Q:	What happens if I do not vote my 401(k) Plan shares?

A:

The plan trustee will vote your shares (and any other shares for which it did not receive timely voting instructions) in the same proportion as the shares and fractional shares for which the plan trustee has received timely instructions from others who do vote. Voting instructions must be received no later than 11:59 p.m. on April 22, 2010, so that the plan trustees (who vote the shares on behalf of participants of the 401(k) Plans) have adequate time to tabulate the voting instructions.

Q:	Who pays for the solicitation of proxies and how are they solicited?

A:	Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our Directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing our proxy materials, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

♦	Forwarding the Notice to beneficial owners of our common stock;

♦	Forwarding our printed proxy materials by mail to beneficial owners who specifically request them; and

♦	Obtaining beneficial owners’ voting instructions.

We will also reimburse those firms for their reasonable expenses in accordance with applicable rules. If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. We have engaged Georgeson Inc. to assist in soliciting proxies, and we expect to pay this firm a fee of $10,000, plus out-of-pocket expenses.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2010.

This Proxy Statement is available at	http://www.nytco.com/investors/financials/proxy_statements.html	, and the 2009	Annual Report

is available at	http://www.nytco.com/investors/financials/annual_reports.html	. Information on how to obtain directions

to attend the Annual Meeting is available at	http://thetimescenter.com	.

Voting Methods

We have been advised by our legal counsel that the procedures that have been put in place are consistent with the requirements of applicable state law. Please remember that if your stock is held through a broker or bank, you will receive voting instructions from your bank or broker describing the available processes for voting your stock. In addition, if you hold shares through a 401(k) Plan, you will receive instructions on how you may vote the shares attributed to your account by mail, by telephone or on the Internet.

Voting in Person at the Annual Meeting

All registered holders may attend the Annual Meeting to be held at 10:00 a.m. on Tuesday, April 27, 2010, at TheTimesCenter, 242 West 41st Street, New York, NY 10018.

Please note that if you hold your stock in street name, you can vote in person at the Annual Meeting only if you obtain a legal proxy from your bank or broker. Please contact your bank or broker for information.

Internet Voting (Available 24 hours a day)

All registered holders may vote on the Internet by following the instructions in the Notice or by accessing:

http://www.proxyvoting.com/nyt

All street name holders may vote on the Internet by following the instructions in the Notice or by accessing:

http://www.proxyvote.com

Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions.

Telephone Voting (Available 24 hours a day)

All registered holders may vote by calling the following toll-free telephone number:

1-866-540-5760

Follow the voice prompts.

If you are a street name holder, and you requested to receive printed proxy materials, you may vote by telephone if your bank or broker makes that method available to you in the voting instruction form enclosed with the proxy materials that your bank or broker sends to you.

Proxy Card Voting by Mail

If you are a registered holder and you requested to receive printed proxy materials:

♦      Mark your selections on the proxy card.

♦      Date and sign your name as it appears on the proxy card.

♦      Mail the completed proxy card in the return envelope provided.

Note: If you voted on the Internet or by telephone, do not return your proxy card by mail.

If you are a street name holder, and you requested to receive printed proxy materials, you can vote by mailing your completed voting instruction form that you receive from your bank or broker.

Where to Find More Information on The New York Times Company

Documents Filed with the Securities and Exchange Commission (“SEC”)

♦

This Proxy Statement is accompanied by our 2009 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 27, 2009, that we have previously filed with the SEC and that includes audited financial statements.

♦

You can obtain any of the documents that we file with the SEC (including a copy of our Annual Report on Form 10-K for the fiscal year ended December 27, 2009) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

The New York Times Company

620 Eighth Avenue

New York, NY 10018

Phone: (212) 556-1234

Attention: Senior Vice President, General

Counsel & Secretary

We will send you the requested documents without charge, excluding exhibits.

Additional Information

There are a number of other sources for additional information on The New York Times Company:

♦

SEC. We file reports, proxy statements and other information with the SEC, much of which can be accessed through the SEC’s Web site (http://www.sec.gov) or can be reviewed and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call (800) 732-0330 for further information on the Public Reference Room.

♦

NYSE. As the Class A stock of The New York Times Company is listed on the NYSE, reports and other information on the Company can be reviewed at the office of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

♦

The New York Times Company Web site. Our Web site at http://www.nytco.com provides ongoing information about the Company and its performance, including documents filed with the SEC. In addition, printable versions of the following materials can be found on the Corporate Governance section of our Web site at

http://www.nytco.com/corporate_governance/index.html	:

—Corporate Governance Principles

—Board Committee Charters:

♦	Audit Committee

♦	Compensation Committee

♦	Nominating & Governance Committee

♦	Finance Committee

—Code of Ethics for the Chairman, Chief Executive Officer, Vice Chairman and Senior Financial Officers

—Code of Ethics for Directors

—Business Ethics Policy

—Policy on Transactions with Related Persons

Please note that information contained on our Web site does not constitute part of this Proxy Statement.

IMPORTANT NOTE:

This Proxy Statement is dated March 12, 2010. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the furnishing of this Proxy Statement to stockholders shall not create any implication to the contrary.

General Information

The 1997 Trust

Since the purchase of The New York Times newspaper by Adolph S. Ochs in 1896, control of The New York Times and related properties has rested with his family. Family members have taken an active role in the stewardship and management of The New York Times Company. The title of Publisher of The New York Times has been held by various family members, from Adolph S. Ochs to the current Publisher, Arthur Sulzberger, Jr., who also serves as the current Chairman of the Board.

In February 1990, on the death of Adolph S. Ochs’s daughter, Iphigene Ochs Sulzberger (“Mrs. Sulzberger”), control passed to her four children through the automatic termination of a trust established by Mr. Ochs. That trust held 83.7% of the Class B stock of the Company, which is not publicly traded and the holders of which have the right to elect approximately 70% of the Board of Directors. Mrs. Sulzberger’s four children are: Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger and Arthur Ochs Sulzberger (the “grantors”).

In 1997, the grantors executed an indenture (the “Trust Indenture”) creating a trust (the “1997 Trust”) for the benefit of each of the grantors and his or her family. The grantors transferred to the 1997 Trust all shares of Class B stock previously held by the trust established by Adolph S. Ochs, together with a number of shares of Class A stock. The 1997 Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The primary objective of the 1997 Trust is to maintain the editorial independence and the integrity of The New York Times and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare (“the primary objective of the 1997 Trust”).

The current trustees of the 1997 Trust are Daniel H. Cohen, James M. Cohen, Lynn G. Dolnick, Susan W. Dryfoos, Michael Golden, Carolyn D. Greenspon, Eric M. A. Lax and Arthur Sulzberger, Jr. (the “Trustees”).

The 1997 Trust will continue in existence until the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on December 14, 2000. The Trust Indenture is subject to the terms and provisions of a 1986 shareholders agreement (the “Shareholders Agreement”) among the grantors, their children and the Company, which restricts the transfer of Class B stock that is held by the trust by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders or the Company and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs provided that the recipients become parties to the Shareholders Agreement.

In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company’s jurisdiction of incorporation), consolidation or plan of liquidation in which such Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of such Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of such Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.

The Trustees, subject to the limited exceptions described below, are directed to retain the Class B stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the Trustees, unless they determine that the primary objective of the 1997 Trust can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement (if it is still in effect). Similarly, any sale by the 1997 Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.

The Trustees are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B stock held by the 1997 Trust; (ii) to nominate the successor trustees who may also serve on the Company’s Board of Directors; and (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The Trustees act by the affirmative vote of six of the eight Trustees. Generally, a Trustee may be removed by the agreement of six of the remaining seven Trustees. In general, four of the trustees will be appointed by all eight trustees; the remaining four trustees will be elected by the beneficiaries of the 1997 Trust.

Upon the termination of the 1997 Trust at the end of the stated term thereof, the shares of Class A and Class B stock held by such trust will be distributed to the descendants of Mrs. Sulzberger then living.

On February 26, 2010, the Trustees also controlled, through a limited liability company, an additional 4,300,197 shares of Class A stock that are held in various family limited partnerships.

We have been informed by representatives of the Ochs-Sulzberger family that on February 26, 2010 the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 19% of the Company’s total equity (i.e., Class A and Class B stock of the Company).

Principal Holders of Common Stock

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 26, 2010, more than 5% of the outstanding shares of either Class A or Class B stock:

	Shares (%)
Name and Address	Class A		Class B
1997 Trust1,[2] 620 Eighth Avenue New York, NY 10018	6,439,007	(4.4%)	738,810	(89.6%)
Daniel H. Cohen1,2,[3] 620 Eighth Avenue New York, NY 10018	6,590,280	(4.5%)	740,430	(89.8%)
James M. Cohen1,2,[4] 620 Eighth Avenue New York, NY 10018	6,618,264	(4.6%)	740,430	(89.8%)
Lynn G. Dolnick1,2,[5] 620 Eighth Avenue New York, NY 10018	6,568,750	(4.5%)	739,928	(89.8%)
Susan W. Dryfoos1,2,[6] 620 Eighth Avenue New York, NY 10018	6,847,177	(4.7%)	739,770	(89.7%)
Michael Golden1,2,[7] 620 Eighth Avenue New York, NY 10018	6,897,414	(4.7%)	739,930	(89.8%)
Carolyn D. Greenspon1,2,[8] 620 Eighth Avenue New York, NY 10018	6,471,560	(4.5%)	739,170	(89.7%)
Eric M. A. Lax1,2,[9] 620 Eighth Avenue New York, NY 10018	6,470,083	(4.5%)	738,810	(89.6%)
Arthur Sulzberger, Jr.1,2,[10] 620 Eighth Avenue New York, NY 10018	7,105,711	(4.9%)	739,770	(89.7%)
Carlos Slim Helú[11] Paseo de las Palmas 736 Colonia Lomas de Chapultepec 11000 México, D.F., México	25,950,000	(16.2%)
Harbinger Capital Partners Group[12] 450 Park Avenue, 30th Floor New York, NY 10022	18,386,799	(12.7%)
T. Rowe Price Associates, Inc.[13] 100 E. Pratt Street Baltimore, MD 21202	11,593,739	(8.0%)

1.	Each of the Trustees shares voting and investment power with respect to the shares owned by the 1997 Trust. Thus, under SEC regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each of them. As a result of this presentation, there are substantial

(Footnotes continue on following page)

(Footnotes continued from preceding page)

duplications in the number of shares and percentages shown in the table. By virtue of their being co-trustees of the 1997 Trust, the Trustees could be deemed to comprise a “group” within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 8,376,848 Class A stock, representing approximately 5.7% of the outstanding shares of Class A stock, which shares include 746,568 shares issuable upon the conversion of 746,568 shares of Class B stock and 832,338 shares of Class A stock that could be acquired within 60 days upon the exercise of options and 42,000 restricted stock units of Class A stock, in each case, granted under the Company’s 1991 Executive Stock Incentive Plan (the “NYT Stock Plan”), or its Non-Employee Directors’ Stock Option Plan or Non-Employee Directors’ Stock Incentive Plan (together, the “Directors’ Plans”). In addition, we have been informed by representatives of the Ochs-Sulzberger family that the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 19% of the Company’s total equity (i.e., Class A and Class B stock of the Company).

2.	Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the table of Class A stock ownership, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the 1997 Trust and by the Trustees have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

3.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Daniel H. Cohen include (a) 4,078 shares of Class A stock held jointly with his wife, 4,943 shares of Class A stock held solely and 1,620 shares of Class B stock held solely, (b) 60,275 shares of Class A stock beneficially owned by a limited liability company of which Mr. Cohen and his brother, James M. Cohen, are members, (c) 12,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Directors’ Plans (d) 12,730 shares of Class A stock held by four trusts of which Mr. Cohen is a trustee, (e) 11,000 shares of Class A stock held by a trust created by Mr. Cohen for the benefit of his wife and children of which Mr. Cohen is a co-trustee and (f) 44,627 shares of Class A stock held by two charitable trusts of which Mr. Cohen is a co-trustee. Mr. Cohen disclaims beneficial ownership of all shares held by the trusts described in (d), (e) and (f) above. The holdings of Class A stock reported for Mr. Cohen exclude 11,000 shares of Class A stock held by a trust of which his wife is a co-trustee, the beneficiaries of which are Mr. Cohen and his children. In addition, 10,869 Class A stock units have been credited to Mr. Cohen’s account under the Company’s Non-Employee Directors Deferral Plan.

4.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for James M. Cohen include (a) 66,494 shares of Class A stock and 1,620 shares of Class B stock held solely, (b) 60,275 shares of Class A stock beneficially owned by a limited liability company of which Mr. Cohen and his brother, Daniel H. Cohen, are members, (c) 44,627 shares of Class A stock held by two charitable trusts of which Mr. Cohen is a co-trustee and (d) 6,241 shares of Class A stock held by trusts created by Mr. Cohen for the benefit of his sons and stepson, of which Mr. Cohen is a sole trustee. The holdings of Class A stock reported for Mr. Cohen exclude 1,035 shares of Class A stock held by his wife. Mr. Cohen disclaims beneficial ownership of these shares as well as all shares held by the trusts described in (c) and (d) above.

5.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dolnick include (a) 11,640 shares of Class A stock and 1,118 shares of Class B stock held jointly with her husband, (b) 59,067 shares of Class A stock beneficially owned by a limited liability company of which Ms. Dolnick and her siblings, including Michael Golden, are members, (c) 20,000 shares of Class A stock that could be acquired within 60 days upon the exercise of options granted under the Directors’ Plans, (d) 30,861 shares of Class A stock held by two trusts of which Ms. Dolnick is the sole trustee, (e) 565 shares of Class A stock held by a trust of which Ms. Dolnick is a co-trustee and (f) 6,492 shares of Class A stock held by a charitable trust of which Ms. Dolnick is a co-trustee. Ms. Dolnick disclaims beneficial ownership of the shares held by the trusts described in (d), (e) and (f) above. The holdings of Class A stock reported for Ms. Dolnick exclude 30,685 shares of Class A stock held by trusts of which Ms. Dolnick’s husband is the sole trustee and the beneficiaries are their children and excludes 9,901 shares of Class A stock held by trusts of which her brother, Michael Golden, is trustee and the beneficiaries are her children. In addition, 13,529 Class A stock units have been credited to Ms. Dolnick’s account under the Company’s Non-Employee Directors Deferral Plan.

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6.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dryfoos include (a) 305,972 shares of Class A stock and 960 shares of Class B stock held solely, (b) 13,424 shares of Class A stock held by two trusts of which Ms. Dryfoos is co-trustee, (c) 11,500 shares of Class A stock held by a charitable trust of which Ms. Dryfoos and her siblings are trustees, (d) 62,314 shares of Class A stock beneficially owned by a limited liability company of which Ms. Dryfoos and her siblings are members and (e) 14,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan. Ms. Dryfoos disclaims beneficial ownership of all of the shares described in (b) and (c) above.

7.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Michael Golden include (a) 22,429 shares of Class A stock and 1,120 shares of Class B stock held solely and 30,514 shares of Class A stock held jointly with his wife, (b) 59,067 shares of Class A stock beneficially owned by a limited liability company of which Michael Golden and his siblings, including Ms. Dolnick, are members, (c) 316,004 shares that could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan, (d) 9,901 shares of Class A stock held by two trusts created by Ms. Dolnick for the benefit of her children of which Mr. Golden is trustee, (e) 6,492 shares of Class A stock held by a charitable trust of which Mr. Golden and his siblings are co-trustees, (f) 12,000 restricted stock units of Class A stock granted under the NYT Stock Plan and (g) 880 shares of Class A stock equivalents attributed to Mr. Golden based on his holdings in the Company Stock Fund of The New York Times Companies Supplemental Retirement and Investment Plan (the “Company 401(k) Plan”). The holdings of Class A stock reported for Michael Golden exclude (i) 700 shares of Class A stock owned by his wife and (ii) 100,000 stock options under the NYT Stock Plan that were transferred to a family limited partnership of which his wife is a general partner. Mr. Golden disclaims beneficial ownership of all of the shares described in (d) and (e) above.

8.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Greenspon include (a) 4,375 shares of Class A stock and 360 shares of Class B stock held solely and (b) 27,818 shares of Class A stock held by two trusts of which Ms. Greenspon is co-trustee. Ms. Greenspon disclaims beneficial ownership of all of the shares described in (b) above.

9.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Lax include (a) 18,586 shares of Class A stock held jointly with his wife, (b) 5,000 shares of Class A stock held as custodian for his children and (c) 7,490 shares of Class A stock held by Mr. Lax as trustee of two trusts held for his children. The holdings of Class A stock reported for Mr. Lax exclude (i) 24,696 shares of Class A stock and 960 shares of Class B stock owned by his wife, (ii) 30,353 shares of Class A stock held for the benefit of his children by his wife as custodian, (iii) 61,635 shares of Class A stock beneficially owned by a limited liability company of which Mr. Lax’s wife and her siblings, including Mr. Sulzberger, Jr., are members and (iv) 6,882 shares of Class A stock held by a charitable trust of which Mr. Lax’s wife and her siblings, including Mr. Sulzberger, Jr., are trustees. Mr. Lax disclaims beneficial ownership of all shares described in (i), (ii), (iii) and (iv) above.

10.	In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Sulzberger, Jr. include (a) 49,755 shares of Class A stock and 960 shares of Class B stock held solely, (b) 61,635 shares of Class A stock beneficially owned by a limited liability company of which Mr. Sulzberger, Jr. and his siblings, including Mr. Lax’s wife, are members, (c) 46,260 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr. is a co-trustee, which were created by certain of Mr. Sulzberger, Jr.’s cousins for the benefit of the latter and/or their children, (d) 6,882 shares of Class A stock held by a charitable trust of which Mr. Sulzberger, Jr. and his siblings, including Mr. Lax’s wife, are trustees, (e) 470,334 shares that could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan, (f) 30,000 restricted stock units of Class A stock granted under the NYT Stock Plan and (g) 878 shares of Class A stock equivalents attributed to Mr. Sulzberger, Jr. based on his holdings in the Company Stock Fund of the Company 401(k) Plan. The holdings of Class A stock reported for Mr. Sulzberger, Jr. exclude (i) 25,920 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr.’s former wife is a co-trustee and the beneficiaries of which are their children, (ii) 337,000 stock options under the NYT Stock Plan that were transferred to his former wife and (iii) 75,000 stock options under the NYT Stock Plan that were transferred to a family limited partnership of which his former wife is a general partner.

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11.	According to information contained in a filing with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of December 31, 2009, Inmobiliaria Carso, S.A. de C.V (“Inmobiliaria”) owns, directly or indirectly 10,050,000 shares of Class A stock. In addition, each of Inmobiliaria and Grupo Financiero Inbursa, S.A.B. de C.V. (“GFI”), as the parent company of Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, owns, directly or indirectly, warrants to purchase 7,950,000 shares of Class A stock at a price of $6.3572 per share. The warrants, which are subject to certain anti-dilution adjustments, may be exercised at any time prior to January 15, 2015.

Accordingly, pursuant to Rule 13d-3(d)(1)(i) of the Exchange Act, each of Inmobiliaria and GFI is deemed to beneficially own 7,950,000 shares of Class A stock issuable upon exercise of the warrants. Furthermore, according to the filing, Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the “Slim Family”), are beneficiaries of a trust which in turn owns all of the outstanding voting securities of Inmobiliaria and a majority of the outstanding voting equity securities of GFI. As a result, the Slim Family may be deemed to beneficially own indirectly (a) the shares of Class A stock beneficially owned by Inmobiliaria and (b) the warrants and the shares of Class A stock that may be obtained and beneficially owned by Inmobiliaria and GFI upon exercise of the warrants. See “Interests of Related Persons in Certain Transactions of the Company—Transaction with Carlos Slim Helú and Affiliates” on page 24 for a description of the transaction entered into by the Company and Mr. Slim, members of his family and certain affiliated entities.

12.	According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 1, 2009, the Harbinger Capital Partners Group (as defined below) beneficially owned 18,386,799 shares of Class A stock. According to the filing, the shares are held by persons, referred to in this Proxy Statement as the Harbinger Capital Partners Group, consisting of: Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners LLC, Harbinger Holdings, LLC and Philip Falcone.

13.	According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2009, T. Rowe Price Associates, Inc. (“T. Rowe Price”) beneficially owned 11,593,739 shares of Class A stock. According to the filing by T. Rowe Price, the reported shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The filing also states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company.

Security Ownership of Management and Directors

The following table shows the beneficial ownership, reported to the Company as of February 26, 2010, of Class A and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Exchange Act of each Director and nominee named in this Proxy Statement, the chief executive officer, the chief financial officer and the three other most highly compensated executive officers of the Company during 2009 and all Directors, nominees and executive officers of the Company as a group. A portion of the shares reported below are held by the 1997 Trust, whose Trustees share voting and, in some cases, investment power with respect thereto. See “The 1997 Trust.” The table also shows, under “Class A Stock Units and SAR Awards,” in the case of non-employee Directors, cash-settled phantom stock units credited under the Company’s Non-Employee Directors Deferral Plan and, in the case of executive officers, cash-settled restricted stock units and stock appreciation rights (“SARs”) awarded under the NYT Stock Plan.

	Class A Stock	Percent of Outstanding Class A Stock	Class A Stock Units and SAR Awards	Class B Stock	Percent of Outstanding Class B Stock
P. Steven Ainsley[1,2,3]	370,436	*	9,000	0
Publisher, The Boston Globe (retired, effective December 31, 2009)
Raul E. Cesan[4]	65,000	*	53,925	0
Director
Daniel H. Cohen[5,6]	6,590,280	4.5%	10,869	740,430	89.8%
Director
Robert E. Denham[4]	23,000	*	9,164	0
Director
Lynn G. Dolnick[5,6]	6,568,750	4.5%	13,529	739,928	89.8%
Director
James M. Follo[2,3]	155,097	*	14,253	0
Senior Vice President and Chief Financial Officer
Scott Galloway[4]	8,000	*	9,164	0
Director
Michael Golden[3,5,6]	6,897,414	4.7%	16,305	739,930	89.8%
Vice Chairman, President and Chief Operating Officer, Regional Media Group, and Director
Carolyn D. Greenspon[5,6]	6,471,560	4.5%	0	739,170	89.7%
Nominee for Director
James A. Kohlberg[4]	8,000	*	9,164	0
Director
Dawn G. Lepore[4]	8,000	*	9,164	0
Director
David E. Liddle[4]	42,600	*	13,529	0
Director
Ellen R. Marram[4]	44,000	*	26,381	0
Director
Thomas Middelhoff[4]	26,709	*	13,529	0
Director
Janet L. Robinson[2,3]	1,208,536	*	221,984	0
President, Chief Executive Officer and Director
Arthur Sulzberger, Jr.[3,5,6]	7,105,711	4.9%	96,984	739,770	89.7%
Chairman of the Board, Publisher, The New York Times, and Director
Doreen A. Toben[4]	24,500	*	40,119	0
Director
All Directors, Nominees and Executive Officers[5]	10,988,726	7.4%	651,658	743,988	90.2%
(23 individuals)

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*	Indicates beneficial ownership of less than 1%.

1.	Mr. Ainsley retired effective December 31, 2009. He is included in this table because he was one of the Company’s three most highly compensated executive officers, other than the chief executive officer and chief financial officer, for 2009. As described in Notes 2 and 3 below, amounts reported for Mr. Ainsley include restricted stock units granted under the NYT Stock Plan. Although the restricted stock units vested upon Mr. Ainsley’s retirement, the shares of Class A stock or (in the case of cash-settled restricted stock units) cash, as the case may be, will not be delivered to Mr. Ainsley until six months following the date of his retirement.

2.	The amounts reported include shares of Class A stock that could be acquired within 60 days upon the exercise of stock options awarded under the NYT Stock Plan, as follows: Mr. Ainsley: 337,620 shares; Mr. Follo: 128,834 shares; and Ms. Robinson: 994,084 shares. Also, the amounts reported include restricted stock units, pursuant to which an executive would be awarded shares of Class A stock upon vesting, granted under the NYT Stock Plan as follows: Mr. Ainsley: 25,500 shares; Mr. Follo: 15,500 shares; and Ms. Robinson: 164,000 shares. In addition, the amounts reported include shares of Class A stock equivalents attributed to an executive officer based on their respective holdings in the Company Stock Fund of the Company 401(k) Plan as follows: Mr. Follo: 763 shares; and Ms. Robinson: 880 shares.

3.	The amounts reported under “Class A Stock Units and SAR Awards” include: (i) cash-settled restricted stock units awarded under the NYT Stock Plan as follows: Mr. Ainsley: 9,000 units; Mr. Follo: 14,253 units; Mr. Golden: 16,305 units; Ms. Robinson: 63,650 units; and Mr. Sulzberger, Jr.: 63,650 units; and (ii) shares of Class A stock underlying cash-settled SARs awarded under the NYT Stock Plan that could be exercised within 60 days as follows: Ms. Robinson: 158,334 SARs; and Mr. Sulzberger, Jr.: 33,334 SARs.

4.	The amounts reported include shares of Class A stock that could be acquired within 60 days upon the exercise of stock options under the Directors’ Plans, as follows: Mr. Cesan: 40,000; Mr. Denham: 8,000; Mr. Galloway: 8,000; Mr. Kohlberg: 8,000; Ms. Lepore: 8,000; Dr. Liddle: 40,000; Ms. Marram: 40,000; Dr. Middelhoff: 24,000; and Ms. Toben: 24,000.

5.	Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each Director and executive officer has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus, all shares of Class B stock held by the Directors and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A stock owned by such persons as well as in the calculation of the total amount of Class B stock owned by such persons. As a result of this presentation, there are duplications in the number of shares and percentages shown in this table.

6.	See “Principal Holders of Common Stock” and “The 1997 Trust” for a discussion of this person’s holdings.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s Directors and executive officers and the beneficial holders of more than 10% of the Class A stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 2009, except that Inmobiliaria and the Slim Family did not timely file a Form 4 reporting the purchase of 46,000 shares of Class A stock on January 20, 2009. Inmobiliaria and the Slim Family subsequently filed a Form 4 on February 23, 2009, to report this, and other, transactions.

Proposal Number 1—

Election of Directors

Thirteen Directors will be elected to the Board of The New York Times Company at the 2010 Annual Meeting. Nominees proposed for election as Directors are listed below. Directors will hold office until the next Annual Meeting and until their successors are elected and qualified. Each of the nominees, except for Carolyn D. Greenspon, is now a member of the Board of Directors and was elected at the 2009 Annual Meeting for which proxies were solicited.

The Certificate of Incorporation of the Company provides that Class A stockholders have the right to elect 30% of the Board of Directors (or the nearest larger whole number). Accordingly, Class A stockholders will elect four of the 13 Directors; Class B stockholders will elect nine. Directors are elected by a plurality of the votes cast. Although approximately 30% of the Directors are elected by the holders of the Company’s Class A stock and the remaining Directors by the holders of the Company’s Class B stock, once elected, our Directors have no ongoing status as “Class A” or “Class B” Directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to all stockholders of the Company.

Class A Nominees (4)	Class B Nominees (9)
Raul E. Cesan	Lynn G. Dolnick
Robert E. Denham	Michael Golden
James A. Kohlberg	Carolyn D. Greenspon
Dawn G. Lepore	David E. Liddle
Ellen R. Marram
Thomas Middelhoff
Janet L. Robinson
Arthur Sulzberger, Jr.
Doreen A. Toben

If any of the nominees become unavailable for election, all uninstructed proxies will be voted for such other person or persons designated by the Board. The Board has no reason to anticipate that this will occur.

Proxies will be used to vote for the election of the nominees named above unless you withhold the authority to do so when you vote your proxy. Each person nominated for election has consented to being named in this Proxy Statement and has agreed to serve if elected.

Notes on Nominees

♦	Michael Golden and Lynn G. Dolnick are siblings.

♦	Ms. Dolnick and Mr. Golden are cousins of Arthur Sulzberger, Jr.

♦	Ms. Greenspon is the daughter of a cousin of Ms. Dolnick and Messrs. Golden and Sulzberger, Jr.

Board of Directors—Experience and Qualifications

Consistent with the Company’s Corporate Governance Principles, the Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Director nominees, as well as the composition of the Board as a whole. This assessment includes consideration of Directors’ independence, diversity, character, judgment and business experience, as well as their appreciation of the Company’s core purpose, core values and journalistic mission. We believe that the 13 Director nominees possess the requisite mix of skills, qualifications and experiences that will enable the Board and each committee of the Board to continue to provide sound judgment and leadership and to function effectively as a group. Each current non-employee Director has completed the comprehensive orientation program described below under “Board of Directors and Corporate Governance—Director Orientation.” In addition, in accordance with newly adopted rules of the SEC, the biographical information for each Director nominee includes this year, under the caption “Specific Experience,” a summary of the specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director of the Company. It would not be possible to detail all experience, qualifications, attributes or skills possessed by each Director. Rather, we have attempted to set out those unique and important professional characteristics that each particular person brings to the Board.

Profiles of Nominees for the Board of Directors

The following information was provided by the nominees:

Class A Nominees

RAUL E. CESAN
Age:	62
Director Since:	1999
Committee Memberships:	Audit (Chair) and Finance
Principal Occupation:	Founder and Managing Partner, Commercial Worldwide LLC (an investment firm) (from 2001)
Recent Business Experience:

President and Chief Operating Officer of Schering-Plough Corporation (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); President of Schering-Plough International (from 1988 to 1992)

Specific Experience:

During his nearly twenty-five year career at Schering-Plough Corporation, Mr. Cesan served in various capacities, including as the President and Chief Operating Officer as well as the President of Schering-Plough International. Mr. Cesan’s international business and general management experience are valuable assets to the Company and the Board. In addition, Mr. Cesan brings significant financial expertise to the Company, the Board and the Audit Committee.

Other Directorships:	First Health Group Corp. (from 2001 to 2004)

ROBERT E. DENHAM
Age:	64
Director Since:	2008
Committee Memberships:	Audit and Nominating & Governance (Chair)
Principal Occupation:	Partner, Munger, Tolles & Olson LLP (from 1998)
Recent Business Experience:

Chairman and Chief Executive Officer of Salomon Inc (from 1992 to 1998), General Counsel of Salomon Inc and Salomon Brothers (from 1991 to 1992); Managing Partner of Munger, Tolles & Olson LLP (from 1985 to 1991); Partner at Munger, Tolles & Olson LLP (from 1973 to 1991)

Specific Experience:

Mr. Denham’s legal practice emphasizes advising clients on strategic and financial issues and providing disclosure and corporate law advice to public and private corporations and boards of directors. In addition, as Chairman and Chief Executive Officer of Salomon Inc, Mr. Denham successfully guided that investment banking firm as it was rebuilding. Mr. Denham also has extensive experience serving on the boards (and various board committees) of other large public companies and brings significant financial expertise to the Company, the Board and the Audit Committee.

Other Directorships:

Chevron Corporation (from 2004); Fomento Económico Mexicano, S.A. de C.V. (from 2001); Wesco Financial Corporation (from 2000); Alcatel-Lucent S.A. (and its predecessor, Lucent Technologies Inc.) (from 2002 to 2008)

JAMES A. KOHLBERG
Age:	52
Director Since:	2008
Committee Memberships:	Compensation
Principal Occupation:	Co-Founder and Chairman, Kohlberg & Company (a middle-market private equity firm) (from 1987)
Recent Business Experience:	Co-Founder and Chairman (from 2005), Helium Group LLC (d/b/a HalogenGuides.com); Chairman (from 2004), ClearEdge Power; Investment Professional (from 1984 to 1987), Kohlberg Kravis Roberts & Co.
Specific Experience:

Mr. Kohlberg brings to the Company and the Board his broad business and financial experience. He co-founded and serves on the boards of several private companies, including as Chairman of Kohlberg & Company, a private equity firm with portfolio companies ranging from $100 to $500 million, and Chairman of Helium Group LLC, an Internet media firm.

Other Directorships:	Kohlberg Capital Corporation (Vice Chairman) (from 2006 to 2008)

DAWN G. LEPORE
Age:	55
Director Since:	2008
Committee Memberships:	Compensation and Finance
Principal Occupation:	Chairman, President and Chief Executive Officer, drugstore.com, inc. (an online provider of health, beauty, vision and pharmacy products) (from 2004)
Recent Business Experience:

Vice Chairman, Technology, Active Trader, Operations, Business Strategy, and Administration (from 2003 to 2004), Vice Chairman, Technology, Operations, Business Strategy and Administration (2003), Vice Chairman, Technology, Operations and Administration (from 2002 to 2003), Vice Chairman, Technology and Administration (from 2001 to 2002); and Vice Chairman and Chief Information Officer (from 1999 to 2001), Executive Vice President and Chief Information Officer (from 1993 to 1999), Vice President, Applications Development Support (from 1987 to 1993), The Charles Schwab Corporation and Charles Schwab & Co., Inc.

Specific Experience:

Ms. Lepore has deep experience in the digital and retail industries and relationships in both Silicon Valley and the Seattle technology communities. This experience, including her principal executive role at drugstore.com, aligns with the Company’s strategy to grow its digital businesses.

Other Directorships:	drugstore.com, inc. (from 2004); eBay Inc. (from 1999)

Class B Nominees

LYNN G. DOLNICK
Age:	58
Director Since:	2005
Committee Memberships:	Finance
Principal Occupation:	Director of various non-profit corporations
Recent Business Experience:

Associate Director, Exhibits and Outreach (from 1998 to 2004), Head, Division of Exhibits (from 1993 to 1998), Head, Office of Exhibit Interpretation (from 1991 to 1993), Special Assistant to Director (from 1986 to 1991), Director, NOAHS Center (New Opportunities in Animal Health Sciences) (from 1985 to 1987), Smithsonian’s National Zoological Park

Specific Experience:

Ms. Dolnick is a fourth-generation member of the Ochs-Sulzberger family and brings to the Board a deep appreciation of the values and societal roles of The New York Times and the Company throughout their history.

MICHAEL GOLDEN
Age:	60
Director Since:	1997
Principal Occupation:	Vice Chairman of the Company (from 1997) and President and Chief Operating Officer, Regional Media Group of the Company (from 2009)
Recent Business Experience:

Publisher, The International Herald Tribune (from 2003 to 2008); Senior Vice President of the Company (from 1997 to 2004); Vice President, Operations Development, of the Company (from 1996 to 1997); Executive Vice President, NYT Sports/Leisure Magazines, and Vice President and Publisher, Tennis magazine (from 1994 to 1996) and Executive Vice President and General Manager (from 1991 to 1994), NYT Women’s Magazines

Specific Experience:

Mr. Golden is a fourth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history to his roles as Director and a key member of the Company’s management team. In addition to his current roles, he has served in a variety of critical positions since joining the Company in 1978.

CAROLYN D. GREENSPON
Age:	41
Principal Occupation:	Psychotherapist, Comprehensive Psychiatric Associates (from 2002) and Family Business Consultant (from 2008)
Recent Business Experience:	Child Outpatient Therapist (from 2000 to 2003) and Clinical Manager and Supervisor (from 1997 to 2000), Child and Adolescent Program, McLean Hospital
Specific Experience:

Ms. Greenspon is a fifth-generation member of the Ochs-Sulzberger family and will bring to the Board a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history.

DAVID E. LIDDLE
Age:	65
Director Since:	2000
Committee Memberships:	Audit and Compensation (Chair)
Principal Occupation:	Partner, U.S. Venture Partners (a venture capital firm) (from 2000)
Recent Business Experience:

Chairman (1999), President and Chief Executive Officer (from 1992 to 1999) and Co-Founder (1992) of Interval Research Corporation; Vice President, New Systems Development, Personal Systems, International Business Machines Corporation (1991); Co-Founder, President and Chief Executive Officer, Metaphor Computer Systems, Inc. (from 1982 to 1991)

Specific Experience:

Dr. Liddle’s background in developing technologies for interaction between people and computers has given him deep experience in articulating technological trends and directions, which is instrumental to the Company’s strategy to grow its digital businesses. His current role as partner at U.S. Venture Partners provides him with exposure to investee companies in high-growth markets. In addition, Dr. Liddle brings significant financial expertise to the Company, the Board and the Audit Committee.

Other Directorships:	MaxLinear, Inc. (from 2004)

ELLEN R. MARRAM
Age:	63
Director Since:	1998
Committee Memberships:	Finance (Chair), Compensation and Nominating & Governance
Principal Occupation:	President, The Barnegat Group, LLC (a business advisory firm) (from 2006)
Recent Business Experience:

Operating Advisor (from 2006), Managing Director, (from 2000 to 2005), North Castle Partners, LLC; President and Chief Executive Officer of efdex, Inc. (from August 1999 to May 2000) (efdex, a privately held start-up Internet-based commodities exchange, never became fully operational and in September 2000 commenced liquidation in the U.K. due to its insolvency); President (from 1993 to 1998) and Chief Executive Officer (from 1997 to 1998), Tropicana Beverage Group; Executive Vice President, The Seagram Company Ltd. and Joseph E. Seagram & Sons Inc. (from 1993 to 1998); Senior Vice President, Nabisco Foods Group, and President and Chief Executive Officer, Nabisco Biscuit Company (from 1988 to 1993)

Specific Experience:

Ms. Marram has spent more than 30 years building brands and companies, serving in key positions at public companies and private equity firms and advising private and public companies. As a result, she brings to the Company and the Board her extensive management, business and marketing experience. In addition, Ms. Marram brings to her role as Presiding Director extensive experience serving on the boards (and various board committees) of other large public companies.

Other Directorships:	Eli Lilly and Company (from 2002); Ford Motor Company (from 1988); Cadbury plc (from 2007 to 2008)

THOMAS MIDDELHOFF
Age:	56
Director Since:	2003
Committee Memberships:	Compensation and Finance
Principal Occupation:	Founder, Partner and Executive Chairman, Berger Lahnstein Middelhoff & Partners LLP (an asset management firm) (from 2009)
Recent Business Experience:

Chief Executive Officer (from 2005 to 2009) and Non-executive Chairman (from 2004 to 2005) of Arcandor AG (in June 2009, Arcandor AG filed with the Essen District Court (Germany) to initiate insolvency proceedings); Managing Director, Investcorp Ltd. (from 2003 to 2005); Chairman and Chief Executive Officer (from 1997 to 2002), Head of Corporate Development and Coordinator of Multimedia Business (from 1994 to 1998), and Member of The Board Industry Division (from 1990 to 1994), Bertelsmann AG; Managing Director (from 1989 to 1990), Mohndruck Graphische Betriebe GMBH Gutersloh

Specific Experience:

Dr. Middelhoff has a strong background in international media and Internet businesses, which is highly valued by the Company and the Board as the Company continues to expand its digital businesses. Dr. Middelhoff brings to the Board more than 25 years of international experience and a global perspective gained through his leadership roles at various public and private European-based companies.

Other Directorships:

Senator Entertainment AG (from 2006); Marseille- Klinken AG (from 2009); AEG Power Solutions AG (from 2010); Germany1 Acquisition Limited (from 2008 to 2009); Thomas Cook Group plc (from 2005 to 2009); APCOA Parking AG (from 2004 to 2007); KarstadtQuelle AG (renamed Arcandor AG in 2007) (from 2004 to 2005)

JANET L. ROBINSON
Age:	59
Director Since:	2004
Principal Occupation:	President and Chief Executive Officer of the Company (from 2005)
Recent Business Experience:

Executive Vice President and Chief Operating Officer of the Company (2004); Senior Vice President, Newspaper Operations, of the Company (from 2001 to 2004); President and General Manager, The New York Times (from 1996 to 2004)

Specific Experience:

As the Company’s President and Chief Executive Officer, Ms. Robinson is a key member of the Company’s management team and has primary responsibility for overseeing and coordinating all of the Company’s operations and business units. Ms. Robinson has over 25 years of experience in the media industry, including serving in critical executive positions at the Company and in leadership roles in industry groups.

ARTHUR SULZBERGER, JR.
Age:	58
Director Since:	1997
Principal Occupation:	Chairman of the Company (from 1997) and Publisher, The New York Times (from 1992)
Recent Business Experience:	Deputy Publisher (from 1988 to 1992) and Assistant Publisher (from 1987 to 1988), The New York Times
Specific Experience:

Mr. Sulzberger, Jr. is a fourth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history to his roles as Chairman and Publisher of The New York Times. He has served in a variety of critical positions since joining the Company in 1978.

DOREEN A. TOBEN
Age:	60
Director Since:	2004
Committee Memberships:	Audit
Principal Occupation:	Director of various public corporations
Recent Business Experience:

Executive Vice President and Chief Financial Officer, Verizon Communications, Inc. (from 2002 to 2009); Senior Vice President and Chief Financial Officer, Telecom Group, Verizon Communications, Inc. (from 2000 to 2002); Vice President and Controller (from 1999 to 2000) and Vice President and Chief Financial Officer, Telecom/Network, Bell Atlantic Inc. (from 1997 to 1999)

Specific Experience:

Ms. Toben has over 26 years of experience in the communications industry, most recently serving, until 2009, as Executive Vice President and Chief Financial Officer of Verizon Communications, Inc., where she was responsible for Verizon’s finance and strategic planning efforts. In addition to her deep communications industry experience, Ms. Toben’s financial and accounting expertise is a valuable asset to the Company, the Board and the Audit Committee.

Other Directorships:	Liz Claiborne, Inc. (from 2009); Verizon Wireless Inc. (from 2002 to 2009); J.P. Morgan Chase & Co. (National Advisory Board Member) (from 2003 to 2008)

Interests of Related Persons in Certain Transactions of the Company

Policy on Transactions with Related Persons.    See “Policy on Transactions with Related Persons” on pages 28-29 for a description of the Company’s policy regarding any transaction between the Company and a “related person.”

Interests of Directors in Certain Transactions of the Company.    In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations whose officers or directors are also Directors of the Company. These include the Company’s purchase of products and services from Verizon Communications, Inc. and the running of advertising in Company properties for the products and services of Chevron Corporation, eBay Inc., Eli Lilly and Company, Ford Motor Company, and Verizon Communications, Inc., as well as other Director-affiliated companies. All of these arrangements are conducted on an arm’s-length basis. The relevant outside Director does not participate in these business relationships or profit directly from them. Due to the nature of these transactions, they may not even come to the attention of the Company’s Board or the relevant Director.

Members of the Ochs-Sulzberger Family Employed by the Company During 2009.    Arthur Sulzberger, Jr. was employed as Chairman of the Company and Publisher of The New York Times, and Michael Golden was employed as Vice Chairman, and President and Chief Operating Officer, Regional Media Group, of the Company. See “Compensation of Executive Officers” for a description of Mr. Sulzberger, Jr.’s and Mr. Golden’s compensation. James Dryfoos was employed as a Manager within Enterprise Services, The New York Times Company, and was paid a total of $144,673. Michael Greenspon was employed as Project Director, The New York Times (Strategic Planning), and Interim General Manager, News Services for The New York Times, and was paid a total of $176,961. Rachel B. Golden was employed as a Marketing Associate and Marketing Manager for NYTimes.com, and was paid a total of $82,136. Arthur Gregg Sulzberger was employed as a staff reporter for The New York Times and was paid a total of $73,503. In September 2009, Samuel Dolnick joined the Company as a staff reporter for The New York Times and was paid a total of $27,846. In 2010, David Perpich joined the Company as an Executive Director for NYTimes.com.

Mr. Sulzberger, Jr. is a cousin of Daniel H. Cohen and of Lynn G. Dolnick and Mr. Golden, who are also siblings. Carolyn D. Greenspon is the daughter of a cousin of Messrs. Sulzberger, Jr., Golden and Cohen and Ms. Dolnick. Messrs. Dryfoos and Greenspon are each the son of a cousin of Messrs. Sulzberger, Jr., Golden and Cohen and Ms. Dolnick. Ms. Greenspon and Mr. Greenspon are siblings. Ms. Golden is the daughter of Mr. Golden. Mr. Sulzberger is the son of Mr. Sulzberger, Jr., and Mr. Dolnick is the son of Ms. Dolnick. Mr. Perpich is the son of Mr. Sulzberger, Jr.’s sister.

Transaction with Carlos Slim Helú and Affiliates.    On January 19, 2009, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria”) and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (“Banco Inbursa”) (each an “Investor” and collectively the “Investors”), pursuant to which the Company issued to the Investors for an aggregate purchase price of $250,000,000 (net of a $4,500,000 investor funding fee) (1) $250,000,000 aggregate principal amount of 14.053% Senior Unsecured Notes due January 15, 2015 (the “Notes”), and (2) detachable warrants (the “Warrants”) to purchase 15,900,000 shares of the Company’s Class A stock at a price of $6.3572 per share. Each Investor purchased an equal number of Notes and Warrants. The closing of this transaction occurred on January 21, 2009. Carlos Slim Helú and members of his family are beneficiaries of a trust which in turn owns all of the outstanding voting securities of Inmobiliaria and a majority of the outstanding voting equity securities of Grupo Financiero Inbursa, S.A.B. de C.V., which is the parent company of Banco Inbursa. As a result of the issuance of the Warrants, Mr. Slim, members of his family and the Investors are deemed to beneficially own on February 26, 2010, an aggregate of 16.2% of the Company’s outstanding Class A stock.

Preemptive Rights Offering.    As a result of the agreement to issue the Warrants to the Investors, under the Company’s Certificate of Incorporation and the New York Business Corporation Law, each holder of the Company’s Class B stock received a non-transferable preemptive right to purchase, for each share of Class B stock owned, 0.1112 warrants (the “Preemptive Warrants”), at a price of $1.33 per warrant, to purchase shares of the Company’s Class A stock, at a price of $6.35 per share. The terms of the Preemptive Warrants were substantially the same as those of the Warrants issued to the Investors.

As previously mentioned on page 6 the 1997 Trust holds 738,810 shares of Class B stock of the Company, or approximately 90% of the outstanding shares of the Class B stock. The 1997 Trust and the Trustees holding an aggregate of 746,568 shares of Class B stock waived their preemptive rights triggered by the agreement to issue the Warrants to the Investors. Accordingly, an aggregate of 8,917 Preemptive Warrants were offered to the holders of an aggregate of 80,184 shares of Class B stock, and an aggregate of 559 Preemptive Warrants were issued to holders who accepted the offer.

Board of Directors and Corporate Governance

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company. The Board recognizes its fiduciary duty to both Class A and Class B stockholders.

The following highlights key corporate governance practices applicable to the Board:

Board Leadership Structure.  Since 1997, the Company has separated the positions of Chairman of the Board of Directors and Chief Executive Officer. Given the demanding nature of these positions, and taking into account that our Chairman is currently also the Publisher of The New York Times, the Board believes it is appropriate to separate the positions of Chairman and Chief Executive Officer. Furthermore, since our Chairman is an executive officer of the Company, the Board believes it is appropriate to have a lead independent director who, among other things, chairs all executive sessions of our non-employee and independent Directors and serves as a liaison between our Chairman, our Chief Executive Officer and our independent Directors. Ellen Marram, our Presiding Director, currently serves in this role. See “Presiding Director” on page 27.

The Board’s Role in Risk Oversight.  Risk is an integral part of the Board and Committee deliberations throughout the year. The Audit Committee oversees the management of the Company’s enterprise risk management program, and the Audit Committee annually reviews an assessment prepared by management of the critical risks facing the Company, their relative magnitude and management’s actions to mitigate these risks.

Management implemented an enterprise risk management program in 2008 as a Companywide initiative to enhance our existing processes involving an integrated effort to identify, evaluate and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The activities of the enterprise risk management program entail the identification, prioritization and assessment of a broad range of risks (e.g., strategic, operational, financial, legal/regulatory and reputational) and the formulation of plans to mitigate their effects.

Corporate Governance Principles.  NYSE rules require listed companies to adopt corporate governance principles. A printable copy of the current version of the Company’s Corporate Governance Principles, most recently amended on February 18, 2010, is available on our Web site, as described on page 5.

Majority Voting for Directors.  Our Corporate Governance Principles provide that each nominee for election to the Board must agree to resign upon the request of the Board if, in an uncontested election, he or she is elected to the Board but fails to receive a majority of the votes cast. In determining whether to require the Director to resign, the Board, with such person not participating, will consider all relevant facts and circumstances. The Board must make the request within 60 days and the Company must disclose the Board’s decision within 65 days.

Director Nominee Rotation.  Our Corporate Governance Principles provide that it is the policy of the Company to have an annual rotation of the nominees for election to the Board by holders of the publicly traded, Class A stock. It is intended that each of the independent directors be nominated for election by the Class A stockholders at least once every three years and that the annual slate of Class A nominees include at least one member of each of the Audit, Compensation and Nominating & Governance Committees.

This policy reinforces the principle that, once elected, our Directors have no ongoing status as “Class A” or “Class B” Directors. All Directors owe fiduciary duties and responsibilities to all of our stockholders.

Director Election.  All Directors stand for election annually. Voting is not cumulative. Under our Certificate of Incorporation, 30% (or the nearest larger whole number) of the Directors are elected by the holders of the Company’s Class A stock and the remaining Directors are elected by the holders of the Company’s Class B stock. Under the New York Business Corporation Law and our Corporate Governance Principles, once elected, our Directors have no ongoing status as “Class A” or “Class B” Directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to the Company and all of our stockholders.

Director Attendance at Annual Meetings.  All Directors are expected to attend the Company’s annual meeting of stockholders. All Directors attended the Company’s 2009 annual meeting of stockholders in person, except for Daniel Cohen, who could not attend due to personal health reasons.

Director Retirement Age.  None of our Directors will stand for re-election after his or her 70th birthday, unless the Board determines otherwise.

Directors as Stockholders.  To encourage alignment of the interests of our Directors and stockholders, all Directors are expected to own stock in the Company equal in value to at least three times the annual Board cash retainer as set from time to time by the Board. Each Director is expected to accumulate this stock over a reasonable period of time, which in the view of the Nominating & Governance Committee is an approximately five-year period. Subject to the right of new Directors to acquire the requisite holdings over time, no Director currently fails to comply with this stock ownership policy. Stock units held by a Director under the Company’s Non-Employee Directors Deferral Plan are included in calculating the value of ownership to determine whether this minimum ownership has been accumulated.

Director Orientation.  The Company has a comprehensive orientation program for all new non-employee Directors with respect to their role as directors and as members of the particular Board committees on which they will serve. It includes one-on-one meetings with senior management and top New York Times editors and extensive written materials on each of the Company’s different business units. The senior management meetings cover a corporate overview, the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies. All other Directors are also invited to attend each orientation program.

Ongoing Director Education.  From time to time, the Company will provide Directors with additional educational materials and presentations from Company and/or third-party experts on subjects that would enable them to perform better their duties and to recognize and deal appropriately with issues that arise. In addition, the Company will pay all reasonable expenses for any Director who wishes to attend a director continuing education program.

“Controlled Company” Exception to NYSE Rules.  The Company’s Board of Directors has determined not to take advantage of an available exception from certain of the NYSE rules. A company of which more than 50% of the voting power for the election of directors is held by a single entity, a “controlled company,” need not comply with the requirements for a majority of independent directors or for independent compensation and nominating/corporate governance committees. As a result of the 1997 Trust’s holdings of Class B stock, the Company would qualify as a controlled company and could elect not to comply with these independence requirements. However, the Company’s Board of Directors has determined to comply in all respects with the NYSE rules.

Independent Directors.  The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Company has now, and has had for many years, a majority of independent Directors.

The NYSE rules specify five categories of relationships between an individual and a listed company that render the individual ineligible to be independent. The Board has determined that none of the Company’s independent Directors has a relationship with the Company that falls within these categories.

Under the NYSE rules, a Director qualifies as “independent” so long as he or she has none of these impermissible relationships with the Company and upon the Board affirmatively determining that he or she has no other material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

For the purpose of assisting the Board in determining Director independence, the Board has adopted categorical standards defining “material relationships.” Under these standards, the Board has determined that the following relationships—provided they are not required to be disclosed in the Company’s public filings by SEC rules—are immaterial to the Company for this purpose:

♦

if the Director does business with the Company, or is affiliated with an entity with which the Company does business, so long as payments by or to the Company do not exceed the greater of $1,000,000 or, in the case of an affiliated entity, 2% of the annual revenues of such entity; or

♦

if the Director serves as an officer or director of a charitable organization to which the Company, The New York Times Company Foundation or The New York Times Neediest Cases Fund makes a donation, so long as the aggregate annual donations do not exceed the greater of $1,000,000 or 2% of that organization’s annual charitable receipts.

The Board has determined that each of the Company’s independent Directors has only immaterial relationships with the Company consistent with these categorical standards. In addition, in the course of the Board’s determination regarding independence, it considered certain transactions, relationships and arrangements, all of which were deemed to be in the ordinary course of business and conducted on an arm’s-length basis. See “Interests of Directors in Certain Transactions of the Company.”

Based on the foregoing, the Board has affirmatively determined that each of Messrs. Cesan, Denham, Galloway and Kohlberg, Ms. Lepore, Dr. Liddle, Ms. Marram, Dr. Middelhoff and Ms. Toben has no material relationships with the Company and, therefore, each is independent pursuant to applicable NYSE rules. Of the remaining Directors, Messrs. Sulzberger, Jr. and Golden and Ms. Robinson are executive officers of the Company, Ms. Dolnick is a cousin of Mr. Sulzberger, Jr. and a sister of Mr. Golden and Mr. Cohen is a cousin of Messrs. Sulzberger, Jr. and Golden. Ms. Greenspon, a nominee for Director, is the daughter of a cousin of Messrs. Sulzberger, Jr. and Golden. Due to their family relation to Messrs. Sulzberger, Jr. and Golden, Ms. Dolnick and Mr. Cohen are not considered independent and Ms. Greenspon will not be considered independent.

Board Committees.  Both the Sarbanes-Oxley Act of 2002 and the NYSE rules require the Company to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Company to have independent compensation and nominating/corporate governance committees. The Company is in compliance with these requirements.

Under the Sarbanes-Oxley Act, members of an audit committee must have no affiliation with the issuer, other than the Board seat, and receive no compensation in a capacity other than as a director/committee member. Each member of our Audit Committee meets this independence standard.

Audit Committee Financial Experts.  Rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002 require the Company to disclose annually whether our Audit Committee has one or more “audit committee financial experts,” as defined by the SEC. The Board has determined that each member of the Audit Committee, including the Chair of the Audit Committee, Mr. Cesan, qualifies as an “audit committee financial expert.”

Codes of Ethics.  The Company has adopted a Business Ethics Policy, applicable to all employees, a code of ethics that applies not only to the Company’s Chief Executive Officer and senior financial officers, as required by the SEC, but also to its Chairman and Vice Chairman, and a code of ethics for Directors. A printable version of each of these documents is available on our Web site, as described on page 5.

Non-Employee Directors.  The NYSE rules require that, at the listed company’s option, either non-employee directors or independent directors of such company meet periodically in executive sessions without management participation. The Company’s non-employee Directors meet separately at the end of each regular meeting of the Board. Additionally, at least once a year the independent Directors meet in executive session. Ms. Dolnick and Mr. Cohen are non-employee Directors who, due to their family relation to Messrs. Sulzberger, Jr. and Golden, are not considered independent. If elected, Ms. Greenspon will be a non-employee Director who, due to her family relation to Messrs. Sulzberger, Jr. and Golden, will not be considered independent.

Presiding Director.  Ms. Marram currently serves as our Presiding Director. In addition to chairing all executive sessions of our non-employee and independent Directors, our Presiding Director:

♦	serves as a liaison between our Chairman, our Chief Executive Officer and our independent Directors;

♦	reviews proposed plans for Board meeting presentations;

♦	consults with any of the senior executives of the Company as to any concerns the executive might have; and

♦	makes herself available for direct consultation with major stockholders.

Stockholders and other interested parties may express their concerns to the Company’s non-employee Directors or the independent Directors by contacting the Presiding Director, care of the Senior Vice President, General Counsel & Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018. All such correspondence will be relayed to the Presiding Director.

Communications with the Board.  Stockholders may communicate with the Board of Directors care of the Senior Vice President, General Counsel & Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018. All such correspondence will be relayed to the entire Board of Directors.

Board and Committee Evaluations.  Our Board has a Board and Committee evaluation process to examine and discuss how our Board and Committees function as groups and with senior management of our Company. We believe that our stockholders’ interests can be best protected by acknowledging the separate responsibilities of management and our Board and its Committees and by ensuring an open environment for Board and management discussions and actions.

No Interlocking Directorships.  The Chairman of the Board, who also serves as Publisher of The New York Times, does not sit on any other company board. Although other members of senior management without editorial responsibilities are not so precluded, none sit on the boards of directors of any company at which one of our Directors is the chief executive officer or chief operating officer.

Succession Planning.  Recognizing the critical importance of executive leadership to the success of the Company, the Board works with senior management to ensure that effective plans are in place for both short-term and long-term executive succession at The New York Times Company.

Senior Management Evaluation.  In consultation with all non-employee Directors, the Compensation Committee annually evaluates the performance of our Chairman, President and Chief Executive Officer and Vice Chairman.

Corporate Financial Ethics Hotline.  The Company has established a corporate financial ethics hotline to allow an employee to lodge a complaint, confidentially and anonymously, about any accounting, internal control or auditing matter that is of concern.

Executive Stock Ownership Guidelines.  Those executive officers named in the “Summary Compensation Table” are subject to stock ownership guidelines. The Chairman is required to own shares of Class A stock equal to three times his base salary. The President and Chief Executive Officer, the Vice Chairman and the Chief Financial Officer are required to hold an amount equal in value to two times his or her base salary in Company stock. All other named executive officers are required to hold an amount equal in value to their base salary in Company stock. Shares held through the Company 401(k) Plan and restricted stock units are counted in calculating ownership. An executive officer’s stock holdings are valued at the greater of the fair market value at year end or the officer’s tax basis in the shares (or in the case of restricted stock units, the grant date fair market value). An affected executive officer has five years to attain the holding requirements. All of our named executive officers are in compliance with the guidelines.

Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct.  In the event of a restatement of the Company’s financial statements due to fraud or intentional misconduct, the Board will review performance-based bonuses to executive officers whose fraud or intentional misconduct caused the restatement, and the Company will seek to recoup bonuses paid for performance during the period or periods that are the subject of the restatement.

Independent Compensation Consultant.  The Compensation Committee has directly engaged an independent compensation consultant, Exequity LLP. In 2009, Exequity reported on its review of data from nationally recognized compensation surveys. The review analyzed salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation, for comparable executive positions at a comparative group of companies that includes traditional newspaper companies, other print publishing companies, news and information companies, and a selection of similarly-sized general industry companies and, for operating unit positions, at other comparable media companies. Exequity also provided general advice on executive compensation trends and programs, made compensation recommendations for our Chairman and Chief Executive Officer and supplied consulting services to the Compensation Committee in connection with the design and preparation of the 2010 Incentive Plan, including evaluating the plan against RiskMetrics proxy voting guidelines. Exequity has not provided any services to the Company, other than those relating to its role as compensation adviser to the Committee, during the Company’s 2009 fiscal year.

See “Compensation Committee—Compensation Committee Procedures.”

Policy on Transactions with Related Persons.  The Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof).

Any transaction in which the Company or any of its subsidiaries is a participant and a Director, Director nominee, executive officer or beneficial holder of more than 5% of the Company’s total equity (i.e., Class A and Class B stock of the Company), or any immediate family member of the foregoing (each, a “related person”) has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be specifically disclosed by the Company in its public filings.

Any such transaction would be subject to the Company’s written policy respecting the review, approval or ratification of related person transactions.

Under this policy:

♦

the Company or any of its subsidiaries may employ a related person in the ordinary course of business consistent with the Company’s policies and practices with respect to the employment of non-related persons in similar positions; and

♦

any other related person transaction that would be required to be publicly disclosed must be approved or ratified by the Board of Directors, delegated to the Nominating & Governance Committee or other committee, or if it is impractical or undesirable to defer consideration of the matter until a Board or committee meeting, by the Chair of the Nominating & Governance Committee (or, if he or she is not disinterested, by the Presiding Director).

If the transaction involves a related person who is a Director or an immediate family member of a Director, that Director may not participate in the deliberations or vote. In approving or ratifying a transaction under this policy, the Board, the committee or Director considering the matter must determine that the transaction is fair and reasonable to the Company.

A printable version of this written policy is available on our Web site, as described on page 5.

Our Code of Ethics applicable to Directors discourages Directors from engaging in transactions that present a conflict of interest or the appearance of one. Our Business Ethics Policy applicable to employees, including executive officers and others who may be “related persons” similarly discourages transactions where there is or could be an appearance of a conflict of interest. In addition, that policy requires specific approval by designated members of management of transactions involving the Company and in which employees have an interest. Specifically, an employee’s retention for the provision of goods or services to the Company of any business in which he or she has an interest must be approved by the employee’s supervisor, and an employee’s direct or indirect financial interest in a business enterprise that does business with the Company must be approved by or on behalf of the President/Chief Executive Officer of that employee’s operating unit. There are exceptions for small holdings in public companies.

These provisions of the Code of Ethics applicable to Directors and the Company’s Business Ethics Policy are intended to operate in addition to, and independently of, the policy on transactions with related persons described above.

See “Interests of Related Persons in Certain Transactions of the Company” for a description of transactions between the Company and related persons in 2009 and 2010 through the date of this Proxy Statement.

Board Meetings and Attendance

Board Meetings in 2009:  Six

Board Committees:  Four Standing Committees: Audit, Compensation, Finance and Nominating & Governance. See “Board Committees” for Committee descriptions and membership. Due to the suspension of certain activities of The New York Times Company Foundation, the Board determined in February 2010 to dissolve the Foundation Committee. Certain remaining responsibilities of the Foundation Committee were assumed by the Finance Committee.

Total Committee Meetings in 2009:  22

2009 Attendance:  All incumbent Directors attended 75% or more of the total Board and Committee meetings on which they served.

Board Committees

Name of Committee and Members	Principal Functions of the Committee		Meetings in 2009
Audit Raul E. Cesan, Chair Robert E. Denham David E. Liddle Doreen A. Toben	♦	Engages the Company’s independent auditors, subject to ratification by the stockholders, and receives periodic reports from the auditors and management regarding the auditors’ independence and other matters. Recommends appropriate action to ensure the auditors’ independence.	6
	♦	Reviews with management and the independent auditors the Company’s quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices, including any changes resulting from amendments to SEC or Financial Accounting Standards Board rules.
	♦	Meets regularly with the Company’s senior internal audit executive, representatives of management and the independent auditors in separate executive sessions.
	♦	Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.
	♦	Reviews the Company’s risk assessment and risk management policies.
	♦	Reviews the organization, resources and competence of the Company’s internal audit department. Prepares the report to stockholders included in the annual Proxy Statement.
Compensation David E. Liddle, Chair James A. Kohlberg Dawn G. Lepore Ellen R. Marram Thomas Middelhoff	♦	Approves compensation arrangements for the Company’s executive officers other than the Chairman, the Chief Executive Officer and the Vice Chairman, including base salaries, salary increases, incentive compensation plans and awards. Reviews the reasonableness and appropriateness of all such compensation.	6
	♦	In consultation with all non-employee Directors, annually evaluates the performance of the Chairman, the Chief Executive Officer and the Vice Chairman and, together with the other independent Directors, approves their compensation arrangements.
	♦	Adopts and oversees the administration of incentive compensation and executive stock plans and determines awards granted to executive officers under such plans.
	♦	Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels generally, including whether these effectively serve the interests of the Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.
	♦	Appoints the ERISA Management Committee, which oversees administration of the Company’s health, benefit and savings plans and which reports to the Compensation Committee once a year.
	♦	Has sole authority to engage an executive compensation consultant.
	♦	Reviews and discusses the Compensation Discussion and Analysis with management and prepares a report to stockholders stating that it has recommended that it be included in the annual Proxy Statement.
Nominating & Governance Robert E. Denham, Chair Scott Galloway Ellen R. Marram	♦	Makes recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership.	3
	♦	Recommends candidates to the Board for election to the Board at the Annual Meeting.
	♦	Advises the Board on appropriate compensation for outside directors.
	♦	Advises the Board on corporate governance matters.
	♦	Oversees periodic evaluation of the Board.
	♦	Has sole authority to engage a search firm to identify director candidates.

Name of Committee and Members	Principal Functions of the Committee		Meetings in 2009
Finance Ellen R. Marram, Chair Raul E. Cesan Daniel H. Cohen Lynn G. Dolnick Dawn G. Lepore Thomas Middelhoff	♦	Reviews the Company’s financial policies, including, without limitation, dividend policy, investment of cash, stock repurchase, short-and long-term financing, foreign currency, hedging and derivative transactions, material acquisitions and dispositions and capital expenditures.	6
	♦	Establishes (and adjusts from time to time) investment policies for the Company’s retirement and savings plans.
	♦	Appoints the Pension Investment Committee, which appoints and reviews the performance of the trustees and investment managers for the Company’s retirement and savings plans and which reports to the Finance Committee from time to time.
	♦	Reviews and makes recommendations to the Board with respect to the Company’s contributions to The New York Times Company Foundation.

Nominating & Governance Committee

Our Nominating & Governance Committee consists of three non-employee Directors, Robert E. Denham, Chair, Scott Galloway and Ellen R. Marram. Our Board has determined that each Committee member is “independent” under the corporate governance listing standards of the NYSE.

Effective November 20, 2009, our former director, William E. Kennard, who served as Chair of the Committee, resigned from our Board and the Committee upon the confirmation of his nomination to serve as Representative of the United States of America to the European Union, with the rank of Ambassador. Effective upon his resignation, our Board of Directors appointed Mr. Denham Chair of the Committee.

The Committee operates under a written charter adopted by the Board of Directors. The principal functions of the Committee include making recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership, recommending nominees to the Board for election and advising the Board on corporate governance matters. The chart set forth in “Board Committees” describes the principal functions of the Committee under its charter. A printable version of the charter is available on our Web site, as described on page 5.

Whenever a vacancy exists on the Board due to expansion of the Board’s size or the need to replace a resigning or retiring Director, the Committee begins a process of identifying and evaluating potential Director nominees. The Committee considers recommendations of management, stockholders and others. The Committee has sole authority to retain and terminate any search firm to be used to identify Director candidates, including approving its fees and other retention terms. In this regard, from time to time the Committee has retained a global executive recruiting firm, whose function is to bring specific Director candidates to the attention of the Committee. As discussed elsewhere in this Proxy Statement, the 1997 Trust, as holder of a majority of our Class B stock, has the right to elect 70% of our Board. The Committee considers, among other potential nominees, recommendations of the trustees of the 1997 Trust for nominees to be elected by the holders of the Class B stock. Carolyn D. Greenspon, who is a Director nominee for election by the holders of Class B stock, was brought to the attention of the Committee by the trustees of the 1997 Trust. Ms. Greenspon is herself one of the trustees and a fifth-generation member of the Ochs-Sulzberger family.

As noted, the Committee will consider Director candidates recommended by stockholders. Stockholders wishing to recommend Director candidates for consideration by the Committee may do so by writing to the Senior Vice President, General Counsel & Secretary, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Consistent with the Company’s Corporate Governance Principles, the Committee considers various criteria in Board candidates, including, among others, independence, character, judgment and business experience, as well as their appreciation of the Company’s core purpose, core values and journalistic mission, and whether they have time available to devote to Board activities.

In addition, pursuant to the Company’s Corporate Governance Principles, the Committee considers as one factor among many the diversity of Board candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying Board candidates.

The Committee also considers whether a potential nominee would satisfy:

♦	the NYSE’s criteria of director “independence”;

♦	the NYSE’s “financial literacy” and “financial management expertise” standards; and

♦	the SEC’s definition of “audit committee financial expert.”

Director candidates are evaluated in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing Directors and the relative mix of independent and management Directors. The Committee also considers the specific needs of the various Board committees. The Committee recommends potential Director nominees to the Board, and final approval of a candidate is determined by the Board. This evaluation process is the same for Director nominees who are recommended by our stockholders.

Ms. Greenspon first met with the Presiding Director and Chair of the Committee, who then recommended that the Committee recommend to the Board that she be a Director nominee at the 2010 Annual Meeting.

Compensation Committee

Compensation Committee Procedures

Our Board of Directors has established a Compensation Committee and charged it with the responsibility to review and either act on behalf of the Board or make recommendations to the Board concerning executive compensation and employee benefits. The Compensation Committee consists of the following individuals:

David E. Liddle, Chair

James A. Kohlberg

Dawn G. Lepore

Ellen R. Marram

Thomas Middelhoff

Our Board has determined that each Committee member is “independent” under the corporate governance listing standards of the NYSE.

The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our Web site, as described on page 5. The chart set forth in “Board Committees” describes the principal functions of the Committee under its charter, as well as the number of its meetings in 2009.

Together with the other non-employee members of the Board, the Committee evaluates the performance of our Chairman, Chief Executive Officer, and Vice Chairman and together with the other independent Directors approves their compensation. In addition, the Committee approves all compensation for our other executive officers and discusses with management in general terms the compensation of non-executive employees.

In the past, the Committee has delegated, and may in the future on an annual basis delegate, the authority to make option and other equity grants in limited circumstances, such as to newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters. To ensure compliance with its longstanding procedures, the Committee has adopted a written grant policy.

Under its charter, the Committee has sole authority to retain and terminate a consulting firm to assist in its evaluation of executive compensation. In accordance with this authority, in 2009, it directly engaged an independent compensation consultant, Exequity LLP. Exequity reported on its review of data from nationally recognized compensation surveys. The review analyzed salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation, for comparable executive positions at a comparative group of companies that includes traditional newspaper companies, other print publishing companies, news and information companies, and a selection of similarly-sized general industry companies and, for operating unit positions, at other comparable media companies. Exequity also provided general advice on executive compensation trends and programs and made compensation recommendations for our Chairman and Chief Executive Officer. In the course of advising the Committee, Exequity occasionally is asked to provide guidance and support to management in connection with matters that are reviewed by the Committee. These matters may pertain to, among other things, competitive analysis, program design recommendations, technical support and cost modeling. Exequity also supplied consulting services to the Committee in connection with the design and preparation of the 2010 Incentive Plan, including evaluating the plan against RiskMetrics proxy voting guidelines. Exequity has not provided any services to the Company, other than those relating to its role as compensation adviser to the Committee, during the Company’s 2009 fiscal year.

The Committee generally consults with management regarding executive compensation matters, and our Chief Executive Officer makes compensation recommendations for executive officers, excluding herself and our Chairman. The Company’s human resources department supports the Committee in its work.

Throughout the year, the Committee meets to discuss the Company’s executive compensation program and related matters. In February of each year, the Committee generally takes the following actions:

♦	sets salaries for the year;

♦	sets annual bonus potentials and the related financial targets for the year;

♦	sets award potentials and the financial targets and performance period for the upcoming long-term performance cycle; and

♦	awards equity-based compensation.

In addition, each February, the Committee meets to certify the achievement of performance goals for the recently completed year and long-term cycles and approve the payment of the annual bonuses and long-term performance awards. Other meetings are scheduled throughout the year as the Committee deems appropriate.

In February 2010, the Committee reviewed and recommended to the Board of Directors for approval the 2010 Incentive Plan. See “Proposal No. 2—Adoption of The New York Times Company 2010 Incentive Compensation Plan.”

The Committee has reviewed and discussed with Company management the section of this Proxy Statement titled “Compensation Discussion and Analysis,” and its report to stockholders stating that it has recommended the inclusion of such discussion and analysis appears below under “Compensation of Executive Officers” on page 38.

Compensation Committee Interlocks and Insider Participation

No member of the Committee is now, or was during 2009 or any time prior thereto, an officer or employee of the Company. No member of the Committee had any relationship with the Company during 2009 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of our executive officers currently serves or ever has served as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board or the Committee.

Audit Committee Report

To the Stockholders of The New York Times Company:

The Audit Committee consists of four non-employee Directors, Raul E. Cesan, Chair, Robert E. Denham, David E. Liddle and Doreen A. Toben. The Board of Directors has determined that:

♦	each Committee member is “independent” under the corporate governance listing standards of the NYSE and is “financially literate” as defined by the NYSE;

♦	each Committee member satisfies the “financial management expertise” standard, as required by the NYSE; and

♦	each Committee member, including the Chair of the Committee, is an “audit committee financial expert” as defined by the SEC.

The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our Web site, as described on page 5.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent integrated audit of (i) the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and (ii) the Company’s internal control over financial reporting, and for issuing their reports thereon. The Committee is responsible for assisting the Board in monitoring:

♦	the integrity of the Company’s financial statements;

♦	the Company’s compliance with legal and regulatory requirements;

♦	the Company’s internal control over financial reporting;

♦	the Company’s independent registered public accounting firm’s qualifications and independence; and

♦	the performance of the Company’s internal audit function and independent registered public accounting firm.

In addition, the Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting or auditing matters.

During 2009, the Committee met six times and held separate discussions with management, the Company’s internal auditors and the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”). The Committee’s Chair, as representative of the Committee, discussed the Company’s interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and/or Controller and Ernst & Young prior to public release. Each other member of the Committee also generally participated in this discussion. The full Committee reviews the Company’s quarterly financial statements with management and Ernst & Young. In addition, the Committee reviewed and discussed the Company’s compliance with the requirements of the Sarbanes-Oxley Act of 2002 with respect to internal control over financial reporting.

Management has represented to the Committee that the Company’s 2009 annual consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with management and Ernst & Young the Company’s 2009 annual consolidated financial statements and Ernst & Young’s audit report thereon and Ernst & Young’s audit report on the effectiveness of the Company’s internal control over financial reporting. In addition, the Committee reviewed and discussed with management the annual report of management on the Company’s internal control over financial reporting. The Committee has also discussed the following with Ernst & Young:

♦

the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company’s 2009 annual consolidated financial statements;

♦

the critical accounting policies and practices used in the preparation of the Company’s 2009 annual consolidated financial statements, alternative treatments of financial information within accounting principles generally accepted in the United States of America that Ernst & Young discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Ernst & Young; and

♦	other material written communications between Ernst & Young and management.

In addition, the Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Committee concerning independence, and has discussed with Ernst & Young their firm’s independence from the Company and management, including all relationships between the firm and the Company. As part of its role of monitoring Ernst & Young’s independence, the Committee has adopted a “Policy on Auditor Independence and Non-Audit Services” (which, among other things, requires management and the Committee to consider whether Ernst & Young’s provision of any non-audit services would impair Ernst & Young’s independence) and a “Policy on Hiring Current or Former Employees of the Company’s or Plan’s Independent Auditors.” Both of these policies are available at http://www.nytco.com.

In addition, the Committee obtains and reviews annually a report by Ernst & Young describing:

♦	the firm’s internal quality-control procedures; and

♦

any material issues raised by (i) the most recent internal quality-control review (or peer review) of the firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

The Committee discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their respective audits, the evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2009, for filing with the SEC.

The Committee also has recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2010.

Raul E. Cesan, Chair

Robert E. Denham

David E. Liddle

Doreen A. Toben

Directors’ Compensation

2009 Compensation of Non-Employee Directors

Compensation for our non-employee Directors for 2009 consisted of: cash compensation in the form of an annual retainer for all Board members, Committee Chairs and Committee members and the Presiding Director; and equity compensation, consisting of a grant of phantom Class A stock units and options to purchase Class A stock.

Our goal in setting compensation for our non-employee Directors is to remain competitive in attracting and retaining high quality Directors. We also recognize that over the past few years, there has been an increase in board responsibilities and potential liability.

Our Nominating & Governance Committee annually reviews and makes recommendations to the Board with respect to the compensation for non-employee Directors. Each year, management reports to the Nominating & Governance Committee on non-employee Director compensation at comparable companies and makes recommendations with respect to the amount and form of compensation for non-employee Directors.

Based on such review, our Nominating & Governance Committee recommended to the Board and the Board unanimously agreed, effective January 1, 2009, to a 5% reduction in the cash compensation payable to non-employee Directors in order to reduce our cost structure and operating expenses. This reduction was generally in line with a salary reduction approved for our nonunion employees, including our executive officers. In 2010, cash compensation payable to non-employee Directors was reinstated to levels paid in 2008.

Each of the current components of our non-employee Director compensation is described in more detail below.

Cash Compensation:    In 2009, we paid an annual retainer to all Board members, Committee Chairs and Committee members as follows:

♦	Annual cash Board retainer of $42,750;

♦	Annual cash Committee Chair retainer of $9,500;

♦	Annual cash Committee retainers in the following amounts:

♦	Audit—$19,000

♦	Compensation—$9,500

♦	Finance—$9,500

♦	Nominating & Governance—$5,700

♦	Foundation—$2,850

The Presiding Director received an additional $9,500 annual retainer.

Non-Employee Directors Deferral Plan:    The Company’s Non-Employee Directors Deferral Plan allows our non-employee Directors to defer the receipt of a portion of their cash compensation. We credit deferred amounts to a cash account or a phantom Class A stock unit account, as elected by the Director. Amounts deferred as phantom Class A stock are initially held as cash and are converted to phantom stock units as of the date of our next succeeding Annual Meeting. Cash accounts are credited with interest at a market rate. Phantom Class A stock unit accounts are credited with dividend equivalents. Subsequent to a non-employee Director’s retirement, we pay him or her the cash value of amounts accumulated in his or her account.

Phantom Stock Units:    Under the Company’s Non-Employee Directors Deferral Plan, a discretionary grant of phantom stock units worth $35,000 was credited to each non-employee Director’s account on the date of the 2009 Annual Meeting. The number of phantom stock units credited was based on the average closing price of a share of Class A stock for the 30 trading days prior to the date of the 2009 Annual Meeting. It is anticipated that a similar grant will be made on the date of the 2010 Annual Meeting.

Stock Options:    Our Board’s longstanding practice is to award stock options annually to our non-employee Directors, on the date of the Annual Meeting under our 2004 Non-Employee Directors’ Stock Incentive Plan (the “Directors’ Plan”). The option exercise price for those awards is set at the average of the high and low stock prices as quoted on the NYSE on the date of the Annual Meeting. Options vest on the date of the next succeeding Annual Meeting and have a term of 10 years from the date of grant.

In 2009, options to purchase 4,000 shares of our Class A stock were granted to non-employee Directors under the Directors’ Plan. It is anticipated that a similar grant will be made on the date of the 2010 Annual Meeting.

Matching Gifts Program:    Through our foundation, The New York Times Company Foundation, we matched 100% of charitable contributions made by Directors prior to May 22, 2009, to colleges, schools, cultural, journalism or environmental organizations, up to a maximum contribution of $3,000 per person per year. We also matched charitable contributions of retired Directors. This matching gifts program was suspended as of May 22, 2009.

Expenses:    We reimburse reasonable expenses incurred for attendance at Board and Committee meetings.

Non-Employee Director Compensation Table

The total 2009 compensation of our non-employee Directors is shown in the following table. Mr. Kennard stepped down from the Board effective November 20, 2009. The table includes his compensation for the period through that date.

(a)	(b)	(c)	(d)	(g)	(h)
Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2,3] ($)	Option Awards[4,5] ($)	All Other Compensation[6] ($)	Total ($)
Raul E. Cesan	80,750	35,000	6,840	172	122,762
Daniel H. Cohen	52,250	35,000	6,840	472	94,562
Robert E. Denham	68,365	35,000	6,840	3,172	113,377
Lynn G. Dolnick	64,600	35,000	6,840	172	106,612
Scott Galloway	48,450	35,000	6,840	6,172	96,462
William E. Kennard	60,955	35,000	0	15,837	117,792
James A. Kohlberg	52,250	35,000	6,840	172	94,262
Dawn G. Lepore	61,750	35,000	6,840	172	103,762
David E. Liddle	80,750	35,000	6,840	172	122,762
Ellen R. Marram	86,450	35,000	6,840	172	128,462
Thomas Middelhoff	61,750	35,000	6,840	172	103,762
Doreen A. Toben	64,600	35,000	6,840	172	106,612

1.	Includes a Presiding Director retainer for Ms. Marram and a Committee Chair retainer for each of Messrs. Cesan, Denham and Kennard, Ms. Dolnick, Dr. Liddle and Ms. Marram. Mr. Denham succeeded Mr. Kennard as Chair of the Nominating & Governance Committee on November 20, 2009. We apportioned the $9,500 Committee Chair retainer between them based on the time they served as Chair. Ms. Dolnick served as the Chair of the Foundation Committee in 2009. Messrs. Cesan and Kennard and Ms. Toben elected to defer their cash compensation in the form of phantom stock units under the Company’s Non-Employee Directors Deferral Plan.

2.	In accordance with recently adopted amendments to the SEC’s proxy disclosure rules, included in the “Stock Awards” column is the aggregate grant date fair value of the discretionary grant of phantom stock units made to each non-employee Director on April 23, 2009, under the Company’s Non-Employee Directors Deferral Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”) (formerly, Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment). The grant date fair value of such awards is estimated as $35,000.

3.	The following table shows the aggregate phantom stock units outstanding at December 27, 2009:

Name	Aggregate Phantom Stock Units Outstanding at December 27, 2009 (#)
Raul E. Cesan	53,925
Daniel H. Cohen	10,869
Robert E. Denham	9,164
Lynn G. Dolnick	13,529
Scott Galloway	9,164
William E. Kennard	45,567
James A. Kohlberg	9,164
Dawn G. Lepore	9,164
David E. Liddle	13,529
Ellen R. Marram	26,381
Thomas Middelhoff	13,529
Doreen A. Toben	40,119

4.	On April 23, 2009, non-employee Directors received options to acquire 4,000 shares of Class A stock at an exercise price of $4.92 (the average of the high and low stock prices on the NYSE on the date of the grant under the Directors’ Plan). The amounts included in the table above consist of the aggregate grant date fair value of the stock options, computed in accordance with FASB ASC Topic 718. The grant date fair value of such awards is $1.71 per option. This presentation reflects a change from prior year proxy statements where the amounts included in this column reflected the compensation expense recognized in the fiscal year related to all outstanding stock options. For a discussion of the assumptions used in calculating the valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 27, 2009. The actual amount ultimately realized by a Director from the stock options will vary depending on, among other items, stock price fluctuations and the timing of exercise.

5.	The following table shows outstanding stock option awards as of December 27, 2009. The exercise prices of the stock options range from $4.92 to $46.945.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable/ Unexercisable	In-the-money Amount of Unexercised Options ($) Exercisable/ Unexercisable(a)
Raul E. Cesan	36,000/4,000	0/4,000
Daniel H. Cohen	8,000/4,000	0/4,000
Robert E. Denham	4,000/4,000	0/4,000
Lynn G. Dolnick	16,000/4,000	0/4,000
Scott Galloway	4,000/4,000	0/4,000
William E. Kennard	27,000/0	0/0
James A. Kohlberg	4,000/4,000	0/4,000
Dawn G. Lepore	4,000/4,000	0/4,000
David E. Liddle	36,000/4,000	0/4,000
Ellen R. Marram	36,000/4,000	0/4,000
Thomas Middelhoff	20,000/4,000	0/4,000
Doreen A. Toben	20,000/4,000	0/4,000

(a)	The closing price of the underlying Class A stock on the NYSE on December 24, 2009 ($12.16), the last trading day of our 2009 fiscal year, minus the option exercise price.

6.	The values include matching gifts on charitable contributions made prior to May 22, 2009 (see “—Matching Gifts Program”) in the amount of: (i) $300 for Mr. Cohen, (ii) $3,000 for Mr. Denham for a gift made in 2008 and matched by the Company in 2009, (iii) $6,000 for Mr. Galloway, of which $3,000 was for a gift made in 2008 and matched by the Company in 2009, and (iv) $4,000 for Mr. Kennard, of which $1,000 was for a gift made in 2008 and matched by the Company in 2009. The amount included for Mr. Kennard also includes a one-time $10,000 donation made in his honor to a university upon his departure from the Board.

Directors’ and Officers’ Liability Insurance

The Company maintains directors’ and officers’ liability insurance effective May 1, 2009, with an expiration date of May 1, 2010. This is part of our combined coverage, which was purchased at an annual cost of $1,679,375. The insurance companies providing directors’ and officers’ liability insurance are Ace American Insurance Company, Allied World Assurance Company, Carolina Casualty Insurance Company, Endurance American Insurance Company, Great American Insurance Company, Liberty Mutual Insurance Company, St. Paul Mercury Insurance Company and Zurich American Insurance Company.

Compensation of Executive Officers

Compensation Committee Report

The Compensation Committee has reviewed and discussed with Company management the “Compensation Discussion and Analysis” appearing below, and based on such review and discussions, the Committee has recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2009 Annual Report on Form 10-K.

David E. Liddle, Chair

James A. Kohlberg

Dawn G. Lepore

Ellen R. Marram

Thomas Middelhoff

Compensation Discussion and Analysis

We believe that our executive officers are critical to our success and to the creation of long-term stockholder value. We structure compensation for our executive officers based on the following objectives:

♦	to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance;

♦	to drive performance through the achievement of short-term and long-term objectives; and

♦	to link our executives’ total compensation to the interests of our stockholders.

The following discussion analyzes 2009 executive compensation for those executive officers identified in the Summary Compensation Table, whom we refer to as our named executive officers.

Our named executive officers include our President and Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers based on total compensation, which is calculated under SEC regulations. For 2009, these are:

♦	Arthur Sulzberger, Jr., Chairman of the Board and Publisher, The New York Times;

♦	Janet L. Robinson, President and Chief Executive Officer;

♦	Michael Golden, Vice Chairman, and President and Chief Operating Officer, Regional Media Group;

♦	James M. Follo, Senior Vice President and Chief Financial Officer; and

♦	P. Steven Ainsley, Publisher, The Boston Globe. (Mr. Ainsley retired effective December 31, 2009.)

Overview

Our annual cash and long-term incentive programs are designed to link the compensation of our named executive officers to the overall success of the Company and further our longstanding compensation principles of supporting the Company’s business strategy and performance. Our 2009 results reflected the difficult economic environment we faced during the year. The effect of the global economic downturn, coupled with the secular changes affecting newspapers, resulted in significant revenue declines as advertisers pulled back on print placements in all categories.

However, in 2009, we accomplished many of the goals that we believe are critical to the success of our long-term strategy. As the advertising marketplace, particularly in print, changes, we have continued to explore payment models as well as other approaches to generate revenues from our online content, and in January 2010, we announced that we would introduce a paid model for NYTimes.com at the beginning of 2011 to create a second revenue stream while preserving NYTimes.com’s robust advertising business. In addition, we continue to evaluate our circulation pricing models at all our properties and in 2009 increased prices for subscription and newsstand copies of The Times and the Globe. Our circulation revenues increased 2.9% in 2009 compared with 2008, due to higher prices.

We have also continued our multi-year drive to reduce expenses. In 2009, our operating costs declined approximately $475 million, or 17%, compared with 2008, with reductions in nearly all major expense categories, including wages and benefits, the single largest expense category.

We also undertook a major restructuring effort at the New England Media Group, which includes the Globe, the Worcester Telegram & Gazette and their Web sites. To address the secular and cyclical forces affecting these properties, we developed a strategic plan that included the consolidation of the Globe’s printing facilities, circulation price increases, compensation and headcount reductions and extensive negotiations with the Globe’s unions on various cost-cutting measures. In the second and third quarters of 2009, employees of the Globe represented by various unions ratified amendments to their collective bargaining agreements.

Finally, debt restructuring has been a key area of strategic focus. We have made significant progress in lowering our total debt level through cash flow from operations, divestiture activities, suspension of dividend payments and other actions. Our total debt level at year-end 2009 decreased to $769 million from $1.1 billion at the end of 2008.

Detailed disclosure of our 2009 financial results appears in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the fiscal year ended December 27, 2009. It is within this context that the Compensation Committee analyzed compensation programs for 2009. Tables comparing our 2009 target and actual compensation appear on pages 48-49.

2009-2010 Key Compensation Highlights

In 2009 and 2010, the key highlights with respect to the Company’s executive compensation program were as follows:

♦

Salaries: Base salaries for executives were reduced by 5% from April 1, 2009, through December 31, 2009. See “—Executive Compensation—Salaries.” In 2010, salary levels largely remained frozen at 2006-2008 levels.

♦

Annual Bonuses: Annual bonuses for 2009 were payable on achievement of a performance goal based on EBITDA, which was exceeded, resulting in a potential payout at 185% of target. However, in response to a recommendation by management, the Committee exercised its discretion to make downward adjustments resulting in a reduced payout of 128% of target. See “—Executive Compensation—Annual Bonuses.”

♦

Long-Term Performance Awards: Long-term performance compensation for 2009 was anomalous because, due to the Company’s previous change from five-year to three-year performance cycles, two separate long-term performance cycles ended in 2009. The first, a five-year cycle set in 2004, based on total stockholder return relative to a group of peer companies resulted in a payout of 137.5% of target. The second, a three-year cycle set in 2007, was based on revenue/expense management and return on invested capital goals, weighted equally. The revenue/expense management target was not achieved at the targeted levels, as significant expense reduction did not offset advertising revenue declines. Achievement against the return on invested capital metric, which is measured by reference to operating profit per dollar of average invested capital, was also adversely affected by lower advertising revenues and resulting operating profit declines. Accordingly, no payout was made for this cycle. Prior to 2009, no long-term performance cycle had generated a payment since 2003.

♦

Tax Reimbursements: In March 2009, the Company determined that it would no longer pay or reimburse its executive officers for the amount of income and Medicare taxes owed by them in respect of regularly provided perquisites and benefits.

♦

Retirement Benefits: In November 2009, the Company amended The New York Times Companies Pension Plan (the “Pension Plan”), our nonunion pension plan, to freeze benefits as of December 31, 2009. In connection with this action, the Company also froze The New York Times Companies Supplemental Executive Retirement Plan (the “SERP”), a non-qualified defined benefit plan that provides enhanced retirement benefits to select members of management. At the same time, the Company added an employer-paid non-elective contribution under the Company 401(k) Plan and approved the adoption of two unfunded supplemental defined contribution plans for executives. See “—Executive Compensation—Other Elements of Executive Compensation” for a description of these changes and new plans.

♦

Proposed Incentive Plan: In February 2010, the Committee approved the 2010 Incentive Plan, which is intended to replace the current NYT Stock Plan and 1991 Executive Cash Bonus Plan, each of which will expire at the end of 2010. Adoption of the 2010 Incentive Plan must be approved by the stockholders of the Company at the 2010 Annual Meeting. The 2010 Incentive Plan will enable the Committee to provide compensation for executives comparable to that now provided under the existing plans. See “Proposal 2—Adoption of The New York Times Company 2010 Incentive Compensation Plan.”

Compensation-Setting Process

Role of Board, Compensation Committee and Executive Officers

The Compensation Committee, which consists solely of independent directors, is primarily responsible for overseeing compensation for our executive officers, including the named executive officers. The Committee approves annually the compensation for the Company’s executive officers other than the Chairman, Chief Executive Officer and Vice Chairman. With respect to these three officers, the Committee makes compensation recommendations to the independent members of our Board of Directors. The independent directors consult with the other non-employee Directors, but the final compensation decision is theirs.

The Committee generally consults with management regarding employee compensation matters, and our Chief Executive Officer reports on the performance of, and makes compensation recommendations for, executive officers other than herself and our Chairman. In developing recommendations, the Chief Executive Officer consults with the Chairman and the head of the human resources department. In addition, our human resources, legal, controllers and treasury departments support the Committee in its work and help administer our compensation programs. The Committee’s independent compensation consultant, Exequity LLP, advises on executive compensation matters and provides compensation recommendations for our Chairman and Chief Executive Officer. In addition, the members of the Committee familiarize themselves with compensation trends and competitive conditions through periodic consultations with compensation experts, including Exequity, and the review of market data and other information about relevant market practices.

The table below summarizes our compensation recommendation and approval process:

Name	Compensation Recommendations Made By:	Compensation Approved By:
Arthur Sulzberger, Jr.	Compensation Committee, after consultation with Exequity	Independent Board members after consultation with non-employee Directors

Janet L. Robinson	Compensation Committee, after consultation with Exequity	Independent Board members after consultation with non-employee Directors

Michael Golden	CEO/Compensation Committee	Independent Board members after consultation with non-employee Directors

James M. Follo	CEO	Compensation Committee

P. Steven Ainsley	CEO	Compensation Committee

A discussion of the composition and procedures of the Committee, including the role of Exequity, is set forth above under “Compensation Committee—Compensation Committee Procedures.”

Components of Compensation

To achieve our compensation objectives, we rely on the following compensation components, each of which is discussed in more detail below:

Pay Component	Structure and Intended Purpose
Fixed
Salary	Fixed cash component designed to compensate individual for responsibility level of position held.
Variable
Annual performance-based cash awards

Variable cash component of pay designed to motivate and reward individual’s contributions to the achievement of short-term objectives by linking compensation to important annual financial, operating and individual performance measures set by the Committee in advance. Target payout is set as a percentage of salary, with higher percentages for individuals with greater responsibility.

As discussed below under “Performance Targets,” financial targets for the annual performance awards are based on EBITDA, and are derived from the operating budget developed by management and reviewed and discussed with the Board of Directors.

Long-term incentive compensation, including performance-based cash awards and equity incentives in the form of stock options and restricted stock units	♦	Performance-based cash awards designed to reinforce the relationship between pay and performance by linking compensation to the achievement of important long-term financial performance measures set by the Committee in advance. Target payout is set as a specific amount, with higher targets for individuals with greater responsibility.

	♦	Targets set in 2009 were based on return on invested capital and operating cash flow margin and were derived from the three-year plan developed by management and reviewed and discussed with the Board of Directors. See “—Long-Term Incentive Compensation” below for a discussion of the performance targets and payouts under long-term incentive potentials previously set for cycles ended in 2009.

	♦	Stock options designed to focus executives on increasing our Class A stock price over a specified vesting period and option term because the options produce value only if the stock price increases over the exercise price.

	♦	Restricted stock units designed to retain executives by conditioning delivery of the underlying shares of Class A stock, or the cash equivalent, upon completion of a specified vesting period (or upon retirement, death or disability). Restricted stock units also align executives’ interest with that of our stockholders. In 2010, the size of restricted stock unit grants was tied to the achievement of pre-set 2009 EBITDA targets.
Other benefits	♦	The SERP, a non-qualified plan designed to provide benefits to a select group of executives that, when added to retirement income provided under other Company plans, will ensure payment of a competitive level of retirement income to these individuals. Benefits accruing under the SERP have been frozen based on eligible earnings through December 31, 2009. In connection with the freezing of the SERP, the Company added an employer-paid non-elective contribution under the Company 401(k) Plan and adopted two unfunded supplemental defined contribution plans for executives. See “—Executive Compensation—Other Elements of Executive Compensation” for a description of these changes and new plans.

Pay Component	Structure and Intended Purpose
	♦	A deferred executive compensation plan (the “DEC”), which allows executives to defer portions of their salary, annual bonus and long-term performance award. The DEC does not provide for earnings at above-market or preferential rates, and the Company does not make contributions on behalf of participants.

	♦	Other employee benefit plans available to substantially all employees, including medical, life insurance and disability plans, a Company match for 401(k) plan contributions and an employee stock purchase plan.

	♦	Limited perquisites, including financial planning services and relocation benefits.

Key Factors in Setting Compensation

In setting or recommending the amount of each component of an executive’s compensation and considering his or her overall compensation package, the Committee evaluates each of the following factors:

♦

Benchmarking—Each year, the Committee reviews market data for corporate executives in positions comparable to those of Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden and Follo, to the extent available, and operating unit executives in positions comparable to that of Mr. Ainsley. In December 2008, the Committee examined market data on pay practices at 52 U.S. publicly traded companies that included traditional newspaper companies, other print publishing companies, news and information companies of various sizes, and a selection of general industry companies with revenues comparable to the Company’s. These companies generated 2008 revenues ranging from approximately $125 million to $17.6 billion, with median revenues of approximately $3.3 billion. Each was a participant in the Towers Perrin Executive Compensation Database, a widely used source of executive compensation information.

Advance Publications Inc.

Allergan, Inc.

Battelle Memorial Institute

Belo Corp.

Biogen Idec

Cablevision Systems

Cameron International

Charter Comm.

Cooper Standard Automotive

Cooper Tire and Rubber

Cox Enterprises

Cytec Industries, Inc.

Dow Jones & Company, Inc.

Foster Wheeler Ltd.

Fox Networks

Gannett Co., Inc.

Google Inc.

Great Plains Energy

Hasbro, Inc.

HNA

Hospira

Houghton Mifflin

IAC/InterActiveCorp.

Jarden

John Wiley & Sons

The McClatchy Company

McGraw-Hill Companies, Inc.

Media General, Inc.

Meredith Corporation

Readers Digest

Reuters America, Inc.

Scholastic

The Scotts Miracle-Gro Company

Sonoco Products Company

Steelcase Inc.

TAP Pharmaceuticals

The E.W. Scripps Company

The Hearst Corp.

The Washington Post Company

Time Inc.

Time Warner Cable Inc.

Tribune Company

Trinity Industries, Inc.

United States Cellular Corporation

Univision Comm.

Viacom Inc.

Vulcan Materials Company

Wellcare Health Plans

W.R. Grace & Co.

Williams-Sonoma, Inc.

Wyndham Worldwide

Yahoo! Inc.

The Committee believes that this group provided an effective comparison because it included a sizable number of direct competitors as well as general industry companies representative of those with which the Company competes for senior executive talent.

The Committee’s independent compensation consultant, Exequity, provided information regarding market practices and trends and analyzed compensation data from the selected peer group of companies. In the case of media companies, which were included in the peer group regardless of size, the data was size-adjusted by revenues using regression analysis. The Committee measured the competitiveness of annual salaries for corporate executives against the 50th percentile; target total compensation (salary plus target bonus plus the value of long-term incentive awards) was reviewed against the 60th percentile.

For operating unit executives, such as Mr. Ainsley, the Committee reviewed pay practices for similarly situated individuals at other media companies based on market data provided by the Towers Perrin CDB Media Industry Survey. Again, the Committee reviewed annual salary targets against the 50th percentile and measured target total compensation against the 60th percentile.

♦

Performance—The Committee ties a substantial portion of each named executive officer’s total potential compensation to Company and individual performance. All executive officers, including the named executive officers, are eligible for annual cash bonuses and long-term performance cash awards that reinforce the relationship between pay and performance by linking compensation to the achievement of important short- and long-term financial, strategic, operating and individual performance targets set by the Committee in advance based on the Company objectives set out in the operating budget.

The Committee considers the individual performance of each named executive officer by reviewing, among other factors, recommendations of the Chief Executive Officer (insofar as they relate to the named executive officers other than herself and our Chairman), achievement of pre-established individual performance objectives and annual self-assessments. The amount of each component of a named executive officer’s compensation is based in part on the Committee’s assessment of that individual’s performance.

♦

Internal Pay Equity—The Committee’s approach to compensation is that executives holding comparable positions of responsibility should have similar compensation opportunities, adjusted to reflect their responsibilities and role within the Company and recognizing that actual rewards earned should reflect achievement of individual performance objectives.

In setting compensation for 2009, the Committee reviewed tally sheets detailing the total compensation of the named executive officers. These tally sheets identified all components of compensation for these executives, including the compensation such executives would be eligible to receive under different termination scenarios, as described in “—Potential Payments Upon Termination or Change-in- Control Table.” At the conclusion of this review, the Committee concluded that the amounts of compensation to be paid were appropriate and reasonable in light of the factors discussed above.

Performance Targets

In setting financial performance targets, the Committee reviews our operating budget for the fiscal year and the most current three-year plan, and sets specific incentive targets that are directly linked to short- or long-term financial performance objectives. Annual operating budgets and three-year plans are developed and submitted to the Board by management annually based on an assessment of the state of the business, the industry and expectations regarding annual and long-term performance. The annual budgets and three-year plans set financial performance objectives that management believes are aggressive but achievable based on the underlying strategic and operating assumptions regarding revenue and cost control initiatives. Typically, the Committee will set a target performance level for a 100% payout at the same level as the relevant objective. While future results cannot be predicted, the Committee believes that these performance targets are set at levels such that achievement of the target levels would require significant effort on the part of the executive officers and that payment of the maximum amounts would occur only upon the achievement of results substantially in excess of internal and market expectations.

Operating budgets and three-year plans are created independent of, and therefore the financial performance targets generally exclude, the effect of specified non-recurring or non-operational events, such as acquisitions and dispositions, changes in accounting rules, the cost of employee buyouts not reflected in our budget, shutdown costs associated with the closure of a business or facility and non-cash impairment charges.

Executive Compensation

Salaries

Salaries for executive officers are reviewed annually and are intended to provide competitive compensation to each executive based on position, scope of responsibility, business and leadership experience and performance. For 2009, salary levels initially remained unchanged from 2006 levels. However, effective April 2009, the Committee approved a 5% reduction in base salary for executive officers through December 31, 2009. The action was in connection with salary reductions that generally affected the Company’s nonunion employees.

In 2010, salary levels for Mr. Sulzberger, Jr. and Ms. Robinson were set at the 2006-2008 levels. Mr. Golden’s salary, like that of each employee in the Regional Media Group, was reduced 2.5% from the 2006-2008 levels. Mr. Follo’s salary was increased by 5%, to bring his compensation more in line with corporate executives in comparable positions. Salaries for the named executive officers other than Mr. Follo have not been increased since 2006.

Annual Bonuses

In February 2009, the Committee set 2009 annual bonus targets for all executives, including the named executive officers, as a percentage of salary based on the results of the annual benchmarking analysis and internal pay equity. Generally, the more responsible the executive officer’s position is, the higher the percentage. For the named executive officers, target amounts ranged from 55% to 100% of base salary. Depending on the achievement of the Company and individual goals discussed below, the potential payout for each executive ranged from zero to 200% of the target amount.

The Committee structured 2009 annual bonuses for corporate executives, including Mr. Sulzberger, Jr., Ms. Robinson, and Messrs. Golden and Follo, to depend 75% on the achievement of annual Companywide financial targets designed to advance our strategy, and 25% on the achievement of individual goals. For operating unit executives, including Mr. Ainsley, 35% of the annual bonus depended on the Companywide targets and 65% depended on individual goals.

For the 2009 awards, the Committee based the financial target portion on EBITDA excluding certain items. For this purpose, EBITDA is computed as operating profit plus depreciation and amortization, net income from joint ventures, and net loss attributable to the noncontrolling interest adjusted to exclude the effect of acquisitions and dispositions, changes in accounting rules, the cost of employee buy-outs not reflected in our budget, shutdown costs associated with the closure of a business or facility, and non-cash impairment charges. The Committee believes that EBITDA, as so adjusted, is a useful measure of our performance for compensation purposes because it facilitates comparisons of our historical operating performance on a consistent basis. In addition, EBITDA is a measure often used by investors, analysts and others and serves to align the interests of our executives and our stockholders.

In setting EBITDA targets, the Committee considered our Companywide strategic and operating plans. Our 2009 budget and, as a result, the performance targets, took into account a projected challenging print advertising environment. The target performance level for a 100% payout was set at the operating budget objectives, with potential payouts ranging from 0 to 200% of target based upon a predetermined performance scale. In 2009, the Company exceeded its EBITDA target, resulting in a potential payout at 185% of target. However, on the recommendation of management, the Committee exercised its discretion to reduce the payout to 128% of target. This was achieved through adjustments resulting in a net reduction of EBITDA. These discretionary adjustments excluded from EBITDA the savings from union and nonunion salary reductions, benefits generally from above-target performance of the New England Media Group, charges and curtailment gains related to various pension actions and miscellaneous other items. The following table reflects the target, the achievement level and potential and actual payout percentages.

	2009 Target	2009 Actual
	(dollars in thousands)
Company EBITDA, as adjusted	$223,965	$266,984
Potential payout percentage	100%	185%
Actual payout percentage (after discretionary adjustments approved by the Committee)	—	128%

The following table shows the computation of adjusted EBITDA, as defined above, and the further adjustments made for purposes of reducing the amount of the 2009 annual bonuses.

(in thousands)
Operating profit	$74,059
Depreciation and amortization	133,696
Net income from joint ventures	20,667
Net loss attributable to the noncontrolling interest (pre-tax)	54

228,476

Pre-approved adjustments to exclude the effect of:
Acquisitions and dispositions, net	(5,124)
Changes in accounting rules	0
Employee buy-outs in excess of budget	22,229
Shutdown costs associated with the closing of a business or facility	18,320
Noncash impairment charges	3,083

Total pre-approved adjustments	38,508

EBITDA, as adjusted	266,984

Discretionary adjustments approved by the Committee	(23,919)

Final adjusted EBITDA	$243,065

As noted above, bonuses depended upon the officer’s achievement of individual goals, which are based on the executive’s contribution to EBITDA improvement, revenue growth and cost management for the Company and/or the executive’s operating unit, customer satisfaction, Company culture and innovation and other factors. Performance relative to target achievement with regard to individual measures was assessed as follows:

Individual Performance
Arthur Sulzberger, Jr.	150%
Janet L. Robinson	160%
Michael Golden	135%
James M. Follo	120%
P. Steven Ainsley[1]	N/A [1]

1.	In connection with union negotiations at The Boston Globe, all members of New England Media Group management, including Mr. Ainsley, agreed to forgo annual bonuses for 2009.

In making its recommendations for Mr. Sulzberger, Jr. and Ms. Robinson, the Committee assessed their fulfillment of the goals outlined above as well as their execution of the Company’s strategic efforts.

The Committee also retained the discretion to increase or decrease the individual component of the total bonus paid to each executive by up to 10% based on the continuing development of a diverse work force, including the inclusion of diverse candidates in hiring processes and the demonstration of personal commitment to diversity through participation in diversity-related activities, such as mentoring and sponsorship of affinity groups. For 2009, an increase of 5% was approved for Mr. Golden. No increase or decrease was made to the annual bonus of any other named executive officer.

The following table illustrates the 2009 annual bonus program as discussed above. For each named executive officer, the table sets out the target, maximum and actual bonus amount, both in dollars and as a percentage of 2009 base salary.

Name	Minimum ($)	Target ($) (% of base salary)		Maximum ($) (% of base salary)		Actual ($) (% of base salary)
Arthur Sulzberger, Jr.	0	1,087,000	(100%)	2,174,000	(200%)	1,451,145	(134%)
Janet L. Robinson	0	1,000,000	(100%)	2,000,000	(200%)	1,360,000	(136%)
Michael Golden	0	438,900	(70%)	877,800	(140%)	576,879	(92%)
James M. Follo	0	264,000	(55%)	528,000	(110%)	332,640	(69%)
P. Steven Ainsley[1]	0	275,000	(55%)	550,000	(110%)	0

1.	In connection with union negotiations at The Boston Globe, all members of New England Media Group management, including Mr. Ainsley, agreed to forgo annual bonuses for 2009.

In February 2010, the Committee determined to structure 2010 annual cash bonuses for corporate executives based on a similar allocation of 75% for Companywide performance and 25% for individual goals. For operating unit executives, 35% of the annual bonus will continue to depend on the Companywide performance targets and 65% will depend on individual goals. The Committee retains the discretion to increase or decrease the portion of the bonus dependent upon individual goals by up to 10% based on the level of achievement of goals regarding the continuing development of a diverse workforce. Performance targets will again be based on the adjusted EBITDA measure discussed above, further adjusted for 2010 to exclude (i) income/loss from joint ventures and (ii) the effect of changes in newsprint prices not reflected in the budget. The Committee has set specific target amounts for each named executive officer as a percentage of base salary. The grants are designed to result in payouts at target amounts if the Company achieves its 2010 budgeted goals.

Long-Term Incentive Compensation

The Committee awards long-term compensation through long-term performance-based cash awards and equity incentives (in the form of stock options and restricted stock units). The Committee grants long-term incentive compensation opportunities to selected executives each year to promote alignment between shareholders and management, to replicate prevailing compensation practices in its benchmarking peer group and to ensure that the Company can continue to provide competitive pay.

Long-Term Performance Awards

Long-term performance awards, which are paid in cash, are designed to align the interests of the executives with our longer-term strategic objectives and to reward them in relation to the achievement of these objectives.

As a result of the Company’s previous shift from five-year to three-year cycles, two long-term performance cycles ended in 2009. The first, set in 2004, was based on relative total stockholder return, or TSR, for the Company as compared to a group of comparable media companies measured over the five-year period 2005-2009. For this purpose, TSR is defined as the aggregate total return to a stockholder in respect of an investment in a company’s common stock, assuming reinvestment of all cash dividends. The “peer group” consisted of Gannett Co., Inc., Media General, Inc., The McClatchy Company and The Washington Post Company. Payouts depended on where the Company’s TSR ranked among those peers. For 2005-2009, the Company’s TSR ranked second among the peer group and, accordingly, a payout of 137.5% of target amounts was made. Amounts paid to the named executive officers under this five-year performance cycle are set forth below.

Name	Minimum ($)	Target ($)	Maximum ($)	Actual ($)
Arthur Sulzberger, Jr.	0	700,000	1,225,000	962,500
Janet L. Robinson	0	650,000	1,137,500	893,750
Michael Golden	0	370,000	647,500	508,750
James M. Follo	0	222,000	388,500	305,250
P. Steven Ainsley	0	325,000	568,750	446,875

The second long-term performance cycle that ended in 2009 was a three-year cycle for the period 2007-2009, and was based on two performance measures:

♦	50% of the potential award depended on revenue growth in excess of expense growth from continuing operations over a three-year period; and

♦	50% of the potential award depended on a performance measure based upon return on invested capital, or ROIC, from continuing operations over a three-year period.

We define ROIC as the quotient of:

♦	our net operating profit after taxes, divided by,

♦	our average “invested capital”—total assets less non-interest-bearing current liabilities (current liabilities other than short-term debt and capital lease obligations) and minority interests.

With respect to the revenue growth/expense growth performance measure, potential payouts ranged from 25% to 175% of targeted amounts for revenue growth ranging from 0.5% to 1.5% (or above) in excess of expense growth (with payouts of 100% of targeted amount for 1.0%). With respect to the ROIC performance measure, potential payouts ranged up to 175% of targeted amounts for an ROIC of from 5.5% to 8.1% or above (with payouts of 100% of targeted amounts for 7.3%). The revenue/expense management target was not achieved at the minimum targeted levels, as significant expense reduction did not offset advertising revenue declines. Achievement against the ROIC metric, which is measured by reference to operating profit per dollar of average invested capital, was also adversely affected by lower advertising revenues and resulting operating profit declines. Accordingly, no payout was made for this cycle. The following table summarizes the results of this three-year long-term performance cycle.

Name	Minimum ($)	Target ($)	Maximum ($)	Actual ($)
Arthur Sulzberger, Jr.	0	1,000,000	1,750,000	0
Janet L. Robinson	0	1,000,000	1,750,000	0
Michael Golden	0	260,000	455,000	0
James M. Follo	0	250,000	437,500	0
P. Steven Ainsley	0	250,000	437,500	0

For the long-term performance awards granted in 2009 for the three-year period 2009-2011, amounts that may potentially be paid will depend on two performance measures:

♦	50% of the potential award depends upon ROIC, as defined above; and

♦	50% of the potential award depends upon operating cash flow margin, defined as operating profit before depreciation, amortization and special items divided by revenues over the three-year period.

Both metrics will be adjusted for special items that include the effects of significant acquisitions and dispositions (i.e., those above $10 million), shutdown costs associated with the closure of a business or facility, changes in accounting rules, the cost of employee buy-outs not reflected in our budget and non-cash impairment charges for assets held for more than three years.

The Committee believes that the operating cash flow margin metric enhances the link between an award payment and the successful execution of our current revenue strategy and cost control initiatives, as reflected in the Company’s three-year plan, which are particularly important during the current period of historical transformation in the industry.

The Committee believes that the ROIC metric aligns the interests of our executives with those of our stockholders by awarding incentive payments that correspond with the long-term creation of stockholder value, while also ensuring a better balance with other elements of long-term compensation, such as options and restricted stock units, which are tied to stock market performance. The Committee also believes the ROIC metric enables plan participants to take actions that directly affect our achievement of the targets.

Achievement with respect to each element of the award is independent of the other. The actual amount that will be paid will depend on the two performance measures and will range from zero to 175% of the target amounts, depending on performance. For our named executive officers, the target amounts for the long-term performance awards granted in 2009 for the three-year period 2009-2011 range from $300,000 to $2,000,000, with awards interpolated for performance between threshold and target and between target and maximum. The maximum payout for Mr. Sulzberger, Jr. and Ms. Robinson was set at $3,000,000 (rather than $3,500,000, or 175% of the target) due to an annual per person cap under the Company’s plans.

Name	Minimum ($)	Target ($)	Maximum ($)
Arthur Sulzberger, Jr.	0	2,000,000	3,000,000
Janet L. Robinson	0	2,000,000	3,000,000
Michael Golden	0	400,000	700,000
James M. Follo	0	300,000	525,000
P. Steven Ainsley	0	300,000	525,000

For the long-term performance awards granted in February 2010 for the three-year period 2010-2012, amounts that may potentially be paid will similarly depend 50% on ROIC from continuing operations and 50% based on operating cash flow margin.

Stock-Based Compensation

Stock-based compensation for eligible employees, including the named executive officers, consists of stock options and restricted stock units. Stock options have an exercise price set at the market price on the date of grant, calculated as the average of high and low stock prices on the date of grant. Stock options granted to executive officers, including the named executive officers, in 2009 have a three-year vesting period, a decrease from the four-year vesting period of prior grants. The Committee determined that a three-year vesting period was more consistent with comparable programs at other companies. Stock options expire after ten years. Restricted stock units granted to executive officers, including the named executive officers, in 2009 were cash-settled units with a three-year vesting period. During this vesting period, the units are generally forfeited if the holder leaves our employ but vest in the event of death, disability or retirement.

Our Committee makes annual equity grants to key employees, including executives, at a regularly scheduled meeting. In February 2009, our named executive officers received the following grants:

Name	Options (#)	Restricted Stock Units (#)
Arthur Sulzberger, Jr.	400,000	50,000
Janet L. Robinson	400,000	50,000
Michael Golden	115,000	12,000
James M. Follo	115,000	10,000
P. Steven Ainsley	90,000	9,000

These grants were determined by the Committee based upon the three factors discussed above. In determining equity grants for named executive officers, the Committee also considered the number and value of shares underlying the options and restricted stock units being granted and the related effect on dilution to other stockholders, and took into account the number of shares that remain available for grant under our executive stock incentive plan.

In February 2010, the Committee granted stock options and cash-settled restricted stock units to executive officers, including the named executive officers (other than Mr. Ainsley, who retired on December 31, 2009). The size of the 2010 restricted stock unit grants was tied to the Company’s 2009 adjusted EBITDA performance target discussed above under “—Annual Bonuses.” Although specific individual target grants were not set in 2009, the Committee had determined that, at target adjusted EBITDA, the 2010 grants would be at levels generally comparable to the 2009 grants, and that the grants would range from 80% to 120% of those levels based upon actual adjusted EBITDA compared to the budget target of $223,965,000. Based on 2009 adjusted EBITDA of $243,065,000, the Committee granted restricted stock units at the 100% level. The following table shows for each named executive officer the details of the 2010 grants.

Name	Options (#)	Restricted Stock Units (#)
Arthur Sulzberger, Jr.	181,650	13,650
Janet L. Robinson	181,650	13,650
Michael Golden	42,000	4,305
James M. Follo	42,000	4,253
P. Steven Ainsley	—	—

While the number of stock options and restricted stock units differed, the value of stock-based compensation granted in 2010 was equivalent to the value granted in 2009, consistent with the Committee’s desire to maintain competitive compensation levels as recommended by its external consultant.

It has long been our policy to not grant “in-the-money options” in any manner, including granting an option with an exercise price set at the market price as of a date preceding the grant date. Awards made other than pursuant to the annual equity grant—for example, to newly hired or recently promoted employees—typically take place shortly after issuance of our quarterly earnings releases, and grants to new employees occur only after employment has commenced. In the past, the Committee has delegated, and may in the future on an annual basis delegate, the authority to make option and other equity grants in limited circumstances, such as for newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters. To ensure compliance with its long-standing procedures, the Committee has adopted a written grant policy.

During 2009, the Company discovered that portions of previously awarded stock option grants exceeded that permitted to be granted to a single individual during any calendar year under the terms of the Company’s plans. The maximum number of shares of common stock with respect to its stock options that may be granted to any individual in any calendar year is 400,000. In 2008, Ms. Robinson was granted 250,000 options in excess of this limit and in 2009, each of Mr. Sulzberger, Jr. and Ms. Robinson was granted 100,000 options in excess of this limit. Each of these officers has agreed with the Company that these excess stock options are null and void. In order to satisfy the original intent with respect to these individuals’ compensation and to preserve the Company’s tax deduction in respect of the associated compensation expense, after consulting with its outside compensation consultant, on September 17, 2009, the Committee recommended grants to Mr. Sulzberger, Jr. and Ms. Robinson of deferred payment stock appreciation rights equal in number to the void options. On September 17, 2009, these grants were approved by the independent Directors of the Board after consultation with all non-management Directors. The stock appreciation rights have economic terms comparable to the void options. The grant of these stock appreciation rights was described in a current report on Form 8-K filed by the Company on September 18, 2009.

Actual Versus Target Compensation

The tables below set forth, for the named executive officers, a comparison between “target compensation” and “actual compensation,” for 2009. The variance between 2009 target and actual compensation arises from several factors that are discussed throughout this Compensation Discussion and Analysis.

2009 Target Compensation

Name	Base Salary ($)(1)	Annual Bonus ($)(2)	2005-2009 LTIP ($)(3)	2007-2009 LTIP ($)(3)	Stock Options ($)(4)	Restricted Stock Units ($)(4)	Total ($)
Arthur Sulzberger, Jr.	1,087,000	1,087,000	700,000	1,000,000	1,085,000	181,250	5,140,250
Janet L. Robinson	1,000,000	1,000,000	650,000	1,000,000	1,435,750	181,250	5,267,000
Michael Golden	627,000	438,900	370,000	260,000	147,775	43,500	1,887,175
James M. Follo	480,000	264,000	222,000	250,000	147,775	36,250	1,400,025
P. Steven Ainsley	500,000	275,000	325,000	250,000	115,650	32,625	1,498,275

2009 Actual Compensation vs. Target

Name	Base Salary ($)(1) (% of Target)	Annual Bonus ($)(2) (% of Target)	2005-2009 LTIP ($)(3) (% of Target)	2007-2009 LTIP ($)(3)	Stock Options ($)(4)	Restricted Stock Units ($)(4)	Total ($) (% of Target)
Arthur Sulzberger, Jr.	1,046,238 (96%)	1,451,145 (134%)	962,500 (137.5%)	0	1,085,000	181,250	4,726,133 (91.9%)
Janet L. Robinson	962,500 (96%)	1,360,000 (136%)	893,750 (137.5%)	0	1,435,750	181,250	4,833,250 (91.8%)
Michael Golden	603,488 (96%)	576,879 (131%)	508,750 (137.5%)	0	147,775	43,500	1,880,392 (99.6%)
James M. Follo	462,000 (96%)	332,640 (126%)	305,250 (137.5%)	0	147,775	36,250	1,283,915 (91.7%)
P. Steven Ainsley	481,731 (96%)	0	446,875 (137.5%)	0	115,650	32,625	1,076,881 (71.8%)

1.	Effective April 2009, the Committee approved a 5% reduction in base salary for all executive officers through December 31, 2009. See “—Executive Compensation—Salaries.”

2.	Annual bonuses for 2009 were payable on achievement of a performance goal based on EBITDA; while performance exceeded the target, the Compensation Committee reduced the award. See “—Executive Compensation—Annual Bonuses.”

3.	Long-term performance, or LTIP, compensation for 2009 is anomalous because, due to the Company’s previous change from five-year to three-year performance cycles, two separate LTIP cycles ended in 2009.

4.	Stock option and restricted stock unit grants for 2009 were not performance based. Accordingly, the amount of the grants for 2009, at grant date fair value, is included for both “target” and “actual.”

Other Elements of Executive Compensation

Our executive officers, including the named executive officers, have historically participated in the SERP, a non-qualified plan designed to provide benefits to a select group of executives that, when added to retirement income provided under other Company plans, will ensure payment of a competitive level of retirement income to these individuals. In November 2009, the Company made the decision to freeze the defined benefit pension plan for nonunion employees, the SERP and several other defined benefit plans effective December 31, 2009. Benefits earned by participants prior to January 1, 2010, were not affected.

At the same time, the Company increased contributions to the Company 401(k) Plan and approved the adoption of two unfunded supplemental defined contribution plans. Under the first, The New York Times Company Savings Restoration Plan (the “Restoration Plan”), participants are provided with that portion of the 3% 401(k) basic contribution that cannot be provided under the Company 401(k) Plan as a result of Internal Revenue Code limits. Under the second, The New York Times Company Supplemental Executive Savings Plan (the “Supplemental Executive Savings Plan”), a participant’s account is credited each year with a “supplemental contribution” equal to: (i) 10% of his or her compensation for SERP participants on December 31, 2009; or (ii) 5% for those who were not SERP participants on December 31, 2009. For a further discussion of the SERP, see “—Post-Employment Compensation” and “—Restoration Plan and Supplemental Executive Savings Plan” below.

The Company’s executive officers, including the named executive officers, currently participate in the Company’s pension plan, the Company 401(k) Plan and the SERP, and effective January 1, 2010, participate in the Restoration Plan and Supplemental Executive Savings Plan. Certain participants in the Supplemental Executive Savings Plan, including Mr. Follo, will receive an additional 10% transition credit in addition to the contributions provided to other executives, through age 62. Transition credits are intended to be partial replacement benefits for those executives whose SERP benefits are reduced by more than 20% as a result of the freeze.

We provide certain limited perquisites to our executive officers. Perquisites provided in 2009 consisted primarily of financial planning services as well as, for Mr. Golden, tax preparation services provided in connection with his overseas assignment as Publisher of the International Herald Tribune and his relocation to New York from Paris, France, in 2008, and for Mr. Ainsley, reimbursement of expenses related to his relocation from Tampa to Boston in 2006. Our Committee believes that these perquisites are relatively modest compared to those provided to executives at other public companies.

Retirement of P. Steven Ainsley

Effective December 31, 2009, Mr. Ainsley retired. In connection with his retirement, he and the Company entered into a Separation Agreement and General Release (the “Separation Agreement”), which memorializes the terms of payments and other benefits to be provided to Mr. Ainsley pursuant to existing arrangements and as agreed by the Company in connection with his retirement. The Company will provide Mr. Ainsley:

♦	payments in the gross amount of $505,000;

♦	continued group health plan coverage for up to one year;

♦	continued financial planning services, as arranged by the Company for executives, for one year; and

♦

reimbursement of any non-deductible home loan interest expense incurred in 2009, grossed up for tax purposes, consistent with existing reimbursement practices initiated in connection with Mr. Ainsley’s relocation from Tampa to Boston in 2006.

Mr. Ainsley is a participant in the SERP, and the SERP Committee has consented to his early retirement. He is therefore eligible to receive SERP benefits pursuant to its terms. In connection with his retirement, he will receive a pro rated portion of any long-term performance awards made pursuant to performance cycles in effect at December 31, 2009, as, if and when such long-term performance awards are paid out to other plan participants. Payments will be based on the portion of the cycle elapsed through December 31, 2009. In addition, in accordance with their terms, his previously unvested restricted stock units and stock options vested on December 31, 2009 (or vested or will vest shortly thereafter).

The Separation Agreement also contains Mr. Ainsley’s and the Company’s mutual release of each other from all claims.

The terms of the Separation Agreement were described in a current report on Form 8-K filed by the Company on January 14, 2010.

Recoupment of Compensation

The Company has a policy on recoupment of performance-based bonuses in the event of certain restatements of financial results arising due to an executive officer’s fraud or intentional misconduct. This policy is described above under “Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct.”

Stock Ownership Guidelines

Since 2004, we have maintained minimum stock ownership guidelines for those executive officers named in the “Summary Compensation Table.” The Chairman is required to own shares of the Company’s Class A stock equal in value to three times his current annual base salary, and the other named executive officers are required to own shares equal in value to one or two times his or her current annual base salary. Stock- and cash-settled restricted stock units, as well as shares held through the Company 401(k) Plan, are counted in calculating ownership, but stock options and SARs are not. An executive officer’s stock holdings are valued at the greater of the fair market value at year end or the officer’s tax basis in the shares (or in the case of restricted stock units, the grant date fair market value). Each affected executive officer has five years from becoming subject to the guidelines to attain the full holding requirements. The Committee is advised annually of the holdings of each affected officer. All of our named executive officers are in compliance with the guidelines.

In addition, as part of our insider trading policy, executive officers may not engage in short-term, speculative trading in Company stock, such as entering into short sales, buying, selling or writing puts or calls, or engaging in hedging or other derivative transactions, or hold Company stock in a margin account or pledge Company stock as collateral for a loan.

Tax Matters

The Internal Revenue Code imposes certain limitations on the deductibility of compensation paid to certain executive officers named in the “Summary Compensation Table.” Certain compensation, including performance-based compensation meeting specified requirements, is exempt from this deduction limit. To the extent consistent with corporate performance objectives, we have structured, and intend to continue to structure, performance-based compensation to executive officers who may be subject to these limitations in a manner that maximizes the available deduction. However, we have awarded non-deductible compensation in the past, and we expect to do so in the future when we deem that it is necessary to further the objectives of executive compensation.

The principal components of non-deductible compensation include the individual and diversity components of the executive officers’ annual bonus, restricted stock units and perquisites. The Committee continues to evaluate these items on an annual basis. The Committee believes that retaining the discretion to award annual bonuses based in part on individual goals and diversity efforts furthers the interests of the Company notwithstanding the increased cost of awarding non-deductible compensation.

Summary Compensation Table

The following table summarizes the total compensation earned by each named executive officer for the fiscal year ended December 27, 2009.

Name and Principal Position	Fiscal Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Arthur Sulzberger, Jr. Chairman of the Board and Publisher, The New York Times	2009 2008 2007	1,046,238 1,087,000 1,087,000	0 38,045 0	181,250 0 0	1,085,000 0 0	2,413,645 597,850 1,195,700	1,228,912 559,826 212,935	31,693 48,878 28,251	5,986,738 2,331,599 2,523,886

Janet L. Robinson President and Chief Executive Officer	2009 2008 2007	962,500 1,000,000 1,000,000	0 35,000 0	181,250 1,315,275 0	1,435,750 896,000 0	2,253,750 562,500 1,100,000	1,397,812 898,171 1,281,325	31,693 46,368 30,187	6,262,755 4,753,314 3,411,512

Michael Golden Vice Chairman, and President and Chief Operating Officer, Regional Media Group	2009 2008 2007	603,488 627,000 627,000	0 21,945 0	43,500 0 0	147,775 0 0	1,085,629 241,395 477,304	450,305 342,736 197,499	70,144 263,883 268,078	2,400,841 1,496,959 1,569,881

James M. Follo Senior Vice President and Chief Financial Officer	2009 2008 2007	462,000 480,000 480,000	0 21,600 0	36,250 202,350 131,258	147,775 224,000 216,000	637,890 161,700 287,100	— — —	13,354 7,144 18,609	1,297,269 1,096,794 1,132,967

P. Steven Ainsley Publisher, The Boston Globe (retired, effective December 31, 2009)	2009 2008 2007	481,731 500,000 500,000	0 0 0	32,625 222,585 0	115,650 229,600 0	446,875 113,575 314,600	69,505 490,848 404,125	812,363 353,187 237,011	1,958,749 1,909,795 1,455,736

1.	Effective April 1, 2009, base salaries for the executive officers were reduced 5% through December 31, 2009. The action was in connection with salary reductions that generally affected the Company’s nonunion employees.

2.	In accordance with recently adopted amendments to the SEC’s proxy disclosure rules, included in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair values of restricted stock units, stock options and stock appreciation rights made during the respective fiscal years computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 27, 2009. This presentation reflects a change from prior year proxy statements where the amounts included in these columns reflected the compensation expense recognized in the fiscal year related to all outstanding equity awards (regardless of grant date). In accordance with the SEC rule amendment, amounts shown above for 2007 and 2008 have been presented in accordance with the new rule. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized.

Beginning in 2008, the Compensation Committee elected to make annual equity awards in February of each year, when annual and long-term cash bonuses are approved for the most recently completed performance cycle, rather than in December, as was the case in 2006 and prior years. As a result, no restricted stock units or stock options were granted to any of the named executive officers in 2007, other than to Mr. Follo, who received grants in connection with his joining the Company that year.

At their request, Messrs. Sulzberger, Jr. and Golden received no restricted stock unit or stock option awards in 2008 (or in December 2006), significantly reducing their compensation.

3.	The “Non-Equity Incentive Plan Compensation” column reflects payments in connection with our annual bonus and long-term performance awards as follows:

Name	Annual Bonus	Long-Term Performance Award (2005-2009 Cycle)	Long-Term Performance Award (2007-2009 Cycle)
Arthur Sulzberger, Jr.	$1,451,145	$962,500	0
Janet L. Robinson	1,360,000	893,750	0
Michael Golden	576,879	508,750	0
James M. Follo	332,640	305,250	0
P. Steven Ainsley	0	446,875	0

In connection with union negotiations at The Boston Globe, all members of New England Media Group management, including Mr. Ainsley, agreed to forgo annual bonuses for 2009. See “—Compensation Discussion and Analysis” for an explanation of our annual and long-term performance awards.

4.	This column includes the aggregate increase in the actuarial present value of each named executive officer’s accumulated benefit under the Pension Plan and the SERP accrued during 2009. The calculation of the actuarial present value of accumulated benefits assumes a discount rate as of December 27, 2009, of 6.30% for the Pension Plan and 6.00% for the SERP, and a discount rate as of December 28, 2008, of 6.45% for the Pension Plan and 6.65% for the SERP. For a discussion of the assumptions used in calculating the actuarial present value, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 10 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 27, 2009.

The increases in the actuarial present value are for the most part a function of the assumed discount rate and the fact that each executive is a year closer to retirement. As the benefit can only be paid in the form of an annuity, and not as a lump sum, a change in the present value has no impact on the amount an individual will receive. The table below shows, for each named executive officer, the increase from 2008 to 2009 in the anticipated annual Pension Plan and SERP payments assuming retirement at the applicable year end. See “—Post-Employment Compensation.”

Name	2008	2009	Change
Arthur Sulzberger, Jr.	$954,891	$954,891	$0
Janet L. Robinson	793,664	820,328	26,664
Michael Golden	495,912	495,912	0
James M. Follo	—	—	—
P. Steven Ainsley	323,357	294,133	(29,224)

In November 2009, the Company amended the Pension Plan to freeze existing accrued benefits effective December 31, 2009. In connection with the freeze, the Company also froze the SERP. At the same time, the Company increased matching contributions under the Company 401(k) Plan and approved the adoption of two unfunded supplemental defined contribution plans for executives. See “—Post-Employment Compensation.”

Under the DEC, participants are allowed to defer portions of their salary, annual bonus and long-term performance award. See “—Nonqualified Deferred Compensation” below. These deferrals are credited with earnings based on the rates of return earned by various third-party mutual funds offered under the DEC from time to time and selected by the participant. The DEC does not provide for earnings at above-market or preferential rates. As a result, no earnings related to the DEC are included in column (h).

5.	The table below shows the 2009 components of column (i), which include perquisites, tax payments/reimbursements, the Company match for each individual’s contributions to the Company 401(k) Plan, life insurance premiums and in the case of Mr. Ainsley, a right to certain future payments in connection with his retirement:

Name	Perquisites[a]	Tax Payments or Reimbursements[b]	401(k) Contributions[c]	Life Insurance Premiums[d]	Retirement Payments[e]
Arthur Sulzberger, Jr.	$ 17,143	—	$12,250	$2,300	—
Janet L. Robinson	17,143	—	12,250	2,300	—
Michael Golden	28,643	$27,815	12,250	1,436	—
James M. Follo	—	—	12,250	1,104	—
P. Steven Ainsley	173,245	81,565	12,250	1,150	$544,153

(a)	Amounts for all named executive officers, other than Mr. Follo, include the incremental cost to the Company of financial planning services ($17,143). For Mr. Golden, the amount also includes the cost of tax preparation services ($11,500) related to his overseas assignment as Publisher of the International Herald Tribune until January 2008. For Mr. Ainsley, the amount also includes $156,102 of relocation expenses. In connection with Mr. Ainsley’s appointment as Publisher of The Boston Globe, he relocated to Boston from Tampa, Florida, and the Company reimbursed him for relocation expenses, which included duplicate housing expenses and monthly payments offsetting mortgage, bridge-loan and home equity loan interest charges on his Massachusetts home.

(b)	Prior to 2009, the Company had paid or reimbursed executive officers for the amount of certain taxes owed by them in respect of regularly provided perquisites and benefits. These taxes consisted of income and Medicare taxes payable on the imputed income from financial planning services provided by the Company, Medicare taxes payable upon the vesting of restricted stock units and in respect of benefits accruing under the SERP, and the income taxes payable with respect to such payments of Medicare taxes. Effective January 1, 2009, the Company determined that it would no longer pay or reimburse its executive officers for the taxes described above. The Company, on occasion, requires executives and certain other employees to relocate their principal place of employment, either on a temporary basis or permanently. On these occasions, the Company’s policy is generally to reimburse the individual for the cost of relocation. Such reimbursable costs may include additional taxes as a result of a temporary assignment in a foreign jurisdiction and the income taxes attributable to the reimbursement payments themselves.

Amounts for Mr. Golden include tax reimbursements in respect of income taxes paid on account of tax equalization payments and the tax preparation services described in Note (a) above, relating to his overseas assignment as Publisher of the International Herald Tribune until January 2008.

Amounts for Mr. Ainsley include tax reimbursements on the taxable portion of his relocation perquisites, described in Note (a) above.

(c)	Amounts represent our match of employee contributions (per Internal Revenue Service limits) by or on behalf of the named executive officers to our Supplemental Retirement and Investment Plan, a tax-qualified retirement savings plan. Our matching contributions for 2009 were made 60% in cash and 40% in shares of our Class A Stock.

(d)	We pay premiums for basic life insurance for eligible employees, including our executive officers. Coverage is equal to an employee’s annual salary, with a minimum of $20,000 and a maximum of $1 million.

(e)	Effective December 31, 2009, Mr. Ainsley retired. In connection with his retirement, he and the Company entered into the Separation Agreement pursuant to which, among other items, the Company will make payments in 2010 to Mr. Ainsley in the gross amount of $505,000, and provide, for one year, continued group health plan coverage (at a cost of $22,010) and financial planning counseling (at a cost of $17,143). Pursuant to the Separation Agreement, the Company will also provide Mr. Ainsley reimbursement of the relocation (and related income tax) expenses described in Notes (a) and (b) above incurred in 2009. See “—Compensation Discussion and Analysis—Retirement of P. Steven Ainsley.”

Grants of Plan-Based Awards

The table below summarizes grants of annual and long-term performance awards, restricted stock units and stock options/SARs to our named executive officers in 2009.

Name (a)	Award Type		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units[4] (#) (i)	All Other Options/SAR Awards: Number of Securities Underlying Options[6] (#) (j)	Exercise or Base Price of Option/SAR Awards ($/Sh) (k)	Closing Market Price ($/Sh)[6]	Grant Date Fair Value of Stock and Option/SAR Awards[7]
		Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)

Arthur Sulzberger, Jr.	Long-Term Performance Award[1]	—	0	2,000,000	3,000,000
	Annual Bonus Program[2]	—	0	1,087,000	2,174,000
	Annual Restricted Stock Unit Grant[3]	2/19/2009				50,000				181,250
	Annual Option Grant[4]	2/19/2009					400,000	3.625	3.51	514,000
	SARs [5]	9/17/2009					100,000	3.625	8.42	571,000

Janet L. Robinson	Long-Term Performance Award[1]	—	0	2,000,000	3,000,000
	Annual Bonus Program[2]	—	0	1,000,000	2,000,000
	Annual Restricted Stock Unit Grant[3]	2/19/2009				50,000				181,250
	Annual Option Grant[4]	2/19/2009					400,000	3.625	3.51	514,000
	SARs[5]	9/17/2009					100,000	3.625	8.42	571,000
	SARs[5]	9/17/2009					250,000	20.235	8.42	350,750

Michael Golden	Long-Term Performance Award[1]	—	0	400,000	700,000
	Annual Bonus Program[2]	—	0	438,900	877,800
	Annual Restricted Stock Unit Grant[3]	2/19/2009				12,000				43,500
	Annual Option Grant[4]	2/19/2009					115,000	3.625	3.51	147,775

James M. Follo	Long-Term Performance Award[1]	—	0	300,000	525,000
	Annual Bonus Program[2]	—	0	264,000	528,000
	Annual Restricted Stock Unit Grant[3]	2/19/2009				10,000				36,250
	Annual Option Grant[4]	2/19/2009					115,000	3.625	3.51	147,775

P. Steven Ainsley	Long-Term Performance Award[1]	—	0	300,000	525,000
	Annual Bonus Program[2]	—	—	—	—
	Annual Restricted Stock Unit Grant[3]	2/19/2009				9,000				32,625
	Annual Option Grant[4]	2/19/2009					90,000	3.625	3.51	115,650

1.	Long-term performance award: threshold, target and maximum amounts in connection with our long-term performance awards for the 2009-2011 cycle. The actual amount that will be paid will depend on two performance measures and will range from $0 to the maximum amount, depending on performance. Amounts that are ultimately paid will be included in the Summary Compensation Table under column (g) for the year of payment. See “—Compensation Discussion and Analysis” for a description of the targets.

2.	Annual bonus program: threshold, target and maximum amounts in connection with our 2009 annual bonus program. The actual amounts that were paid are included in the Summary Compensation Table under column (g) for 2009. In connection with union negotiations at The Boston Globe, all members of New England Media Group management, including Mr. Ainsley, agreed to forgo annual bonuses for 2009. See “—Compensation Discussion and Analysis” for a description of the targets and the level of achievement for 2009.

3.	Restricted stock units granted in 2009: These units are settled in cash based on the market value of Class A stock at vesting. During the three-year vesting period, the units are forfeited if the holder leaves the employ of the Company, but vest in the event of death, disability or retirement. The holder of restricted stock units is entitled to receive payments equivalent to dividends, if any, that may be paid on Class A stock; no preferential rate is paid. The Company paid no dividends in 2009. The aggregate grant date fair values of the grants are included in the Summary Compensation Table under column (e) for 2009.

4.	Stock options granted in 2009: All options are for Class A stock and have an exercise price of $3.625, equal to the average of the high and low stock prices, as reported on the NYSE, on the February 19, 2009, grant date. The options vest in equal annual increments over three years and expire after ten years. The aggregate grant date fair values of the stock options are included in the Summary Compensation Table under column (f) for 2009.

5.	During 2009, the Company discovered that portions of previously awarded stock option grants exceeded that permitted to be granted to a single individual during any calendar year under the terms of the Company’s plans. The maximum number of shares of Class A stock with respect to stock options that may be granted to any individual in any calendar year is 400,000. In 2008, Ms. Robinson was granted 250,000 options in excess of this limit and in 2009, each of Mr. Sulzberger, Jr. and Ms. Robinson was granted 100,000 options in excess of this limit. Each of these officers has agreed with the Company that these excess stock options are null and void. In order to satisfy the original intent with respect to these individuals’ compensation, and after consulting with its outside compensation consultant, on September 17, 2009, the Committee recommended grants to Mr. Sulzberger, Jr. and Ms. Robinson of deferred payment stock appreciation rights equal in number to the void options (the “SARs”). On September 17, 2009, these grants were approved by the independent directors of the Board after consultation with all non-management directors. The SARs have economic terms comparable to the void options. The grant of these SARs was described in a current report on Form 8-K filed by the Company on September 18, 2009. The aggregate grant date fair values of these SARs are included in the Summary Compensation Table under column (f) for 2009.

6.	Closing market prices, as reported on the NYSE, on February 19, 2009, and September 17, 2009, respectively.

7.	This column shows the grant date fair values of (i) restricted stock units and stock options awarded to all named executive officers on February 19, 2009, and (ii) the SARs granted to Mr. Sulzberger, Jr. and Ms. Robinson on September 17, 2009, as described above in Note 5, as estimated for financial reporting purposes ($3.625 per restricted stock unit; $1.285 per option; $5.710 per $3.625 SAR and $1.403 per $20.235 SAR). These amounts reflect accounting expenses and may not represent the actual value that will be realized.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock options (including the SARs described above in “—Grants of Plan-Based Awards”) and restricted stock units as of December 27, 2009. At their request, no stock-based compensation was awarded to Messrs. Sulzberger, Jr. and Golden at the time of the annual grants to other executives in December 2006 and February 2008. Mr. Ainsley retired effective December 31, 2009. The terms of Mr. Ainsley’s stock options and restricted stock units provide for vesting upon (or shortly after) his retirement.

	Option Awards[1]				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Arthur Sulzberger, Jr.[3]	0	400,000	3.625	2/19/2019	80,000	972,800
	0	100,000	3.625	2/19/2019
	0	0	—	2/21/2018
	0	0	—	12/14/2016
	150,000	0	27.445	12/20/2015
	59,000	0	39.595	12/16/2014
	90,000	0	46.340	12/18/2013
	150,000	0	46.015	12/12/2012
	150,000	0	43.055	12/18/2011
	150,000	0	40.250	12/20/2010

Janet L. Robinson	0	400,000	3.625	2/19/2019	214,000	2,602,240
	0	100,000	3.625	2/19/2019
	62,500	187,500	20.235	2/21/2018
	100,000	300,000	20.235	2/21/2018
	168,750	56,250	23.830	12/14/2016
	149,000	0	27.445	12/20/2015
	55,000	0	39.595	12/16/2014
	48,000	0	46.340	12/18/2013
	80,000	0	46.015	12/12/2012
	80,000	0	43.055	12/18/2011
	80,000	0	40.250	12/20/2010

Michael Golden[4]	0	115,000	3.625	2/19/2019	24,000	291,840
	0	0	—	2/21/2018
	0	0	—	12/14/2016
	60,000	0	27.445	12/20/2015
	29,670	0	39.595	12/16/2014
	48,000	0	46.340	12/18/2013
	80,000	0	46.015	12/12/2012
	80,000	0	43.055	12/18/2011
	80,000	0	40.250	12/20/2010

James M. Follo	0	115,000	3.625	2/19/2019	25,500	310,080
	25,000	75,000	20.235	2/21/2018
	27,000	27,000	23.865	2/02/2017

P. Steven Ainsley	0	90,000	3.625	2/19/2019	34,500	419,520
	25,625	76,875	20.235	2/21/2018
	48,750	16,250	23.830	12/14/2016
	40,000	0	27.445	12/20/2015
	26,120	0	39.595	12/16/2014
	24,000	0	46.340	12/18/2013
	40,000	0	46.015	12/12/2012
	20,000	0	43.055	12/18/2011
	20,000	0	40.250	12/20/2010

1.	Stock options granted to these executives before 2009 under the NYT Stock Plan become exercisable in four equal installments over a period of four years from the date of grant and have a term of ten years. Stock options granted in 2009 become exercisable in three equal installments over a period of three years from the date of grant and have a term of ten years. See Note 5 to “—Grants of Plan-Based Awards” for a description of SARs granted to Mr. Sulzberger, Jr. and Ms. Robinson and included in this table.

2.	Market value at December 24, 2009 ($12.16), the last trading day of our 2009 fiscal year. Restricted stock units granted before 2008 vest 100% on the fifth anniversary of grant. Restricted stock units granted in 2008 and 2009 vest 100% on the third anniversary of grant. The grant and vesting dates of the restricted stock unit awards are as follows.

Name	Restricted Stock Units	Grant Date	Vesting Date
Arthur Sulzberger, Jr.	50,000	2/19/2009	2/19/2012
	0	2/21/2008	2/21/2011
	0	12/14/2006	12/14/2011
	30,000	12/20/2005	12/20/2010

Janet L. Robinson	50,000	2/19/2009	2/19/2012
	65,000	2/21/2008	2/21/2011
	25,000	12/14/2006	12/14/2011
	74,000	12/20/2005	12/20/2010

Michael Golden	12,000	2/19/2009	2/19/2012
	0	2/21/2008	2/21/2011
	0	12/14/2006	12/14/2011
	12,000	12/20/2005	12/20/2010

James M. Follo	10,000	2/19/2009	2/19/2012
	10,000	2/21/2008	2/21/2011
	5,500	2/2/2007	2/2/2012

P. Steven Ainsley	9,000	2/19/2009	2/19/2012
	11,000	2/21/2008	2/21/2011
	6,500	12/14/2006	12/14/2011
	8,000	12/20/2005	12/20/2010

3.	Mr. Sulzberger, Jr. has transferred the following stock options included in the table above to a family limited partnership of which his former wife is a general partner.

Amount	Option Expiration Date
75,000	12/20/2010

Mr. Sulzberger, Jr. has transferred the following stock options included in the table above to his former wife.

Amount	Option Expiration Date
37,500	12/20/2010
75,000	12/18/2011
75,000	12/12/2012
45,000	12/18/2013
29,500	12/16/2014
75,000	12/20/2015

4.	Mr. Golden has transferred the following stock options included in the table above to a family limited partnership of which his wife is a general partner.

Amount	Option Expiration Date
20,000	12/12/2012
40,000	12/18/2011
40,000	12/20/2010

Option Exercises and Stock Vested

The following table shows amounts received upon the exercise of stock options or vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Arthur Sulzberger, Jr.	—	—	—	—
Janet L. Robinson	—	—	—	—
Michael Golden	—	—	5,000	19,950
James M. Follo	—	—	—	—
P. Steven Ainsley	—	—	—	—

Post-Employment Compensation

The following table shows the number of years of credited service and actuarial present value of accumulated benefit under The New York Times Companies Pension Plan (the “Pension Plan”) and the Supplemental Executive Retirement Plan (the “SERP”) as of December 27, 2009, the measurement date for each plan. The present value amounts are estimates only, and do not necessarily reflect the actual amounts that will be paid to the named executive officers.

Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)[1] (d)	Payments During Last Fiscal Year ($) (e)
Arthur Sulzberger, Jr.	Pension Plan	31	807,129	0
	SERP	31	9,381,328	0

Janet L. Robinson	Pension Plan	26	746,706	0
	SERP	26	8,899,723	0

Michael Golden	Pension Plan	25	646,641	0
	SERP	25	4,939,911	0

James M. Follo	Pension Plan	2	—	0
	SERP	2	—	0

P. Steven Ainsley	Pension Plan	31	755,471	0
	SERP	31	2,047,898	0

1.	The assumed retirement age used to calculate the actuarial present value of each named executive officer’s accumulated benefit is the age at which the named executive officer would be eligible to receive unreduced benefits. Under the Pension Plan, Messrs. Sulzberger, Jr. and Ainsley would be eligible to receive unreduced benefits at age 62 with 30 years of service, Ms. Robinson would be eligible to receive unreduced benefits at age 63 with 30 years of service, and all other named executive officers would be eligible to receive unreduced benefits at age 65. Under the SERP, each named executive officer would be eligible to receive unreduced benefits at age 60 with 10 years of service. For a discussion of the assumptions used in calculating the valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 10 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 27, 2009.

Pension Plan

The Pension Plan is a defined benefit pension plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. It is designed to provide retirement income to eligible employees and their beneficiaries. Employees who were hired prior to January 1, 2009, who are at least 21 years old and are not covered by a collective bargaining agreement are eligible to participate in the Pension Plan after completing one year of service, during which they completed at least 1,000 hours of service. All of the named executive officers are participants. Effective December 31, 2009, the Company froze the Pension Plan, meaning no additional benefits accrue after that date.

Computation of Pension Plan Benefits

Previously accrued benefits are determined under a formula that provides an annual annuity benefit at normal retirement age (65). This amount is the sum of:

♦	1 1/2% of final average earnings times years of service up to 25 years (as of December 31, 2008) plus

♦	5/8% of final average earnings times years of service in excess of 25 years up to 40 years (as of December 31, 2008) plus

♦	5/8% of final average earnings (as of December 31, 2009) times years of service from December 31, 2008 to January 1, 2010;

provided no more than 40 years of service in total may be used in the formula. However, if greater, the annual annuity benefit at normal retirement age is 1.1% of final average earnings times years of service up to 40 years (as of December 31, 2009).

“Final average earnings” are based on the highest 60 consecutive calendar months of earnings during the 120 consecutive months before termination or December 31, 2009, if earlier. For this purpose, earnings include total earnings from base salary, annual cash bonuses, and sales commissions, if any, but are limited each year in accordance with Internal Revenue Service rules ($245,000 in 2009).

Payment of Benefits

Benefits are payable at age 65 (unless the participant is eligible for early retirement and elects to commence payment before age 65). The normal payment form is a straight life annuity for unmarried participants and subsidized joint and 50% spouse’s annuity for married participants. A variety of other payment forms are available. A participant may not elect to receive retirement benefits in a single lump sum payment.

Early Retirement

Reduced benefits are available to participants retiring after age 55 with at least five years of service. As of December 27, 2009, the last day of our 2009 fiscal year, each of our named executive officers, other than Mr. Follo, was eligible for early retirement.

Age and Service Credits

We do not have a policy of granting additional age or service credit under the Pension Plan, although the Company has on an ad hoc basis amended the Pension Plan to grant age and/or service credits to specific groups of employees in connection with divestitures or in connection with employees who elected to be covered by a voluntary buyout plan. None of our named executive officers have been granted age or service credits under the Pension Plan beyond his or her actual service.

Supplemental Executive Retirement Plan

The SERP is a non-qualified defined benefit pension plan designed to provide participants with a competitive amount of total retirement income when added to the retirement income from the Pension Plan. Only key senior Company executives designated by the SERP Committee, a Company management committee, can participate in the SERP. All of the named executive officers are participants.

Like the Pension Plan, the SERP was amended effective December 31, 2009, to discontinue future benefit accruals.

SERP Benefits

SERP retirement benefits are based on a participant’s years of service with the Company and final average earnings, both determined as of December 31, 2009. Final average earnings for purposes of the SERP are computed the same way as under the Pension Plan, except that there is no annual limit on the amount of earnings that can be taken into account when computing SERP benefits. A participant vests in his or her SERP benefit upon attaining age 55 and completing ten years of service. The normal payment form is the straight life annuity for unmarried participants and subsidized joint and 50% spouse’s annuity for married participants. A variety of other payment forms are available, all actuarially equivalent in value. A participant may not elect to receive a lump sum payment. Distributions are subject to compliance with Section 409A of the Internal Revenue Code. All participants are subject to non-competition restrictions for the duration of the period during which the participant is receiving benefits under the SERP.

Normal Retirement

The annual SERP retirement benefit payable at normal retirement age (age 65) to a participant with at least 20 years of service as of December 31, 2009 is equal to 50% of “final average earnings” as of December 31, 2009, minus the benefits paid under the Pension Plan at age 65 for participants with 20 years or more of service as of December 31, 2008. All of the named executive officers, except Mr. Follo, have at least 20 years of service.

As a result of SERP amendments effective January 1, 2009, and December 31, 2009, participants with less than 20 years of service as of December 31, 2008, receive an annual SERP retirement benefit payable at normal retirement age (age 65) equal to (a) 2.5% of final average earnings as of

December 31, 2009 for each year of service as of December 31, 2008, plus (b) 2.2% of final average earnings as of December 31, 2009 for each year of service after December 31, 2008 and prior to January 1, 2010, provided that the aggregate years of service shall not exceed 20 years of service, minus (c) benefits under the Pension Plan at age 65. Mr. Follo has less than 20 years of service, and accordingly his benefit will be determined at the reduced rate.

Early Retirement

A SERP participant who retires between the ages of 60 and 65 with 10 or more years of service will receive a benefit based on the participant’s service and final average earnings at retirement. This benefit will not be reduced because of early commencement. However, the benefit of a SERP participant who retires with 10 or more years of service between ages 55 and 60 will be reduced by 1/3 of 1% for each month benefits commence prior to age 60.

As of December 27, 2009, the last day of our 2009 fiscal year, each of our named executive officers, other than Mr. Follo, was eligible for early retirement with SERP Committee consent.

Age and Service Credits

The service credit that is used for calculating SERP retirement benefits can be more than a participant’s actual service in specified situations authorized by the committee that administers the SERP. In the past, the SERP committee has authorized additional service credit in connection with individual voluntary severance arrangements. None of our named executive officers have been granted age or service credits under the SERP beyond his or her actual years of service.

Nonqualified Deferred Compensation

The following table shows contributions, earnings and balances under our Deferred Executive Compensation Plan (the “DEC”).

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($)[1] (c)	Aggregate Earnings in Last FY ($)[2] (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at Last FYE[3] ($) (f)
Arthur Sulzberger, Jr.	—	—	13,467	3,384,096	394,910
Janet L. Robinson	—	—	(40,064)	592,878	—
Michael Golden	—	—	641,432	—	2,842,501
James M. Follo	—	—	—	—	—
P. Steven Ainsley	—	—	(9,977)	547,923	156,171

1.	We make no contributions to the DEC.

2.	Deferred amounts earn returns at a rate equal to the returns earned by several widely held third-party mutual funds, as elected by the participant. Earnings may increase or decrease depending on the performance of the elected investments. The DEC does not provide for earnings at above-market or preferential rates. As a consequence, no earnings related to the DEC are included in Summary Compensation Table.

3.	The deferred amounts set forth in column (f) for Mr. Ainsley include $78,650 that is also included for him in the Summary Compensation Table as compensation for 2007.

Deferred Executive Compensation Plan

All of the named executive officers, other than Mr. Follo, have participated in the DEC.

Permitted Deferrals

Under the DEC, participants are currently allowed to defer up to:

♦	33% of their base salary,

♦	85% of their annual bonus,

♦	85% of their long-term performance awards, and

♦	85% of amount payable to them, if any, under our advertising and circulation sales incentive plan.

Also, any participant who is a “covered employee” as defined in Section 162(m) of the Internal Revenue Code may defer 100% of any bonus if the bonus would cause the participant’s compensation to exceed the deductible amount under Section 162(m) of the Internal Revenue Code.

Earnings on Deferrals

DEC deferrals are credited with earnings. Earnings are based on the rates of return earned by various well known third-party mutual funds offered under the DEC from time to time.

When a participant makes a deferral, the participant elects which of the available mutual funds will be used to measure earnings on the deferral. A participant can change his or her earnings election at any time through our third-party administrator. There are no restrictions on the frequency of changes, and any election changes are applied prospectively only. Currently, we offer participants the choice of nine funds to measure earnings under the DEC. For 2009, the rates of return ranged from 0.98% to 35.20%.

Distribution of Deferrals

When a participant elects to make a deferral, the participant must also elect the duration of the deferral period. The deferral period can be no less than two years and no more than 15 years. (A participant may subsequently elect to extend the deferral period for a minimum of five and a maximum of 15 additional years if he or she continues to be employed. A terminated participant may elect to extend the deferral period if he or she terminates employment on or after attaining age 55 and completing at least 10 years of service or incurs a total and permanent disability. In all cases, participants can extend the deferral period if requirements specified in the DEC are met.) At the same time, a participant must also elect the form in which the deferral will be paid. The choices are a single lump sum payment, five, 10 or 15 substantially equal annual installments, or a combination of a lump sum and annual installments. Regardless of any deferral and payment elections a participant has in effect, the executive’s entire DEC account balance will be paid to the participant in a single lump sum upon a change of control of the Company.

Restoration Plan and Supplemental Executive Savings Plan

In connection with the freeze of the SERP, as discussed above under “—Post-Employment Compensation,” the Company established two non-qualified deferred compensation plans, The New York Times Company Savings Restoration Plan (the “Restoration Plan”) and The New York Times Company Supplemental Executive Savings Plan (the “Supplemental Executive Savings Plan”) effective as of January 1, 2010. Participants are not permitted to make contributions under these plans. All contributions under these plans are made by the Company.

Restoration Plan

Executive officers who participated in the SERP on December 31, 2009, became participants in the Restoration Plan on January 1, 2010. Participants in the Company 401(k) Plan receive an annual employer contribution in cash equal to 3% of their earnings, up to applicable limits under the Internal Revenue Code. Under the Restoration Plan, participants, including executive officers, are provided with that portion of the 3% basic contribution that cannot be provided under the Company 401(k) Plan as a result of Internal Revenue Code limits. Annually, participants’ accounts will be credited with interest based on the yield of the Barclays Capital Long Credit index, or a successor index.

Participants vest in their accounts pursuant to a five-year graded vesting schedule or, upon a change in control, death, disability, retirement or attainment of age 65 while employed, become 100% vested.

Upon termination of employment, participants will receive a lump sum payment of their account balances. Payments to “specified employees,” as defined under Section 409A of the Internal Revenue Code, will be delayed for six months following termination from employment.

Supplemental Executive Savings Plan

The named executive officers also participate in the Supplemental Executive Savings Plan effective January 1, 2010. The SERP Committee may designate other executives as participants in the Supplemental Executive Savings Plan.

Under the Supplemental Executive Savings Plan a participant’s account will be credited each year with a “supplemental contribution” equal to: (i) 10% of his or her compensation for SERP participants on December 31, 2009; or (ii) 5% for those who were not SERP participants on December 31, 2009. Certain participants, including Mr. Follo, are eligible for a transition credit equal to 10% of their compensation. Compensation means a participant’s base salary, annual cash bonuses, sales commissions and deferrals to the DEC. Annually, participants’ accounts will be credited with interest based on the yield of the Barclays Capital Long Credit index, or a successor index.

In no event would the sum of the benefits payable under the Supplemental Executive Savings Plan and the SERP exceed the value of the SERP benefit that the participant would have received had the SERP not been frozen. The value of the participant’s Supplemental Executive Savings Plan account will be reduced as necessary to ensure that this limit is not exceeded.

Participants will vest in their benefit upon attaining age 55 and completing 10 years of service or upon a change in control.

Upon termination of employment, participants will receive a lump sum payment. Payments to “specified employees,” as defined under Section 409A of the Internal Revenue Code, will be delayed for six months following termination from employment.

Potential Payments Upon Termination or Change-In-Control

We have no employment agreements with any of our named executive officers, and we have not agreed to any plans or arrangements that would entitle them to any benefit upon a change in control or upon resignation, severance, retirement or other termination that is not generally available to salaried employees, other than as described under “—Nonqualified Deferred Compensation” and “—Restoration Plan and Supplemental Executive Savings Plan.”

Certain elements of compensation are, however, treated differently upon various termination of employment scenarios, as described below. The following describes how elements of compensation are handled under these scenarios for the named executive officers, assuming termination as of the last day of the 2009 fiscal year.

♦	Base salary—Base salary is paid through the last day worked, regardless of reason for termination of employment.

♦

Annual and long-term performance awards—Eligible employees who work through the last day of the fiscal year are eligible for annual and long-term performance awards payable for that year, if terminated because of death, disability or retirement. Participants in ongoing long-term performance award cycles are generally entitled (if, as and when such long-term performance awards are paid to other participants) to a pro-rated portion of the payment if terminated because of death, disability or retirement.

♦	Stock options—Treatment depends on the reason for termination of employment.

—

Termination—All stock options that were not vested are forfeited effective upon the date of termination. Vested stock options that were not exercised prior to termination are exercisable up to one year, not to extend beyond the original expiration date.

—

Death, Disability or Retirement—Stock options granted in the year prior to termination that would be exercisable on the first anniversary of grant become immediately exercisable and remain so until the original expiration date. Options that would become exercisable more than one year from grant will generally become exercisable 30 days after death, disability or retirement (in the absence of action by the Compensation Committee of the Board of Directors of the Company) and remain so until the original expiration date.

♦	Restricted stock units—Treatment depends on the reason for termination of employment.

—	Termination—All restricted stock units that were not vested are forfeited effective upon the date of termination.

—	Death, Disability or Retirement—Restricted stock units immediately vest (subject to applicable tax regulations).

♦	Retirement benefits (Pension Plan and SERP)—Benefits will be paid out upon retirement as described above under “—Post-Employment Compensation.”

♦

Nonqualified deferred compensation—Upon termination for any reason other than death, a participant’s DEC account balance will be paid according to the deferral and payment elections then in effect. Upon death, the balance will be paid out to the participant’s beneficiary according to the deferral and payment elections then in effect. Upon a change in control of the Company, a participant’s entire DEC account balance will be paid to the participant in a single lump sum.

♦

Severance benefits—Pursuant to the Company’s severance plan for nonunion employees, each of the named executive officers would be entitled to certain severance pay and certain other benefits in the case of a termination of his or her employment by the Company generally in connection with a reduction in force. Payments are based on the employee’s length of service and base salary at the time of termination.

♦	Perquisites and other executive benefits—In most cases, participation ends on the last day worked, unless otherwise agreed by the Compensation Committee.

The following table and footnotes quantify the payments and benefits that each named executive officer would be required to be paid under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company as of December 27, 2009, the last day of our 2009 fiscal year.

Payment Upon Termination or Change-in-Control Table

Name	Termination ($)	Resignation[1] ($)	Death, Disability or Retirement[2] ($)	Change in Control[3] ($)
Arthur Sulzberger, Jr.
Salary	0	0	0	0
Annual and long-term performance awards[4]	0	2,560,000	2,560,000	0
Stock options	0	4,267,500	4,267,500	0
Restricted stock units	0	972,800	972,800	0
Present value of Pension Plan and SERP benefits[5]	9,947,349	9,947,349	9,947,349	0
Non-qualified deferred compensation	394,910	394,910	394,910	394,910
Severance benefits under Company’s Severance Pay Plan	1,087,000	0	0	0
Janet L. Robinson
Salary	0	0	0	0
Annual and long-term performance awards[4]	0	2,552,000	2,552,000	0
Stock options	0	4,267,500	4,267,500	0
Restricted stock units	0	2,602,240	2,602,240	0
Present value of Pension Plan and SERP benefits[5]	9,030,768	9,030,768	9,030,768	0
Non-qualified deferred compensation	0	0	0	0
Severance benefits under Company’s Severance Pay Plan	1,000,000	0	0	0
Michael Golden
Salary	0	0	0	0
Annual and long-term performance awards[4]	0	696,000	696,000	0
Stock options	0	981,525	981,525	0
Restricted stock units	0	291,840	291,840	0
Present value of Pension Plan and SERP benefits[5]	4,919,438	4,919,438	4,919,438	0
Non-qualified deferred compensation	2,842,501	2,842,501	2,842,501	2,842,501
Severance benefits under Company’s Severance Pay Plan	602,900	0	0	0
James M. Follo
Salary	0	0	0	0
Annual and long-term performance awards[4]	0	0	522,222	0
Stock options	0	0	981,525	0
Restricted stock units	0	0	310,080	0
Present value of Pension Plan and SERP benefits[5]	0	0	0	0
Non-qualified deferred compensation	0	0	0	0
Severance benefits under Company’s Severance Pay Plan	36,923	0	0	0
P. Steven Ainsley[6]
Salary	0	0	0	0
Annual and long-term performance awards[4]	0	596,000	596,000	0
Stock options	0	768,150	768,150	0
Restricted stock units	0	419,520	419,520	0
Present value of Pension Plan and SERP benefits[5]	2,237,564	2,237,564	2,237,564	0
Non-qualified deferred compensation	156,171	156,171	156,171	156,171
Severance benefits under Company’s Severance Pay Plan	500,000	0	0	0

1.	Mr. Sulzberger, Jr., Ms. Robinson, Mr. Golden and Mr. Ainsley were eligible to retire early under the Company’s retirement plans as of December 27, 2009. Accordingly, payments to them upon any resignation would be the same as upon retirement as set forth under “Death, Disability or Retirement.”

2.	The amounts shown for stock options and restricted stock units represent the in-the-money value of unexercisable stock options and restricted stock units that would become exercisable and/or deliverable in shares or cash, upon retirement, death or disability of the named executive officer, based on the Company’s closing stock price on December 24, 2009 ($12.16), the last trading day of our 2009 fiscal year.

3.	The Company’s only change-in-control provisions are in the DEC. Generally, a change of control is deemed to occur if:

(i)	any person or group acquires Company stock that, together with stock they already hold, equals 50% or more of the fair market value of the Company’s outstanding common stock or that has the ability to elect 50% or more of the Company’s directors;

(ii)	a majority of the Company’s directors are replaced during any 12-month period by directors who were not endorsed by a majority of the existing directors; or

(iii)	any person or group acquires Company assets during any 12-month period that have a total fair market value equal to 40% or more of the total fair market value of all the Company’s assets immediately before the acquisition, except in certain limited circumstances described in the DEC.

Upon a change in control, the executive’s entire DEC account balance would be paid in a single lump sum.

4.	The amounts shown for annual and long-term performance awards assume that all awards to which the named executive is entitled are paid out at target amounts. Actual payments would depend on the Company’s achievement of the applicable financial targets to which such awards are subject.

5.	The amounts shown represent the actuarial present value of the aggregate anticipated annual payments under the Pension Plan and the SERP payments assuming retirement at December 27, 2009, based on the following anticipated annual payments:

Arthur Sulzberger, Jr.	$804,178
Janet L. Robinson	721,754
Michael Golden	414,657
James M. Follo	0
P. Steven Ainsley	178,660

Although the total present value of retirement benefits is shown, lump sum payments are not permitted. The present values shown are less than those shown above under “—Post-Employment Compensation—Pension Benefits” because this presentation assumes a December 27, 2009, retirement. All of the named executive officers, other than Mr. Follo, are eligible for early retirement with benefits at these levels.

6.	Mr. Ainsley retired effective December 31, 2009. In connection with his retirement, he and the Company entered into the Separation Agreement. See “Compensation Discussion and Analysis—Retirement of P. Steven Ainsley” for a description of the terms of the Separation Agreement.

Equity Compensation Plan Information

The following table presents information regarding the Company’s existing equity compensation plans as of December 27, 2009.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Stock options	26,338,000	[1]	$35	9,727,000	[2]
Employee Stock Purchase Plan	–		–	7,736,000	[3]
Stock awards	737,000	[4]	–	295,000	[5]

Total	27,075,000		–	17,758,000

Equity compensation plans not approved by security holders	None		None	None

1.	Includes shares of Class A stock to be issued upon exercise of outstanding stock options granted the NYT Stock Plan and the Directors’ Plans.

2.	Includes shares of Class A stock available for future stock options to be granted under the NYT Stock Plan and the Directors’ Plan. The NYT Stock Plan has 9,479,000 shares remaining for issuance in the form of stock options and, as indicated below, 295,000 shares that remain available for issuance as stock, restricted stock, retirement units, annual performance awards, and other performance and other awards. The Directors’ Plan provides for the issuance of up to 500,000 shares of Class A stock in the form of stock options or restricted stock awards. The amount reported for stock options includes the aggregate number of securities remaining (approximately 248,000 as of December 27, 2009) for future issuances under that plan. Stock options granted under the NYT Stock Plan and the Directors’ Plan must provide for an exercise price of 100% of the fair market value on the date of grant and a maximum term of 10 years.

3.	Includes shares of Class A stock available for future issuance under the Company’s Employee Stock Purchase Plan.

4.	Includes shares of Class A stock to be issued upon conversion of stock-settled restricted stock units and retirement units under the NYT Stock Plan.

5.	Includes shares of Class A stock available for stock awards under the NYT Stock Plan.

Proposal Number 2—

Adoption of The New York Times Company 2010 Incentive Compensation Plan

Background

The Board of Directors and the Compensation Committee believe that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company’s growth and success. Consistent with this view, at the Annual Meeting, stockholders will be asked to approve the 2010 Incentive Plan, which was approved by the Board of Directors on February 18, 2010. Our current NYT Stock Plan and 1991 Executive Cash Bonus Plan (the “NYT Cash Plan,” and together with the NYT Stock Plan, the “1991 Plans”) will expire on December 31, 2010. If the stockholders do not approve the 2010 Incentive Plan, after December 31, 2010, we will have no plan in effect pursuant to which stock options or other equity compensation awards may be provided to executives or other employees.

The 2010 Incentive Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain employees who we expect will contribute to our financial success and will align the interests of those individuals with those of our stockholders. The 2010 Incentive Plan will allow the Compensation Committee to grant a variety of stock-based and cash-based incentive awards to employees of the Company and its subsidiaries. The 2010 Incentive Plan will replace the 1991 Plans, and upon approval of the 2010 Incentive Plan by stockholders, no further awards will be granted under the 1991 Plans. Awards currently outstanding under the 1991 Plans will remain outstanding in accordance with their terms. However, to the extent that outstanding options granted under the NYT Stock Plan expire unexercised or stock-settled restricted stock units are forfeited without the issuance of shares, the reservation of shares for such awards will lapse and such shares will not increase the 2010 Incentive Plan share reserve.

The 2010 Incentive Plan will also allow us to grant awards to our non-employee directors. However, we do not currently intend to grant any such awards under the 2010 Incentive Plan and intend that non-employee directors will continue to receive awards under the Directors’ Plan.

We are seeking stockholder approval of the 2010 Incentive Plan in order to satisfy certain legal requirements, including requirements under our Certificate of Incorporation and rules of the NYSE. The Board also regards stockholder approval of the 2010 Incentive Plan as desirable and consistent with good corporate governance practices.

In addition, by obtaining stockholder approval of the 2010 Incentive Plan, we will preserve our ability to claim tax deductions for compensation paid, to the greatest extent practicable. Section 162(m) of the Internal Revenue Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to (i) the chief executive officer; or (ii) each of the three highest-paid officers, other than the chief executive officer and chief financial officer, in either case serving on the last day of the fiscal year (generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. We are seeking stockholder approval of the 2010 Incentive Plan in order to meet a key requirement for certain awards to qualify as “performance-based” under Section 162(m). If the 2010 Incentive Plan is not approved, after December 31, 2010, we will no longer be able to grant “performance-based” compensation.

Stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

The approval of the 2010 Incentive Plan will not affect the Company’s ability to make stock-based or cash-based awards outside of the 2010 Incentive Plan, to the extent consistent with our Certificate of Incorporation, applicable law and stock exchange rules.

Certain Key Provisions

The 2010 Incentive Plan has several provisions designed to protect the interests of stockholders and to facilitate effective corporate governance. Specifically, the 2010 Incentive Plan:

♦	prohibits the grant of stock options or stock appreciation rights with an exercise price or base price that is less than fair market value on the date of grant;

♦	prohibits the repricing of any stock option or stock appreciation right without stockholder approval;

♦	does not provide for the accelerated vesting of an award if a change in control is pending but has not yet occurred;

♦	does not provide for the accelerated vesting of time-based awards upon a change in control if any successor agrees to assume or substitute outstanding awards;

♦	prohibits dividend equivalent rights with respect to stock options and stock appreciation rights or with respect to unvested performance shares and performance units;

♦	does not provide for the grant of “reload” stock options;

♦

does not contain an “evergreen” share reserve, meaning that the shares of Class A stock reserved for awards are fixed by number rather than by reference to a percentage of the Company’s total outstanding shares;

♦	includes provisions that satisfy the requirements of Section 162(m) of the Internal Revenue Code so that awards may be eligible for deduction as “performance-based” compensation under Section 162(m);

♦	requires all material amendments to be approved by stockholders; and

♦	will be administered by an independent committee of the Board.

Share Reserve and Overhang

The 2010 Incentive Plan will authorize the issuance of up to 8,000,000 shares of Class A stock of the Company (the “Shares”). We expect this number of authorized Shares will be sufficient for three to four years under our current compensation practices.

“Overhang” is a term that refers to the potential dilutive effect of outstanding and future equity awards. Overhang is calculated by adding (i) the number of shares subject to currently outstanding stock options and stock-settled awards and (ii) the number of shares available for future grant of equity awards (such sum, the “Potential Award Shares”) and then dividing the Potential Award Shares by the sum of the total shares of Class A and Class B stock outstanding and the Potential Award Shares. The Company’s current overhang is approximately 20.2%. Assuming approval of the 2010 Incentive Plan, and no change to existing outstanding stock options and stock-settled awards, overhang would decrease to 19.8% because fewer shares will be reserved for issuance under the 2010 Incentive Plan than are currently reserved for issuance under the NYT Stock Plan (exclusive of shares reserved for outstanding awards under the NYT Stock Plan).

We expect that this overhang is a short-term issue that will decrease over time. Options account for substantially all of our overhang (as of February 26, 2010, options to purchase 26,938,547 shares, 707,626 stock-settled restricted stock units, and 18,360 other stock-settled awards are outstanding). As of February 26, 2010, outstanding options, which have remaining terms of one to 10 years, have a weighted average exercise price of approximately $34.56, compared with our Class A stock’s closing market price of $10.94 on February 26, 2010. Accordingly, it is likely that a significant number of currently outstanding options will expire unexercised. As noted above, the expiration of unexercised options will not increase the share reserve under the 2010 Incentive Plan.

As of February 26, 2010, only 1.9 million of the outstanding options were in-the-money. Counting only these in-the-money options (and the 725,986 other outstanding stock-settled awards), current overhang would be only approximately 7.5%, and approval of the 2010 Incentive Plan would result in a decreased overhang of only approximately 6.9%. The Company does not expect to grant any options, restricted stock units, or other stock-settled awards during the period beginning on February 26, 2010 and ending prior to April 27, 2010.

Summary Chart

The following chart highlights the key terms of the 2010 Incentive Plan and is qualified in its entirety by reference to the full text of the 2010 Incentive Plan annexed hereto as Appendix I.

PLAN PROVISION		2010 INCENTIVE PLAN
Eligibility	All employees, non-employee directors, and other service providers of the Company and its subsidiaries
Types of Awards Provided

Any type of award that is based on, or payable in the form of, Class A stock, including, but not limited to, stock options, restricted stock, restricted stock units, bonus shares, stock appreciation rights, and other stock-based awards

Awards payable in cash and not otherwise determined by reference to a specified number of shares of Class A stock, including the right to receive an amount equal to any per share dividends granted with respect to awards of stock units or restricted stock units

Option/SAR Exercise Price	Not less than fair market value of a share of Class A stock on the date of grant
Aggregate Shares That May Be Issued Pursuant to Plan	8,000,000 Shares Awards paid in cash will not count against this limit
Individual Limits on Awards

Annual per employee limit for stock options and stock appreciation rights: 1,000,000 Shares

Annual per employee limit for other stock-based, performance-based awards: 500,000 Shares

Annual per employee limit for cash-based awards providing for an annual performance period: $5,000,000

Annual per employee limit for cash-based awards providing for a performance period that may exceed one year: $5,000,000

Performance Goals for Awards Intended to Constitute Performance-based Compensation Under Section 162(m) of the Internal Revenue Code	♦	earnings per share, adjusted earnings per share, or growth in earnings per share;
	♦	revenues or revenue growth, including revenue growth compared to expense growth;
	♦	cash flow, free cash flow, operating cash flow, or operating cash flow margin;
	♦	return on investment, return on assets, return on net assets, return on capital, return on stockholder’s equity, return on invested capital, or return on sales;
	♦	profitability;
	♦	economic value added, as measured by the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the relevant performance period;
	♦	operating margins, operating cash flow margins or profit margins;
	♦	income or earnings before or after taxes;
	♦	earnings before or after taxes, interest, depreciation and amortization;
	♦	operating profit;
	♦	operating earnings;
	♦	pretax operating earnings, before or after interest expense and before or after incentives;
	♦	net income (before or after taxes), adjusted net income, or net sales;
	♦	total stockholder return, stockholders’ equity, or stock price;
	♦	book value per share;
	♦	costs, expense management, operating expenses, or operating expenses as a percentage of revenue; and
	♦	improvements in capital structure; working capital; and market share
Goals may be set based on consolidated Company performance and/or for specified subsidiaries, affiliates, divisions, or other business units of the Company and may be with fixed, qualitative targets; targets relative to past performance; or targets compared to the performance of other companies

PLAN PROVISION	2010 INCENTIVE PLAN
Restrictions on Repricing	The committee administering the 2010 Incentive Plan may not reprice stock options or stock appreciation rights, nor may the Board of Directors amend the 2010 Incentive Plan to permit repricing of options or stock appreciation rights, unless the stockholders of the Company provide prior approval
Vesting	Vesting will be determined on a grant-by-grant basis
Termination of Employment	Treatment upon termination of employment will be determined on a grant-by-grant basis
Change in Control Provisions

Upon a Change in Control, vesting of time-based awards will be accelerated to the extent that the awards are not assumed, substituted, or replaced by the Company’s successor, and if time-based awards are assumed, substituted, or replaced, their vesting will accelerate on a subsequent involuntary termination of employment, other than on account of death, disability, retirement, or willful and gross misconduct or willful failure to perform services, within 12 months following the Change in Control

Whether and the extent to which performance-based awards become vested upon a Change in Control will be determined on a grant-by-grant basis by the committee administering the Plan

Plan Termination	Unless earlier terminated by the Board of Directors, the 2010 Incentive Plan will terminate on April 26, 2020, which is the day immediately preceding what will be the tenth anniversary of the plan’s effective date, if the plan is approved by stockholders. However, we expect the authorized Shares available for stock-based awards will be sufficient for only three to four years.

Plan Summary

The following is a brief description of the material features of the 2010 Incentive Plan and is qualified in its entirety by reference to the full text of the 2010 Incentive Plan annexed hereto as Appendix I.

Administration.    The Compensation Committee (or another committee appointed by the Company’s Board of Directors and generally consisting of persons who are both non-employee directors, as defined under Rule 16b-3 under the Exchange Act, and “outside directors,” within the meaning of Section 162(m) of the Internal Revenue Code) (in either case, the “Committee”), will administer the 2010 Incentive Plan. The Committee will have the authority to select award recipients, determine the type, size and other terms and condition of the award, and make all other decisions and determinations as may be required under the terms of the 2010 Incentive Plan or as the Committee may deem necessary or advisable for the administration of the 2010 Incentive Plan. The Committee will be permitted to delegate to a sub-committee or to one or more officers of the Company all or any portion of its authority, as it may deem necessary or advisable, to the extent such delegation is consistent with applicable law and the applicable rules of the NYSE. The Nominating & Governance Committee reviews and makes recommendations to the Board with respect to the compensation for non-employee directors, and will continue to do so in the event the 2010 Incentive Plan is used for grants to non-employee directors.

Eligibility.    Officers, other employees, and other service providers of the Company and its subsidiaries are eligible to be selected as award recipients. The 2010 Incentive Plan will also allow for grants to non-employee directors.

Type of Awards.    The Company’s current stock-based compensation is generally comprised of stock options and restricted stock units. The 2010 Incentive Plan gives the Committee the flexibility to grant a variety of other equity instruments in addition to stock options and restricted stock units, including restricted stock, bonus shares, and stock appreciation rights. The 2010 Incentive Plan also provides the Committee with the authority to grant awards payable in cash, the amount of which is determined other than by reference to the value of a specific number of shares of Class A stock, which would include the grant of a right to receive an amount equal to any per share dividends declared, granted with respect to awards of restricted stock units or stock units. The Company’s current incentive cash compensation is generally comprised of cash bonuses, the payment of which is conditioned upon attainment of short-term or long-term performance measures. See “Compensation of Executive Officers—Compensation Discussion and Analysis.” We do not currently expect the adoption of the 2010 Incentive Plan to result in significant changes to executive compensation practices.

Below is a description of the types of awards that we currently expect to be granted under the 2010 Incentive Plan:

Stock Options.    A stock option is a right to purchase a specified number of Shares at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Internal Revenue Code). The exercise price of any stock option granted under the 2010 Incentive Plan may not be less than the fair market value of the underlying share of Class A stock on the date of grant. The Committee will specify at the time an option is granted, when, and in what proportions, an option becomes vested and exercisable, as well as the exercise price and expiration date of the option. The Committee will not have the authority to reprice stock options without prior stockholder approval.

Restricted Stock Units.    An award of restricted stock units entitles the recipient to receive Shares at some later date once the holder has satisfied certain requirements. At that time (and not before), the Shares will be delivered and the recipient will be entitled to all stockholder rights. Thus, upon grant, the Shares covered by the restricted stock units are not considered issued and are not included in the Company’s total number of Shares outstanding until all conditions have been satisfied. Dividends may accrue, or be paid, on restricted stock units as bonus compensation, at the discretion of the Committee.

Performance-Based Awards.    The Committee may grant performance awards, which may be cash-based or stock-based. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. We generally grant cash-based performance awards in the form of cash bonuses based on attainment of short-term or long-term performance goals.

Awards may be granted alone or in combination with any other award granted under the 2010 Incentive Plan or any other plan. The Committee will determine the size of each award to be granted (including, where applicable, the number of Shares to which an award will relate), and all other terms and conditions of each award.

Performance Goals.    The Committee will set the performance goals used to determine the amount payable pursuant to a performance award. In order to comply with the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the covered employees must be selected from among the following:

♦	earnings per share, adjusted earnings per share, or growth in earnings per share;

♦	revenues or revenue growth, including revenue growth when compared to expense growth;

♦	cash flow, free cash flow, operating cash flow, or operating cash flow margin;

♦	return on investment, return on assets, return on net assets, return on capital, return on stockholder’s equity, return on invested capital, or return on sales;

♦	profitability;

♦	economic value added, as measured by the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the relevant performance period;

♦	operating margins, operating cash flow margins or profit margins;

♦	income or earnings before or after taxes;

♦	earnings before or after taxes, interest, depreciation and amortization;

♦	operating profit;

♦	operating earnings;

♦	pretax operating earnings, before or after interest expense and before or after incentives;

♦	net income (before or after taxes), adjusted net income, or net sales;

♦	total stockholder return, stockholders’ equity, or stock price;

♦	book value per share;

♦	costs, expense management, operating expenses, or operating expenses as a percentage of revenue;

♦	improvements in capital structure;

♦	working capital; and

♦	market share.

Performance goals may be set based on consolidated Company performance and/or for specified subsidiaries, affiliates, divisions, or other business units of the Company and may be with fixed, qualitative targets; targets relative to past performance; or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.

To the extent applicable, the determination of achievement of performance goals will be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. However, to the extent permitted by Section 162(m) of the Internal Revenue Code, in setting the performance goals, the Committee may provide for appropriate adjustment for one or more of the following items:

♦	asset write-downs;

♦	litigation or claim judgments or settlements;

♦	changes in accounting principles;

♦	changes in tax law or other laws affecting reported results;

♦	changes in commodity prices, including newsprint;

♦	severance, contract termination, and other costs related to exiting, modifying or reducing any business activities;

♦	costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets;

♦	gains and losses from the early extinguishment of debt;

♦	gains and losses in connection with the termination or withdrawal from a pension plan;

♦	stock compensation costs and other non-cash expenses;

♦

any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; and

♦	any other specified non-operating items as determined by the Committee in setting performance goals.

Limitations on Awards.    The aggregate number of Shares that may be issued pursuant to awards under the 2010 Incentive Plan will not exceed 8,000,000. If the exercise price of a stock option granted under the 2010 Incentive Plan, or the tax withholding requirements with respect to any award granted under the 2010 Incentive Plan, is satisfied by tendering Shares to the Company or withholding Shares otherwise to be delivered pursuant to such award, or if a stock appreciation right is exercised, only the number of Shares issued, net of the Shares tendered or withheld, if any, will be deemed issued for purposes of the share limitations in the 2010 Incentive Plan. Any Shares underlying any award under the Plan that is cancelled, forfeited, lapses or is otherwise terminated without an issuance of Shares being made thereunder may again be subject to awards under the Plan. The reservation of shares for issuance under the NYT Stock Plan (but not subject to awards outstanding under the NYT Stock Plan) will lapse effective upon stockholder approval of the 2010 Incentive Plan. In addition, to the extent that outstanding options granted under the NYT Stock Plan expire unexercised or stock-settled restricted stock units are forfeited without the issuance of shares, the reservation of shares for such awards will lapse and such shares will not increase the 2010 Incentive Plan reserve of Shares.

In any calendar year, no participant may be granted stock options or stock appreciation rights for more than 1,000,000 Shares in the aggregate, or any other stock-based awards intended to constitute performance based compensation for more than 500,000 Shares in the aggregate. In addition, in any calendar year, a participant may not be granted cash-based awards: (i) that are intended to constitute performance based compensation with respect to a performance period of no more than one year, than can be settled for more than $5,000,000 in the aggregate; and (ii) cash-based awards that are intended to constitute performance based compensation with respect to a performance period that may exceed one year, that can be settled for more than $5,000,000 in the aggregate.

Adjustments.    In the event of a stock dividend, spinoff, recapitalization, or stock split; combination or exchange of Shares; merger, reorganization, or consolidation; classification or change in par value; or other extraordinary or unusual event affecting the Company’s outstanding capital stock without the Company’s receipt of consideration, or if the value of outstanding Class A stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the Committee shall equitably adjust the maximum number of Shares available for issuance under the 2010 Incentive Plan, the maximum number of Shares for which any individual may receive awards in any year, the kind and number of Shares covered by outstanding awards, the kind and number of Shares issued and to be issued under the 2010 Incentive Plan, the price per share or applicable market value of such awards, and the exercise price, grant price or purchase price relating to any award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

Change in Control.    In the event of a Change in Control of the Company, if the unvested portion of time-based awards are to be cancelled, forfeited, or otherwise expire without payment or other consideration, the time-based awards will become fully vested immediately prior to the Change in Control. If the unvested portion of time-based awards remain outstanding or is replaced with a new award following a Change in Control and a participant’s employment is involuntarily terminated within 12 months following the Change in Control, the unvested portion of such award will become fully vested, unless such termination is on account of the participant’s willful and gross misconduct or willful failure to perform services for his employer, or on account of the participant’s death, disability or retirement (in which case the terms of such award applicable in such event will govern). Whether and the extent to which performance-based awards become vested upon a Change in Control will be determined on a grant-by-grant basis by the Committee.

For purposes of the 2010 Incentive Plan, a Change in Control will generally be deemed to occur:

♦	if a person or group (other than descendants of Iphigene Ochs Sulzberger) obtains the right or ability to elect or designate for election a majority of the Company’s Board of Directors; or

♦

upon the consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company’s common stock will be converted into cash, securities or other property, or any sale, lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety; provided, however, that any such share exchange, consolidation or merger will not be a Change in Control if holders of the Company’s common stock immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation or merger.

Restriction on Repricing.    The 2010 Incentive Plan includes a restriction that, unless authorized by stockholders, the Company will not amend or replace stock options or stock appreciation rights previously granted under the 2010 Incentive Plan in a transaction that constitutes a “repricing” as that term is defined under NYSE rules. In addition, the Board of Directors may not amend the 2010 Incentive Plan to permit repricing of options or stock appreciation rights without prior stockholder approval. Adjustments to the exercise price or number of Shares subject to an option or stock appreciation right to reflect the effects of a stock split or other extraordinary corporate transaction generally will not constitute a “repricing.”

Amendment, Termination.    The Board may amend, suspend, discontinue, or terminate the 2010 Incentive Plan, any provision of the 2010 Incentive Plan, or the Committee’s authority to grant awards under the 2010 Incentive Plan without stockholder approval, provided that any amendment requiring stockholder approval pursuant to the Company’s Certificate of Incorporation or any applicable law, regulation or stock exchange rule will be subject to stockholder approval. No amendment, suspension, discontinuation or termination of the 2010 Incentive Plan may materially impair the rights of a participant under any previously granted award without the participant’s consent. The Board may amend the 2010 Incentive Plan and awards in the event of changes in applicable law or regulations. Unless earlier terminated by the Board of Directors, the 2010 Incentive Plan will terminate on April 26, 2020, which is the day immediately preceding what will be the tenth anniversary of the plan’s effective date, if the plan is approved by stockholders.

Tax Consequences

The federal income tax consequences arising with respect to awards granted under the 2010 Incentive Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual Shares. Future appreciation on Shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances:

♦

if Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture and recognize ordinary income immediately);

♦

if an employee is granted a stock option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant;

♦

the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees, if and to the extent such compensation does not qualify as “performance-based” compensation Section 162(m) of the Internal Revenue Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and

♦

an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or Shares in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2010 Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2010 Incentive Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

Future benefits under the 2010 Incentive Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable.

During 2009, stock options, stock appreciation rights, and cash-settled restricted stock units were granted under the NYT Stock Plan to the named executive officers as set forth above under “Executive Compensation—Summary Compensation Table” and “—Grants of Plan-Based Awards. In addition, in 2009 1,013,000 stock options and 480,080 cash-settled restricted stock units were granted to employees of the Company and its subsidiaries (other than the named executive officers) under the NYT Stock Plan.

Recommendation and Vote Required

The Board of Directors recommends a vote FOR the following resolution, which will be presented at the Annual Meeting:

RESOLVED, that adoption of the 2010 Incentive Plan described in Proposal 2 in The New York Times Company’s 2010 Proxy Statement be, and the same hereby is, ratified, confirmed and approved.

The affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Proposal Number 3—

Selection of Auditors

The Audit Committee has selected the firm of Ernst & Young LLP, an independent registered public accounting firm, as our auditors for the fiscal year ending December 26, 2010, subject to ratification of such selection by our Class A and Class B stockholders voting together as one class.

We have been informed by Ernst & Young that their firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Ernst & Young has not had any connection during the past three years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

A representative of Ernst & Young will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he or she decides to do so. The representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee Charter, among other things, requires the Audit Committee to pre-approve the rendering by our independent registered public accounting firm of all auditing services, internal control-related services and permitted non-audit services. The Chair of the Audit Committee may pre-approve the rendering of such services (other than internal control-related services) on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

Audit and Other Fees

The following table presents the aggregate fees incurred for audit and other services rendered by Ernst & Young during fiscal year 2009 and 2008:

Service Type	Fiscal 2009	Fiscal 2008
Audit Fees	$3,092,000	$3,549,000
Audit-Related Fees	1,000	115,990
Tax Fees	222,000	261,000
All Other Fees	—	—

Total Fees Billed	$3,315,000	$3,925,990

Audit Fees ($3,092,000; $3,549,000).    This category includes the aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.

Audit-Related Fees ($1,000; $115,990).    Audit-related fees for 2009 were due to a financial statement audit of an employee benefit plan. Audit-related fees for 2008 were due to pre-software implementation review and enterprise risk assessment fees incurred in 2008.

Tax Fees ($222,000; $261,000).    This category includes the aggregate fees billed by Ernst & Young for tax services. Fees for assistance in the preparation of tax returns, claims for refunds and tax payment planning, including support during income tax audits or inquiries, were $73,000 in 2009 and $45,000 in 2008. The remaining $149,000 in 2009 and $216,000 in 2008 was for tax advice, planning and consulting.

All Other Fees.    No other fees were paid in either 2009 or 2008.

Recommendation and Vote Required

The Audit Committee of the Board of Directors recommends a vote FOR the following resolution, which will be presented at the Annual Meeting:

RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of The New York Times Company for the fiscal year ending December 26, 2010, is hereby ratified, confirmed and approved.

The affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, abstentions will have the same effect as a vote against the proposal.

Other Matters

Submission of Stockholder Proposals for 2011

Stockholders who intend to present proposals at the 2011 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company not later than November 12, 2010. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2011 proxy materials.

Advance Notice

The Company’s By-laws provide that the nomination of persons for election to the Board and the proposal of business to be considered by stockholders may be made at the annual meeting as set out in the Company’s notice of such meeting, by or at the direction of the Board or by any stockholder of the Company who is entitled to vote at the meeting on such nomination or other proposal, and who, in the case of a holder of Class A stock, complies with certain notice procedures. Any holder of Class A stock proposing to nominate an individual for election to the Board by the Class A holders or proposing business to be considered by the Class A holders at an annual meeting must give written notice and certain information to the Secretary of the Company generally not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. As a result, stockholders who intend to present proposals at the 2011 Annual Meeting under these provisions must give written notice to the Secretary, and otherwise comply with the By-law requirements, generally no earlier than December 28, 2010, and no later than January 27, 2011.

Effect of Executing a Proxy

The execution of a proxy is not intended to result in the revocation of any prior proxies or powers of attorney other than the revocation, in accordance with Section 609 of the New York Business Corporation Law and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the Class  A or Class B stock subject thereto.

Certain Matters Relating to Proxy Materials

The Company may satisfy SEC rules regarding delivery of proxy materials by delivering a single copy of these materials to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. Under this procedure, the Company has delivered only one proxy statement and annual report to multiple stockholders who hold their shares through a broker or bank and share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

By order of the Board of Directors

Kenneth A. Richieri

Senior Vice President, General Counsel & Secretary

New York, NY

March 12, 2010

Appendix I

THE NEW YORK TIMES COMPANY

2010 INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The purpose of this 2010 Incentive Compensation Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. The Plan is intended to replace the Company’s 1991 Executive Stock Incentive Plan and the Company’s 1991 Executive Cash Bonus Plan, provided that awards outstanding under such plans as of the Effective Date shall remain outstanding in accordance with their terms.

2. Definitions

Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.

2.1    “Award” means a Cash-Based Award or a Share-Based Award.

2.2    “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

2.3    “Board” means the Board of Directors of the Company.

2.4    “Cash-Based Award” means a compensatory award made pursuant to the Plan pursuant to which a Participant receives, or has the opportunity to receive, cash, other than an award pursuant to which the amount of cash is determined by reference to the value of a specific number of Shares. For the avoidance of doubt, Dividend-Equivalent Rights constitute Cash-Based Awards.

2.5    “Change in Control” shall mean, unless otherwise provided by the Committee with respect to an Award:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than any descendant (or any spouse thereof) of Iphigene Ochs Sulzberger or any beneficiary or trustee (as the same may change from time to time) of a trust over 50% of the individual beneficiaries of which are descendants (or any spouses thereof) of Iphigene Ochs Sulzberger) shall have obtained the right or ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board; or

(b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of the consolidated assets of the Company and its Subsidiaries substantially as an entirety to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than one of the Subsidiaries; provided, however, that any such share exchange, consolidation or merger will not be a Change in Control if holders of the Common Stock immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportion as such ownership immediately prior to such share exchange, consolidation or merger.

2.6    “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.7    “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan or any part thereof, or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

2.8    “Common Stock” means the Class A and Class B Common Stock of the Company, or such other class or classes of capital stock of the Company that shall have the right to vote in the election of Board members.

2.9    “Company” means The New York Times Company, a corporation organized under the laws of the State of New York.

2.10    “Dividend-Equivalent Right” means the right to receive an amount, calculated with respect to a Share-Based Award, which is determined by multiplying the number of Shares subject to the applicable Award by the per-Share cash dividend, or the per-Share Fair Market Value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on Shares.

2.11    “Effective Date” means the date the Plan is approved by the Company’s stockholders.

2.12    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13    “Fair Market Value” means, with respect to the Shares, the average of the highest and lowest sale price for the Shares as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange (or such other national securities exchange on which the Shares may be listed at the time of determination, and if the Shares are listed on more than one exchange, then the one located in New York, or if the Shares are listed on the Nasdaq stock market, then on such exchange) on the date as of which such determination is being made or on the most recently preceding date on which there was such a sale.

2.14    “Non-Employee Director” means a member of the Board who is not employed by the Company or any Subsidiary.

2.15    “Participant” means any employee, director, or other service provider who has been granted an Award under the Plan.

2.16    “Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the Exchange Act and an “outside director” within the meaning of Regulation § 1.162-27 under Code Section 162(m).

2.17    “Retirement” means retirement as defined by the terms of “The New York Times Companies Pension Plan” which became effective December 31, 1988, or any successor retirement plan, whether or not the Participant is a member of such retirement plan, and, in the case of employees of Affiliated Publications, Inc., or any subsidiary thereof, who retire under the terms of the Globe Newspaper Company Retirement Plan, which became effective January 1, 1994 (the “Globe Pension Plan”) or any successor retirement plan, “Retirement” shall also mean retirement as defined by the terms of the Globe Pension Plan or any successor plan.

2.18    “Share-Based Award” means a compensatory award made pursuant to the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares, or receives, or has the opportunity to receive, cash, where the amount of cash is determined by reference to the value of a specific number of Shares. Share-Based Awards shall include, without limitation, stock options, stock appreciation rights, restricted stock, restricted stock units, stock units, and bonus shares.

2.19    “Shares” means shares of Class A Common Stock of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7.

2.20    “Subsidiary” means: (a) any entity in which the Company owns at least 50% of the equity interests; and (b) any entity that is, either directly or through one or more intermediaries, controlled by the Company, as determined by the Committee.

2.21    “Time-Based Award” means any Share-Based Award, the vesting of which is conditional solely upon a Participant’s continued employment with the Company or any Subsidiary.

3. Administration

3.1    Committee. A Committee appointed by the Board, all of whom shall be Non-Employee Directors, shall administer the Plan. At any time that a member of the Committee is not a Qualified Member, (a) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (b) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may from time to time confer upon it. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

3.2    Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

(a) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(b) correct any defect or supply any omission or reconcile any inconsistency in the Plan, construe and interpret the Plan, any Award, any rules and regulations hereunder, or other instrument hereunder, and correct any defect or inconsistency with the terms of the Plan with respect to any Award hereunder;

(c) make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

(d) make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.

3.3    Delegation by Committee. The Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to a sub-committee or to one or more officers of the Company, all or any portion of its authority, to the extent consistent with applicable law, including Section 16 of the Exchange Act and Code Section 162(m); the applicable rules of any stock exchange; and Section 5.2 of the Plan. Any such allocation or delegation may be revoked by the Committee at any time.

3.4    Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accounting firm, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Awards

4.1    Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (a) individuals who are employees (including officers) of the Company or any Subsidiary, (b) persons who provide services to the Company or any Subsidiary who are not otherwise employed by the Company, and (c) Non-Employee Directors. Notwithstanding the foregoing, employees of, or service providers to, Subsidiaries in which the Company owns, directly or indirectly, less than 50% of the equity interests are eligible to receive an Award only to the extent that such Award is based upon legitimate business criteria, consistent with Code Section 409A.

4.2    Type of Awards. The Committee shall have the discretion to determine the type of Award to be granted to a Participant. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements.

4.3    Terms and Conditions of Awards.

(a) Generally. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate, subject to Section 6.1), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine, and any expiration date). Notwithstanding the foregoing but subject to Section 7, (i) the price per Share at which Shares may be purchased upon the exercise of a stock option shall not be less than 100% of the Fair Market Value per Share on the date of grant of such stock option; (ii) with respect to stock appreciation rights, the price per Share from which stock appreciation is measured shall not be less than one hundred percent (100%) of the Fair Market Value of such Share on the date of grant of the stock appreciation right; and (iii) Dividend-Equivalent Rights shall not be granted with respect to stock options or stock appreciation rights. The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 5.1 in the case of a Performance Award intended to qualify under Code Section 162(m). Notwithstanding the foregoing, Dividend-Equivalent Rights shall not be paid with respect to unvested performance shares and performance units, and any amounts accruing with respect to such Awards will only be paid to the extent the performance shares or performance units become vested.

(b) Vesting in connection with a Change in Control. Notwithstanding Section 4.3(a), unless otherwise provided with respect to an Award:

(i) if, pursuant to action taken by the Committee pursuant to Section 7, the unvested portion of a Time-Based Award that is outstanding at the time of a Change in Control is to be cancelled, forfeited or otherwise expire upon the Change in Control without the receipt of consideration therefor, then such Time-Based Award shall become fully vested immediately prior to the Change in Control; and

(ii) if the unvested portion of the Time-Based Award is to remain outstanding following the Change in Control or is substituted with a new award, the portion of the Time-Based Award or substituted award that remains outstanding but unvested at the time of any termination of the Participant’s employment by his or her employer within 12 months following the Change in Control shall become fully vested immediately prior to such termination, unless such termination is on account of the Participant’s total and permanent disability; Retirement; death; or willful and gross misconduct or willful failure to perform services for his or her employer.

4.4    Option Repricing. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice stock options or stock appreciation rights, nor may the Board amend the Plan to permit repricing of stock options or stock appreciation rights, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A.08 of the New York Stock Exchange Listed Company Manual, as in effect from time to time, and shall not include adjustments pursuant to Section 7 of the Plan.

4.5    Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 4.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any stock option or stock appreciation right or purchase price of any other Award.

4.6    Award Notice. The Committee shall cause each Participant to be notified of each Award hereunder and the terms thereof pursuant to such means as the Committee may determine. The Committee may, but shall not be obligated to, require that a Participant enter into an agreement evidencing any Award hereunder.

5. Performance Awards

5.1    Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5.1. This Section 5.1 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation §1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

(a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, affiliates, divisions, or other business units of the Company (where the criteria are applicable), shall be used by the Committee in establishing performance goals for Performance Awards:

(i) earnings per share, adjusted earnings per share, or growth in earnings per share;

(ii) revenues or revenue growth, including revenue growth compared to expense growth;

(iii) cash flow, free cash flow, operating cash flow, or operating cash flow margin;

(iv) return on investment, return on assets, return on net assets, return on capital, return on stockholder’s equity, return on invested capital, or return on sales;

(v) profitability;

(vi) economic value added, as measured by the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the relevant performance period;

(vii) operating margins, operating cash flow margins or profit margins;

(viii) income or earnings before or after taxes; earnings before or after taxes, interest, depreciation and amortization; operating profit; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives; net income (before or after taxes), adjusted net income, or net sales;

(ix) total stockholder return, stockholders’ equity, or stock price;

(x) book value per share;

(xi) costs, expense management, operating expenses, or operating expenses as a percentage of revenue;

(xii) improvements in capital structure; working capital;

(xiii) market share; and

(xiv) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.

(c) Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (a) while the performance outcome for that performance period is substantially uncertain; and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. To the extent consistent with Code

Section 162(m), the Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of the Participant’s employment prior to the end of a performance period or settlement of Performance Awards, including providing any Participant with a pro rata portion of the amount payable pursuant to any Performance Award in the event of such termination of employment, based on actual levels of achievement during such performance period.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).

(e) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 5.1.

(f) Impact Of Extraordinary Items Or Changes In Accounting. To the extent applicable, subject to the following sentence, the determination of achievement of performance goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. To the extent permitted by Code Section 162(m), in setting the performance goals within the period prescribed in Section 5.1(c), the Committee may provide for appropriate adjustment for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; changes in commodity prices, including newsprint; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; stock compensation costs and other non-cash expenses; any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; and any other specified non-operating items as determined by the Committee in setting performance goals.

5.2    Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Performance Award, that the performance goals and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards.

5.3    Status of Section 5.1 Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 5.1 constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 5.1, 5.2 and 5.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

6. Limitations on Awards

6.1    Aggregate Number of Shares Available for Awards. Subject to Section 7, the number of Shares issued to Participants or their Beneficiaries upon the grant, exercise or other settlement of all Awards shall not exceed 8,000,000

Shares. Upon stockholder approval of the Plan, no further awards will be made under the Company’s 1991 Executive Stock Incentive Plan or the Company’s 1991 Executive Cash Bonus Plan. If the exercise price of an option to purchase Shares granted under the Plan, or the tax withholding requirements with respect to any Award, is satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or withholding Shares otherwise to be delivered pursuant to such Award, or if a stock appreciation right is exercised, only the number of Shares issued, net of the Shares tendered or withheld, if any, will be deemed issued for purposes of this Section 6.1. Any Shares underlying any Award under the Plan that is cancelled, forfeited, lapses or is otherwise terminated without an issuance of Shares being made thereunder will no longer be counted against the foregoing maximum share limitation and may again be made subject to Awards under the Plan. Shares issued under the Plan may be authorized but unissued Shares or treasury Shares, including Shares purchased by the Company on the open market for purposes of the Plan or otherwise.

6.2    Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant may be granted any Share-Based Awards in the form of either stock options or stock appreciation rights for more than 1,000,000 Shares in the aggregate. In addition, in any calendar year, a Participant shall not be granted any other Share-Based Awards that are intended to be Performance Awards that relate to more than 500,000 Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of these limitations, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

6.3    Per Participant Limitation on Cash-Based Awards. In any calendar year, no Participant may be granted (i) Cash-Based Awards that are intended to be Performance Awards, with respect to which performance will be measured over a period that cannot exceed one year, that can be settled for more than $5,000,000 in the aggregate; and (ii) Cash-Based Awards that are intended to be Performance Awards, with respect to which performance will be measured over a period that may exceed one year, that can be settled for more than $5,000,000 in the aggregate.

7. Adjustments

If there is any change in the number or kind of Shares outstanding (a) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of Shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value, or (d) by reason of any other extraordinary or unusual event affecting the Company’s outstanding capital stock without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for issuance under the Plan, the maximum number of Shares for which any individual may receive Awards in any year, the kind and number of Shares covered by outstanding Awards, the kind and number of Shares issued and to be issued under the Plan, and the price per Share or the applicable market value of such Awards and the exercise price, grant price or purchase price relating to any Award shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company capital stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including, without limitation, a Change in Control, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. In addition, in the event of a Change in Control of the Company, the provisions of Section 4.3(b) of the Plan shall apply. Any adjustments determined by the Committee shall be final, binding and conclusive.

8. General Provisions

8.1    Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

8.2    Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that, if and only to the extent permitted by the Committee, Awards and other rights hereunder may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

8.3    No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified with respect to an applicable Award and to the extent consistent with Code Section 409A, (a) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (b) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

8.4    Taxes. The Company and any Subsidiary is authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations.

8.5    Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan, any provision thereof, or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders, in accordance with the Company’s Certificate of Incorporation, at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by the Company’s Certificate of Incorporation or any applicable law, regulation or stock exchange rule. The Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval. Without the consent of an affected Participant, no amendment, suspension, discontinuation, or termination of the Plan may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Unless the Plan is terminated earlier by the Board, the Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan and Awards in such manner as it deems appropriate in the event of a change in applicable law or regulations.

8.6    No Right to Awards; No Stockholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, directors, and other service providers. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

8.7    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the

Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

8.8    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

8.9    Successors and Assigns. The Plan and Awards may be assigned by the Company to any successor to the Company’s business. The Plan and any Awards shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.10    Governing Law. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

8.11    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

8.12    Section 409A. Notwithstanding the other provisions hereof, the Plan and the Awards are intended to comply with the requirements of Code Section 409A. Accordingly, all provisions herein and with respect to any Awards shall be construed and interpreted to be consistent with the requirements of Code Section 409A to the maximum extent possible; provided, however, that in no event shall the Company be obligated to reimburse a Participant or Beneficiary for any additional tax (or related penalties and interest) incurred by reason of application of Code Section 409A, and the Company makes no representations that Awards are exempt from or comply with Code Section 409A and makes no undertakings to ensure or preclude that Code Section 409A will apply to any Awards. Notwithstanding anything herein to the contrary, in the event that any Awards constitute nonqualified deferred compensation under Code Section 409A, if (a) the Participant is a “specified employee” of the Company as of the specified employee identification date for purposes of Code Section 409A (as determined in accordance with the policies and procedures adopted by the Company) and (b) the delivery of any cash or Shares payable pursuant to an Award is required to be delayed for a period of six (6) months after separation from service pursuant to Code Section 409A, such cash or Shares shall be paid within fifteen (15) days after the end of the six-month period. If the Participant dies during such six-month period, the amounts withheld on account of Code Section 409A shall be paid to the Participant’s Beneficiary within thirty (30) days of the Participant’s death. The Committee shall have the discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee, on any delayed payment.

620 Eighth Avenue New York, NY 10018 tel 212-556-1234

Please return this card…

only if you plan to attend.

The New York Times Company

Annual Meeting of Stockholders

10:00 A.M., Tuesday, April 27, 2010

At:

TheTimesCenter

242 West 41st Street

New York, NY 10018

The New York Times Company

( ) I plan to attend the Meeting*

Please type or print clearly.

Name of Stockholder

Street Address

City	State	Zip

*To facilitate counting, please vote your proxy even if you are planning to attend.

You can always revoke it at the meeting, if you wish.

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL

FIRST CLASS MAIL PERMIT NO. 289 NEW YORK NY

POSTAGE WILL BE PAID BY ADDRESSEE

THE NEW YORK TIMES COMPANY

620 EIGHTH AVENUE, 18th FLOOR

NEW YORK, NY 10138-0258

Attn: Corporate Secretary

The New York Times Company

ANNUAL MEETING OF STOCKHOLDERS

APRIL 27, 2010

10:00 A.M.

TheTimesCenter

242 WEST 41ST STREET

NEW YORK, NEW YORK 10018

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼  FOLD AND DETACH HERE  ▼

PROXY	Class A

THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting on April 27, 2010

The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr. and Kenneth A. Richieri, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 10:00 A.M., local time, at TheTimesCenter, 242 West 41st Street, New York, New York 10018, on Tuesday, April 27, 2010, or at any adjournments or postponements thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the Annual Meeting.

INTERNET http://www.proxyvoting.com/nyt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼  FOLD AND DETACH HERE  ▼

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of directors and FOR proposals 2 and 3.

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR the election of directors and FOR proposals 2 and 3.

	FOR ALL	WITHHELD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1. Election of Directors Class A Nominees: 01. Raul E. Cesan 02. Robert E. Denham 03. James A. Kohlberg 04. Dawn G. Lepore	☐	☐	☐	ITEM 2–	ADOPTION OF THE NEW YORK TIMES COMPANY 2010 INCENTIVE COMPENSATION PLAN	☐	☐	☐

				ITEM 3–	RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS	☐	☐	☐
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 27, 2010.
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below. *Exceptions

Your signature on the proxy is your acknowledgment of receipt of the Notice of the Annual Meeting and 2010 Proxy Statement, both dated on or about March 12, 2010. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment or postponement thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

The New York Times Company

ANNUAL MEETING OF STOCKHOLDERS

APRIL 27, 2010

10:00 A.M.

TheTimesCenter

242 WEST 41ST STREET

NEW YORK, NEW YORK 10018

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼  FOLD AND DETACH HERE  ▼

PROXY	Class B

THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting on April 27, 2010

The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr. and Kenneth A. Richieri, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 10:00 A.M., local time, at TheTimesCenter, 242 West 41st Street, New York, New York 10018, on Tuesday, April 27, 2010, or at any adjournments or postponements thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the Annual Meeting.

INTERNET http://www.proxyvoting.com/nyt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼  FOLD AND DETACH HERE  ▼

This proxy when properly executed will be voted in the manner directed herein . If no direction is given, this proxy will be voted FOR the election of directors and FOR proposals 2 and 3.

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR the election of directors and FOR proposals 2 and 3.

	FOR ALL	WITHHELD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1. Election of Directors Class B Nominees: 01. Lynn G. Dolnick 02. Michael Golden 03. Carolyn D.Greenspon 04. David E. Liddle 05. Ellen R.Marram	☐	☐	☐	ITEM 2–	ADOPTION OF THE NEW YORK TIMES COMPANY 2010 INCENTIVE COMPENSATION PLAN	☐	☐	☐
06. Thomas Middelhoff
	07. Janet L. Robinson 08. Arthur Sulzberger, Jr. 09. Doreen A. Toben			ITEM 3–	RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS	☐	☐	☐
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 27, 2010.
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below. *Exceptions

Your signature on the proxy is your acknowledgment of receipt of the Notice of the Annual Meeting and 2010 Proxy Statement, both dated on or about March 12, 2010. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment or postponement thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.